     ______________________________________________________________________

                                 TRUST INDENTURE


                            Dated as of March 1, 1996


                                 By and Between



                               BFC FINANCE CORP.,
                                   as Sponsor

                                       and

                SOUTHTRUST BANK OF ALABAMA, NATIONAL ASSOCIATION,
                            as Trustee, Paying Agent
                               and Bond Registrar


       __________________________________________________________________

                                  $142,000,000
                                BFC FINANCE CORP.
                            REMIC LEASE-BACKED BONDS
                                   SERIES 1996

                          Federal Lease-Backed Class A
                          Federal Lease-Backed Class B
       __________________________________________________________________

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                                 TRUST INDENTURE

                                TABLE OF CONTENTS
                                                                            PAGE
                                                                            ----
PARTIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

PREAMBLES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

                                    ARTICLE I

DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

                                   ARTICLE II

                       THE BONDS AND PAYMENTS ON THE BONDS

Section 2.01.  Authorized Amount of Bonds. . . . . . . . . . . . . . . . . . .16
Section 2.02.  Issuance of and Payments on Bonds . . . . . . . . . . . . . . .16
Section 2.03.  Execution; Limited Obligation . . . . . . . . . . . . . . . . .18
Section 2.04.  Authentication. . . . . . . . . . . . . . . . . . . . . . . . .19
Section 2.05.  Forms of Bonds; Incorporation of Provisions . . . . . . . . . .19
Section 2.06.  Delivery of Bonds . . . . . . . . . . . . . . . . . . . . . . .20
Section 2.07.  Mutilated, Destroyed, Lost or Stolen Bonds. . . . . . . . . . .21
Section 2.08.  Registration and Exchange of Bonds; Persons Treated as Owners .22
Section 2.09.  Destruction of Bonds. . . . . . . . . . . . . . . . . . . . . .24
Section 2.10.  Reserved. . . . . . . . . . . . . . . . . . . . . . . . . . . .24
Section 2.11.  Temporary Bonds . . . . . . . . . . . . . . . . . . . . . . . .25
Section 2.12.  Reserved. . . . . . . . . . . . . . . . . . . . . . . . . . . .25
Section 2.13.  Nonpresentment of Bonds . . . . . . . . . . . . . . . . . . . .25
Section 2.14.  Termination of Book-Entry System. . . . . . . . . . . . . . . .25
Section 2.15.  Redemption Prior to Maturity. . . . . . . . . . . . . . . . . .26
Section 2.16.  Notice of Redemption. . . . . . . . . . . . . . . . . . . . . .28

                                   ARTICLE III

                                  REMIC STATUS

Section 3.01.  REMIC Election. . . . . . . . . . . . . . . . . . . . . . . . .30
Section 3.02.  Tax Compliance. . . . . . . . . . . . . . . . . . . . . . . . .31
Section 3.03.  Termination of the REMIC Upon Redemption of the Bonds . . . . .33
Section 3.04.  [Reserved]. . . . . . . . . . . . . . . . . . . . . . . . . . .34
Section 3.05.  REMIC Taxes . . . . . . . . . . . . . . . . . . . . . . . . . .34
Section 3.06.  Limitation of Liability . . . . . . . . . . . . . . . . . . . .34

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                                   ARTICLE IV

                GENERAL COVENANTS; REPRESENTATIONS AND WARRANTIES

Section 4.01.  Payment of Principal and Interest . . . . . . . . . . . . . . .35
Section 4.02.  Performance of Covenants. . . . . . . . . . . . . . . . . . . .35
Section 4.03.  Instruments of Further Assurance. . . . . . . . . . . . . . . .35
Section 4.04.  Recording and Filing. . . . . . . . . . . . . . . . . . . . . .36
Section 4.05.  Rights Under the Notes and Loan Documents . . . . . . . . . . .36
Section 4.06.  Creation of Liens; Sale of Notes. . . . . . . . . . . . . . . .37
Section 4.07.  Books and Funds . . . . . . . . . . . . . . . . . . . . . . . .37
Section 4.08.  Covenants Regarding the Residual Holders. . . . . . . . . . . .37
Section 4.09.  Duties and Responsibilities of the Sponsor; Indemnification . .38
Section 4.10.  List of Bondholders . . . . . . . . . . . . . . . . . . . . . .38
Section 4.11.  Maintenance of Casualty Insurance Policy. . . . . . . . . . . .38
Section 4.12.  Withholding Taxes . . . . . . . . . . . . . . . . . . . . . . .38
Section 4.13.  Direction of Residual Holders for Certain Actions . . . . . . .38
Section 4.14.  Moneys to Be Held in Trust. . . . . . . . . . . . . . . . . . .39
Section 4.15.  General Representations and Warranties of Sponsor . . . . . . .39
Section 4.16.  Special Purpose Representations and Covenants of the Sponsor. .40
Section 4.17   Sponsor Representations and Warranties Regarding Trust Estate .42

                                    ARTICLE V

                            REVENUES AND TRUST FUNDS

Section 5.01.  Creation of Funds and Accounts to be Held by the Trustee. . . .43
Section 5.02.  Sponsor Contribution. . . . . . . . . . . . . . . . . . . . . .43
Section 5.03.  Debt Service Fund . . . . . . . . . . . . . . . . . . . . . . .43
Section 5.04.  The Redemption Fund . . . . . . . . . . . . . . . . . . . . . .44
Section 5.05.  The Trust Expense Fund. . . . . . . . . . . . . . . . . . . . .44
Section 5.06.  The Residual Fund . . . . . . . . . . . . . . . . . . . . . . .45
Section 5.07.  Amounts Remaining in Funds. . . . . . . . . . . . . . . . . . .45


                                   ARTICLE VI

INVESTMENT OF MONEYS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .46

                                   ARTICLE VII

DISCHARGE OF INDENTURE . . . . . . . . . . . . . . . . . . . . . . . . . . . .48

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                                  ARTICLE VIII

                           EVENTS OF DEFAULT; REMEDIES

Section 8.01.  Events of Default . . . . . . . . . . . . . . . . . . . . . . .50
Section 8.02.  Waiver, Rescission and Annulment of Remedy Event. . . . . . . .50
Section 8.03.  Collection of Indebtedness and Suits for Enforcement by
                 Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . .50
Section 8.04.  Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . . .51
Section 8.05.  Trustee May Enforce Claims Without Possession of Bonds. . . . .52
Section 8.06.  Application of Moneys Collected . . . . . . . . . . . . . . . .52
Section 8.07.  Limitation on Suits . . . . . . . . . . . . . . . . . . . . . .53
Section 8.08.  Unconditional Rights of Bondholders to Receive Principal and
                 Interest. . . . . . . . . . . . . . . . . . . . . . . . . . .53
Section 8.09.  Restoration of Rights and Remedies. . . . . . . . . . . . . . .54
Section 8.10.  Rights and Remedies Cumulative. . . . . . . . . . . . . . . . .54
Section 8.11.  Delay or Omission Not Waiver. . . . . . . . . . . . . . . . . .54
Section 8.12.  Control by the Bondholders Until There Are No Outstanding
                 Bonds . . . . . . . . . . . . . . . . . . . . . . . . . . . .54
Section 8.13.  Undertaking for Costs . . . . . . . . . . . . . . . . . . . . .55
Section 8.14.  Sale of Trust Estate. . . . . . . . . . . . . . . . . . . . . .55
Section 8.15.  Action on Bonds . . . . . . . . . . . . . . . . . . . . . . . .56
Section 8.16.  Receiver. . . . . . . . . . . . . . . . . . . . . . . . . . . .56
Section 8.17.  Notice of Defaults Under Section 8.01(c); Opportunity of
                 Sponsor and the Residual Holders to Cure Such Defaults. . . .56

                                   ARTICLE IX

                                     TRUSTEE

Section 9.01.  Representations and Warranties  of the Trustee; Acceptance
                 of the Trusts . . . . . . . . . . . . . . . . . . . . . . . .58
Section 9.02.  Fees, Charges and Expenses of Trustee . . . . . . . . . . . . .62
Section 9.03.  Notice of Default . . . . . . . . . . . . . . . . . . . . . . .63
Section 9.04.  Intervention by Trustee . . . . . . . . . . . . . . . . . . . .63
Section 9.05.  Successor Trustee . . . . . . . . . . . . . . . . . . . . . . .63
Section 9.06.  Resignation by Trustee. . . . . . . . . . . . . . . . . . . . .63
Section 9.07.  Removal of Trustee. . . . . . . . . . . . . . . . . . . . . . .64
Section 9.08.  Appointment of Successor Trustee; Temporary Trustee . . . . . .64
Section 9.09.  Concerning Any Successor Trustee. . . . . . . . . . . . . . . .65
Section 9.10.  Designation and Succession of Paying Agents . . . . . . . . . .65

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                                    ARTICLE X

                             SUPPLEMENTAL INDENTURES

Section 10.01. Supplemental Indentures Without Consent of Bondholders. . . . .67
Section 10.02. Supplemental Indentures With Consent of Bondholders . . . . . .68
Section 10.03. Consent of the Trustee or the Manager . . . . . . . . . . . . .69
Section 10.04. Execution of Supplemental Indentures. . . . . . . . . . . . . .69
Section 10.05. Effect of Supplemental Indentures . . . . . . . . . . . . . . .70
Section 10.06. Reference in Bonds and Certificates to Supplemental Indentures.70

                                   ARTICLE XI

                       AMENDMENT OF NOTES; LOAN DOCUMENTS

Section 11.01. Amendments to Notes and Loan Documents Without Consent
                 of Bondholders. . . . . . . . . . . . . . . . . . . . . . . .71
Section 11.02. Amendments to Notes and Loan Documents With Consent of
                 Bondholders . . . . . . . . . . . . . . . . . . . . . . . . .71
Section 11.03. Execution of Amendments . . . . . . . . . . . . . . . . . . . .71

                                   ARTICLE XII

                        CERTIFICATES OF RESIDUAL INTEREST

Section 12.01. Creation of Residual Interest; Limited Rights of Sponsor;
                 Form and Execution of Certificates. . . . . . . . . . . . . .73
Section 12.02. Registration, Transfer and Exchange of Certificates . . . . . .73
Section 12.03. Lost, Stolen, Destroyed or Mutilated Certificates . . . . . . .76
Section 12.04. Communications With Other Residual Holders. . . . . . . . . . .77
Section 12.05. Initial Issuance of Certificates. . . . . . . . . . . . . . . .77
Section 12.06. Payments, Distributions and Reports . . . . . . . . . . . . . .77
Section 12.07. [Reserved]. . . . . . . . . . . . . . . . . . . . . . . . . . .78
Section 12.08. Covenants of Residual Holders . . . . . . . . . . . . . . . . .78
Section 12.09. [RESERVED]. . . . . . . . . . . . . . . . . . . . . . . . . . .79
Section 12.10. Liability for Unclaimed Moneys Under the Indenture. . . . . . .79
Section 12.11. Appointment of the Manager. . . . . . . . . . . . . . . . . . .79
Section 12.12. Duties of the Manager . . . . . . . . . . . . . . . . . . . . .79
Section 12.13. Other Duties of the Manager . . . . . . . . . . . . . . . . . .80
Section 12.14. Cooperation of Parties; Furnishing of Information . . . . . . .81
Section 12.15. Manager Compensation. . . . . . . . . . . . . . . . . . . . . .81
Section 12.16. Covenants of the Manager. . . . . . . . . . . . . . . . . . . .82
Section 12.17. Manager May Seek Instructions . . . . . . . . . . . . . . . . .82
Section 12.18. Obligations of Residual Holders . . . . . . . . . . . . . . . .83
Section 12.19. Indemnification . . . . . . . . . . . . . . . . . . . . . . . .83

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Section 12.20. Independence of the Manager . . . . . . . . . . . . . . . . . .84
Section 12.21. Termination of the Manager. . . . . . . . . . . . . . . . . . .84
Section 12.22. Limitation of Liability of the Manager. . . . . . . . . . . . .85

                                  ARTICLE XIII

                                  MISCELLANEOUS

Section 13.01. Compliance Certificates and Opinions. . . . . . . . . . . . . .87
Section 13.02. Form of Documents Delivered to Trustee. . . . . . . . . . . . .87
Section 13.03. Acts of Bondholders . . . . . . . . . . . . . . . . . . . . . .88
Section 13.04. Notices to Holders; Waiver. . . . . . . . . . . . . . . . . . .88
Section 13.05. Legal Holidays. . . . . . . . . . . . . . . . . . . . . . . . .89
Section 13.06. Nature of Interest in Trust Estate. . . . . . . . . . . . . . .89
Section 13.07. Severability. . . . . . . . . . . . . . . . . . . . . . . . . .90
Section 13.08. Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . .90
Section 13.09. Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . .90
Section 13.10. Applicable Provisions of Law. . . . . . . . . . . . . . . . . .90
Section 13.11. Captions; References in Indenture . . . . . . . . . . . . . . .90
Section 13.12. Parties Interested Herein . . . . . . . . . . . . . . . . . . .91

TESTIMONIUM
SIGNATURES

EXHIBIT A      CLASS A BOND FORM
EXHIBIT B      CLASS B BOND FORM
EXHIBIT C      RESIDUAL CERTIFICATE FORM
EXHIBIT D      CERTIFICATE TRANSFER AFFIDAVIT
EXHIBIT E      CERTIFICATE TRANSFEREE'S AGREEMENT FORM
EXHIBIT F      LOAN DOCUMENTS
EXHIBIT G      SCHEDULE OF AMOUNTS TO BE RESERVED AGAINST FUTURE BOND
                 PRINCIPAL PAYMENTS
EXHIBIT H      CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION
                 OF TRANSFER OF BONDS FORM

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                                 TRUST INDENTURE

     This TRUST INDENTURE is made and entered into as of March 1, 1996 (the "Indenture") by and between BFC FINANCE CORP., a Delaware corporation (together with any successor to its rights, duties and obligations hereunder, the "Sponsor"), and SOUTHTRUST BANK OF ALABAMA, NATIONAL ASSOCIATION, a national banking association duly organized and existing under the laws of the United States of America, as trustee, bond registrar and paying agent (together with any successor hereunder, the "Trustee"). CAPITALIZED TERMS HEREIN, UNLESS OTHERWISE DEFINED, SHALL HAVE THE MEANINGS SET FORTH IN ARTICLE I.

                                R E C I T A L S :

     1. Parcel 49C Limited Partnership, a District of Columbia limited partnership ("49C"), has acquired fee simple title to certain real property in the District of Columbia located at 445 12th Street, S.W. and proposes to construct thereon an office building to be known as Portals II, containing an aggregate of approximately 545,000 square feet of net usable area, a detached parking garage and certain other related facilities (such real estate and the improvements to be constructed thereon, the "Project"). 49C has entered into a lease (Lease No. GS-11B-40155, effective January 3, 1996, the "GSA Lease") with the United States of America acting through the General Services Administration (the "GSA") for a total of 449,859 net usable square feet of office and related space to be located within such office building and constructed, owned and managed by 49C (the "GSA Leased Space"). Following construction, the GSA Leased Space is expected to be used initially by the Federal Communications Commission.


     2. In connection with the refinancing of the acquisition of the real estate related to the Project, 49C has executed and delivered an amended and restated promissory note evidencing an acquisition loan in the amount of $27,087,366.74 (the "Acquisition Loan") to Building Finance Company of Tennessee, Inc. (the "Lender").

     3. To finance the construction of the improvements related to the Project, 49C has entered into a Loan Agreement dated as of March 1, 1996 with the Lender (the "Loan Agreement"), pursuant to which 49C has borrowed the sum of $99,000,000 from the Lender.

     4.   To evidence the Acquisition Loan, 49C has executed and delivered a note in the amount of $27,087,366.74 (the "Acquisition Note"). To secure its obligations under the Acquisition Note, 49C has executed and delivered various documents specified therein (collectively and as further described on Exhibit F, the "Acquisition Loan Documents"). Pursuant to the Construction Loan Agreement, 49C has executed and delivered to the Lender a note in the amount of $99,000,000 (the "Construction Note," and together with the Acquisition Note, the "49C Notes") to memorialize its obligations thereunder and various other documents specified therein securing or relating to the indebtedness evidenced by the Construction Note (collectively and as further described on Exhibit F, the "Construction Loan Documents," and together with the Acquisition Loan Documents, the "49C Loan Documents"). The 49C Notes are primarily secured by deeds of trust (collectively, the "Deed of Trust") on the Project and by an assignment of the lease payments to be made under the GSA Lease.

     5. The base rent payable under the GSA Lease is based on an initial annual rental rate of $38.85 per net usable square foot for the first 287,483 of net usable square feet of space leased and $37.95 per net usable square foot for the remaining 162,376 of net usable square feet leased for a total initial amount of $17,330,883.75 per year, or $1,444,240.31 per month. The Government may deduct from the base rent during any year of the term of the GSA Lease an amount which will not exceed $8.50 per net usable square foot (which amount may be increased each year in accordance with a formula set forth in the GSA Lease using the same methodology for calculating the increase in the rent for operating costs set forth in the GSA Lease) for 49C's failure to perform its obligations under the GSA Lease. Consequently, the total base rent not subject to set-off is $13,507,082.22 per year, or $1,125,590.19 per month. Full rent is payable in equal monthly installments in arrears commencing March 1, 1998.

     6. To finance the loans to 49C, the Lender has formed the Sponsor as a special purpose entity and absolutely sold and assigned to the Sponsor all of its rights, title and interest in and to the 49C Notes and the 49C Loan Documents pursuant to a Sale Agreement dated as of March 1, 1996 between the Lender and the Sponsor (the "Sale Agreement") (excluding scheduled interest payments on the 49C Notes for interest which accrues through January 31, 1998 and certain other rights with respect to construction of the Project as therein described).

     7. Concurrently with such absolute sale and assignment, the Sponsor is lending to DCDC II, Inc., a Colorado corporation ("DCDC II"), the sum of $9,310,689.07, in exchange for which the Sponsor will receive from DCDC II a note in such principal amount (the "DCDC II Note"). The DCDC II Note will be secured by various documents specified therein, including a deed of trust on approximately 300 acres of undeveloped land in Castle Rock, Colorado (the "DCDC II Deed of Trust") and a collateral pledge agreement (such documents collectively and as further described on Exhibit F, the "DCDC II Loan Documents").

     8. The Sponsor now desires to deposit the 49C Notes, the DCDC II Note (collectively, the "Notes"), the 49C Loan Documents and the DCDC II Loan Documents (collectively, the "Loan Documents") into the trust created hereby and to issue various classes of debt secured by the Notes, the payments thereon (excluding scheduled interest payments on the 49C Notes for interest which accrues through January 31, 1998) (the "Note Payments"), the Loan Documents and the other security constituting the Trust Estate.

     9. 49C shall make Note Payments from the sources (primarily payments on the GSA Lease) and in the manner provided in the Loan Agreement. To facilitate such payments, SouthTrust Bank of Alabama, National Association shall establish, hold and administer the Income Account and the Cash Flow Account specified in the Loan Agreement as Approved Bank under the Loan Agreement and not in its capacity as Trustee hereunder.

     10. The Sponsor has determined (i) to issue and sell $142,000,000 aggregate original principal amount REMIC Lease-Backed Bonds, Series 1996 (the "Bonds") in two classes as hereafter described and (ii) to cause to be issued, concurrent with issuance and sale of the Bonds, the Series 1996 REMIC Residual Certificates (the "Certificates") evidencing ownership of all of the Residual. The initial Holder of all the Certificates shall be the Sponsor.

     11. The Bonds shall be issued in two classes. The Class A Bonds shall be issued in the total original principal amount of $74,925,000 and the Class B Bonds (collectively with the Class A Bonds, the "Bonds") shall be issued in the total original principal amount of $67,075,000. The Class A Bonds shall be sold in a public offering and the Class B Bonds shall be placed with BFC Guaranty Corp., as assignee of the Lender.

     12. The Class A Bonds, Class B Bonds and the Certificates shall be in substantially the forms set forth in Exhibits A, B and C to this Indenture, with necessary and appropriate variations, omissions and insertions as permitted or required by this Indenture.

     13. All things necessary to make the Bonds, when authenticated by the Trustee and issued as in this Indenture provided, the valid, binding and legal special and limited obligations of the Sponsor according to the import thereof, and to constitute this Indenture a valid assignment and Grant of the Trust Estate; and for the creation, execution and delivery of this Indenture, and the issuance of the Bonds and the Certificates, subject to the terms hereof, have in all respects been duly authorized.

                NOW, THEREFORE, THIS TRUST INDENTURE WITNESSETH:

                                GRANTING CLAUSES

     The Sponsor, in consideration of the premises and the acceptance by the Trustee of the trusts hereby created and of the acceptance of the Bonds and the Certificates by the owners thereof, and for other good and valuable consideration, the receipt of which is hereby acknowledged, in order to secure the payment of the principal of and interest on the Bonds according to their tenor and effect, to provide for the Grant of the Residual and to secure the performance and observance by the Sponsor of all the covenants expressed herein and in the Bonds, does hereby irrevocably Grant to the Trustee, and its successors in trust and assigns forever, all of the Sponsor's right, title and interest in and to (a) the Notes and the Note Payments, (b) the Loan Documents,
(c) all moneys, securities and investments deposited with the Trustee on the Closing Date or thereafter and held in all Trust Funds created hereunder,
(d) the Casualty Insurance Policy, (e) its security interest in the Income Account and the Cash Flow Account, (f) all proceeds of the foregoing, including, without limitation, all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid property, tangible and intangible, and (g) all other property, tangible and intangible, from time to time deposited with or pledged to the Trustee in accordance with this Indenture (collectively, the "Trust Estate").

     TO HAVE AND TO HOLD all and singular the Trust Estate, whether now owned or hereafter acquired, unto the Trustee and its successors in trust and assigns forever;

     IN TRUST NEVERTHELESS, upon the terms and trusts herein set forth for the benefit and security of all present and future owners of the Bonds, as their respective interests may appear, without preference of any Bond over any other except for the availability of certain different remedies among the Holders of the Class A Bonds and the Class B Bonds, and for enforcement of the payment of the Bonds in accordance with their terms, and all other sums payable hereunder or on the Bonds and for the performance of and compliance with the obligations, covenants and conditions of this Indenture, as if all the Bonds at any time Outstanding had been authenticated, executed and delivered simultaneously with the execution and delivery of this Indenture, all as herein set forth;

     PROVIDED, HOWEVER, that, if the Residual Holders shall cause to be paid the principal of and interest on the Bonds due thereon, at the times and in the manner mentioned in such Bonds according to the true intent and meaning thereof, and shall cause the payments to be made as required under the provisions of this Indenture, or shall provide, as provided for in Article VII of this Indenture, for the payment thereof, and there shall have been well and truly kept, performed and observed all the covenants and conditions pursuant to the terms of this Indenture, and there shall have been paid or caused to be paid to the Trustee and any Paying Agent all sums of money due or to become due in accordance with the terms and provisions hereof, then, upon the last to occur of such events, this Indenture and the rights hereby Granted with respect to the Bonds shall cease, determine and be void, otherwise this Indenture to be and remain in full force and effect.

     AND, PROVIDED, FURTHER, the Sponsor irrevocably Grants, subject to the rights specifically reserved to the Sponsor under this Indenture, all of its rights, titles and interests in the Residual to the Residual Holders. Notwithstanding anything herein to the contrary, such irrevocable sale, transfer, assignment and Grant shall at all times be subject and subordinate to the rights of the Trustee and the Bondholders in and to the Trust Estate as provided in this Indenture. In no event shall the Sponsor be entitled to retain any economic benefits from the exercise of any rights, duties and obligations under this Indenture other than its rights, if any, to indemnification.

     AND, PROVIDED, FURTHER, the Trustee agrees to accept receipt of the Trust Estate and the Grants and assignments referred to herein, and declares that it holds and will hold, the same for the sole benefit of Bondholders and the Residual Holders, as their respective interests may appear.

     THIS TRUST INDENTURE FURTHER WITNESSETH, and it is expressly declared, that all the Bonds and Certificates issued and secured hereunder are to be issued, authenticated and delivered, and all said property, rights and interests, including, without limitation, the amounts hereby assigned and Granted, are to be dealt with and disposed of, under, upon and subject to the terms, conditions, stipulations, covenants, agreements, trusts, uses and purposes hereinafter expressed, and the Sponsor has agreed and covenanted, and does hereby agree and covenant, with the Trustee, the respective owners of the Bonds and the Residual Holders from time to time, as follows (subject, however, to the provisions of Section 2.03):

                                    ARTICLE I

                                   DEFINITIONS

     Except as otherwise specified or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Indenture, and the definitions of such terms are applicable to the singular as well as to the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

     "ACCOUNTANT" shall mean a person or firm engaged in the practice of accounting who is a nationally recognized certified public accountant approved by the Trustee and who (except when this Indenture provides that an Accountant must be Independent) may be employed by the Sponsor, the Trustee or the Residual Holders.

     "ACQUISITION LOAN" shall have the meaning set forth in the Recitals.

     "ACQUISITION LOAN DOCUMENTS" shall mean those documents specified as such on Exhibit F hereto.

     "ACQUISITION NOTE" shall have the meaning set forth in the Recitals.

     "AUTHORIZED OFFICER" shall mean, with respect to the Sponsor, the President, the Vice President or the Secretary of the Sponsor or any other Persons authorized by resolution of the Sponsor to perform an act or sign a document.

     "BENEFICIAL OWNER" shall mean any purchaser of a Bond and others who acquire beneficial ownership interest in a Bond held by the Securities Depository. In determining the Beneficial Owner of any Bond, the Trustee may rely exclusively upon written representations made, and information given, to the Trustee by the Securities Depository or its Participants through the Securities Depository with respect to any Bond held by the Securities Depository in which a beneficial ownership interest is claimed.

     "BONDHOLDER" or "HOLDER" shall mean the Person in whose name a Bond is registered in the Bond Register.

     "BOND PAYMENT DATE" shall mean any Interest Payment Date and any other date on which the principal, premium (if any) or interest on the Bonds to be paid to the Owners thereof (whether at maturity thereof, or upon prior redemption or acceleration).

     "BOND REGISTER" shall mean the register for the registration of the Bonds established by the Trustee pursuant to Section 2.08 hereof.

     "BOND REGISTRAR" shall mean the Trustee or any other entity subsequently appointed to serve in such capacity.

     "BONDS" shall mean the $142,000,000 aggregate initial principal amount of REMIC Lease-Backed Bonds, Series 1996, issued pursuant to this Indenture, consisting of the Class A Bonds and the Class B Bonds.

     "BUSINESS DAY" shall mean any day that is not a Saturday or Sunday or other day on which banking institutions in the city in which the Corporate Trust Office is located or in New York, New York, are authorized or obligated by law or executive order to be closed or any day on which the payment system of the Federal Reserve is not operational.

     "CASH FLOW ACCOUNT" shall mean the Cash Flow Account specified in the Loan Agreement and held by SouthTrust Bank of Alabama, National Association as Approved Bank thereunder.

     "CASTLE ROCK PLEDGE AGREEMENT" shall mean the Bond Pledge and Security Agreement dated as of March 1, 1996 among BFC Guaranty Corp., the Trustee and SouthTrust Bank of Alabama, National Association, in its capacity as trustee for the Castle Rock Ranch Public Improvements Authority Public Facilities Revenue Bonds, Series 1996.

     "CASUALTY INSURANCE POLICY" shall mean the casualty insurance policy in the amount of $151,000,000 issued by USF&G to insure the Project with respect to certain casualty events and rental interruption events described therein and naming the Trustee as insured thereunder, and any replacement policy delivered to the Trustee pursuant to Section 4.11.

     "CERTIFICATE OF RESIDUAL INTEREST" or "CERTIFICATE" shall mean each certificate representing a fractional undivided beneficial ownership interest in the Residual in substantially the form attached hereto as Exhibit C.

     "CERTIFICATE REGISTER" shall mean the register for the registration of the Certificates established by the Trustee pursuant to Section 12.02(a) hereof.

     "CLASS" shall mean any of the 2 classes (A or B) designated for issuance of the Bonds pursuant to Section 2.02.

     "CLASS A BONDS" shall mean the Bonds designated as such authorized pursuant to Section 2.02.

     "CLASS B BONDS" shall mean the Bonds designated as such authorized pursuant to Section 2.02.

     "CLOSING DATE" shall mean March 29, 1996, the date on which the Bonds and the Certificates are first executed, authenticated and delivered.

     "CODE" shall mean the Internal Revenue Code of 1986, as amended, together with corresponding and applicable final, temporary or proposed regulations and revenue rulings issued or amended with respect thereto by the Treasury Department or the Internal Revenue Service of the United States, to the extent applicable to the Bonds or the REMIC election.

     "CONSTRUCTION LOAN DOCUMENTS" shall mean those documents specified as such on Exhibit F hereto.

     "CONSTRUCTION NOTE" shall have the meaning set forth in the Recitals.

     "CORPORATE TRUST OFFICE" shall mean the principal corporate trust office of the Trustee, located at Post Office Box 2554, 100 Office Park Drive, Lower Level, Birmingham, Alabama 35290; Attention: Corporate Trust Department, or such other address as the Trustee may designate from time to time by notice to the Bondholders, the Residual Holders and the Sponsor, or the principal corporate trust office of any successor Trustee.

     "DCDC II" shall mean DCDC II, Inc., a Colorado corporation, its successors and assigns.

     "DCDC II DEED OF TRUST" shall have the meaning set forth in the Recitals.

     "DCDC II LOAN DOCUMENTS" shall mean those documents specified as such on Exhibit F hereto.

     "DCDC II NOTE" shall have the meaning set forth in the Recitals.

     "DEBT SERVICE FUND" shall mean the fund of that name established pursuant to Section 5.01.

     "DEFAULT" shall mean any occurrence which is, or, with notice or lapse of time or both, would become, an Event of Default.

     "DISQUALIFIED ORGANIZATION" shall mean either (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (ii) any organization (other than a cooperative described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code unless such organization is subject to the tax imposed by Section 511 of the Code or (iii) any organization described in Section 1381(a)(2)(C) of the Code. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof if all of its activities are subject to tax, and, with the exception of the FHLMC, a majority of its board of directors is not selected by such governmental unit.

     "DTC REPRESENTATION LETTER" shall mean the agreement among the Sponsor, the Trustee and the Securities Depository with respect to the deposit of Bonds therewith.

     "ELIGIBLE ACCOUNT" shall mean a segregated trust account maintained with the corporate trust department of a federal depository institution or state-chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations Section 9.10(b) which has corporate trust powers, acting in its fiduciary capacity.

     "ERISA" shall mean the provisions of the Employee Retirement Income Security Act of 1974 and the related provisions of Code Section 4975, as amended from time to time, and any applicable rule, regulation or order promulgated thereunder.

     "EVENT OF DEFAULT" shall mean any event specified in Section 8.01.

     "FHLMC" shall mean the Federal Home Loan Mortgage Corporation, a corporation organized and existing under the laws of the United States of America, and its successors.

     "49C" shall mean Parcel 49C Limited Partnership, its successors and assigns.

     "GOVERNMENT SECURITIES" shall mean, and includes, any of the following investments, to the extent permitted or authorized by the laws of the State at the time purchased by the Trustee:

          (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (including obligations issued or held in book-entry form on the books of the Department of the Treasury of the United States of America);

          (b) bonds, debentures, notes or other evidence of indebtedness issued or guaranteed by any of the following federal agencies and provided such obligations are backed by the full faith and credit of the United States of America (stripped securities are only permitted if they have been stripped by the agency itself):

                (i) U.S. Export-Import Bank (direct obligations or fully guaranteed certificates of beneficial ownership);

               (ii) Farmers Home Administration (certificates of beneficial ownership);

              (iii) Federal Financing Bank;

               (iv) General Services Administration participation certificates;

                (v) Government National Mortgage Association ("GNMA") guaranteed mortgage-backed bonds and pass through certificate obligations;

               (vi) U.S. Maritime Administration guaranteed Title XI financing obligations; or

               (vii) U.S. Department of Housing and Urban Development (HUD) project notes, local authority bonds, new communities debentures (U.S. guaranteed) and U.S. public housing notes and bonds -- U.S. government guaranteed public housing notes and bonds; and

          (c) any money market fund which invests solely in the types of securities described in clauses (a) and (b) above, provided such fund is rated AAAm or AAAmG by the Rating Agency.

     "GRANT" shall mean to grant, bargain, sell, warrant, alienate, demise, release, convey, assign, transfer, mortgage, pledge, create and grant a security interest or ownership in and right of setoff against, deposit, set over and confirm. A Grant of the Sponsor's rights with respect to the Trust Estate and the Residual hereunder and in and to amounts released from the lien of this Indenture or any other instruments shall include all rights, powers and options thereof.

     "GSA LEASE" shall have the meaning set forth in the Recitals.

     "HOLDER" shall mean a Bondholder, a Residual Holder, or both, as the context requires.

     "INCOME ACCOUNT" shall mean the Income Account specified in the Loan Agreement to be held by SouthTrust Bank of Alabama, National Association as Approved Bank thereunder.

     "INDENTURE" shall mean this instrument as originally executed and, if from time to time supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, as so supplemented or amended.

     "INDEPENDENT" shall mean, when used with respect to any specified Person, such a Person who (i) is in fact independent of the Sponsor, the Trustee, any Residual Holder or the Manager or any affiliate thereof, (ii) does not have any direct or any material indirect financial interest in the Sponsor, the Trustee, any Residual Holder or the Manager or in an affiliate thereof, and (iii) is not connected with the Sponsor, the Trustee, any Residual Holder or the Manager as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions. Whenever it is herein provided that any Independent Person's opinion or certificate shall be furnished to the Trustee, such Person shall be designated or appointed in an Officer's Certificate and approved by the Trustee in the exercise of reasonable due care and such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning hereof.

     "INDEPENDENT DIRECTOR" shall mean, with respect to the Sponsor, an individual who is not at the time of such individual's appointment as a director of the Sponsor, and has not been at any time during the preceding five years, and does not become subsequently, (a) a direct or indirect legal or beneficial owner in the Sponsor or any of its affiliates, (b) a creditor, supplier, employee, officer, director (other than during such individual's tenure as director of the Sponsor) family member, manager or contractor of the Sponsor or any of its affiliates, or (c) a person who controls (whether directly, indirectly or otherwise) the Sponsor or its affiliates or any creditor, supplier, employee, officer, director, manager or contractor of the Sponsor or its affiliates.

     "INTEREST PAYMENT DATE" shall mean, with respect to the Class A Bonds, each June 1 and December 1, commencing December 1, 1996, and with respect to the Class B Bonds, each June 1 and December 1, commencing June 1, 1998.

     "INVESTMENT AGREEMENT" means each agreement between the Trustee and each Investment Agreement provider, providing for the deposit and investment of monies held under the Indenture, including the Debt Service Deposit Agreement dated as of March 29, 1996 among the Trustee, the Sponsor and Lehman Brothers Special Financing Inc., a Delaware corporation, as to the monies deposited in the Debt Service Fund, or any substituted agreement which shall be in substantially the same form as the initial Debt Service Deposit Agreement and shall have no adverse impact on the Rating Agency's rating on the Bonds as determined by written confirmation of the Rating Agency.

     "LENDER" shall mean Building Finance Company of Tennessee, Inc., a Tennessee corporation, its successors and assigns.

     "LOAN AGREEMENT" shall have the meaning set forth in the Recitals.

     "LOAN DOCUMENTS" shall mean the documents specified on Exhibit F hereto as the same may be amended or supplemented in accordance with Article XI.

     "MAJORITY RESIDUAL HOLDERS" shall mean the Holders of a majority in interest of Certificates.

     "MANAGER" shall mean, initially, the Lender and any successor entity assuming the duties of the Manager specified in Article XII hereof.

     "1933 ACT" shall mean the Securities Act of 1933, as amended.

     "NON-DISQUALIFICATION OPINION" shall mean, with respect to any action proposed to be taken under this Indenture, an Opinion of Counsel to the effect that the taking of such action will not cause the Trust Estate to fail to qualify as a REMIC at any time while any Bonds are Outstanding and will not result in the imposition of a tax pursuant to Section 860F(a) of the Code or otherwise subject the Trust Estate to taxation.

     "NOTE PAYMENT" shall have the meaning set forth in the Recitals.

     "NOTES" shall mean the Acquisition Note, the Construction Note and the DCDC II Note.

     "NOTICE ADDRESS" shall mean:

          (a)  As to the Sponsor:

               BFC Finance Corp.
               1455 Pennsylvania Avenue, N.W.
               Suite 230
               Washington, D.C.  20004
               Attention:  President

          (b)  As to the Trustee:
               SouthTrust Bank of Alabama, National Association
               Post Office Box 2554
               100 Office Park Drive
               Lower Level
               Birmingham, AL  35290
               Attention: Corporate Trust Office

          (c)  As to the Rating Agency:

               Standard & Poor's Ratings Services
               25 Broadway
               New York, New York 10004
               Attention:  Public Finance Group

          (d)  As to the Manager:

               Building Finance Company of Tennessee,  Inc.
               1455 Pennsylvania Avenue, N.W.
               Suite 230
               Washington, D.C.  20004
               Attention:  President

The Sponsor, the Rating Agency, the Manager or the Trustee may, by notice given to the parties hereto and to the Manager and the Rating Agency, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.

     "OFFICER'S CERTIFICATE" shall mean a certificate executed by an Authorized Officer.

     "OPINION OF COUNSEL" shall mean a written opinion signed by any attorney or firm of attorneys (who may be employed by or of counsel to the Sponsor, the Trustee, a Residual Holder or the Manager or an attorney or firm of attorneys retained by any of them in connection with other matters) licensed to practice in the state in which such attorney or firm maintains an office (and, if the opinion is with respect to an interpretation of federal tax laws or regulations or any pledge under or amendment of this Indenture, is also a nationally recognized Independent attorney or firm of attorneys experienced in such matters), selected by or employed on behalf of the Sponsor, the Trustee, a Residual Holder or the Manager and who shall be reasonably satisfactory to the Trustee. Whenever an Opinion of Counsel is required hereunder, such opinion may rely on the opinions of other counsel who are so admitted.

     "OUTSTANDING" shall mean, with respect to all Bonds, as of the date of determination, all Bonds theretofore authenticated and delivered under this Indenture, except:

          (a) Bonds theretofore cancelled by the Bond Registrar or delivered to the Bond Registrar for cancellation;

          (b) Bonds for the payment or redemption of which cash funds or direct, noncallable Government Securities of the type described in (a) or
     (b) of the definition of "GOVERNMENT SECURITIES" or any combination thereof in the necessary amount shall have been deposited with the Trustee or any Paying Agent (whether upon or prior to the stated maturity or redemption date of any such Bonds) as provided in Article VII; provided that, if such Bonds are to be redeemed prior to the stated maturity thereof, notice of such redemption shall have been given or arrangements satisfactory to the Trustee shall have been made therefor, or waiver of such notice satisfactory in form to the Trustee shall have been filed with the Trustee; and

          (c) Bonds in exchange for or in lieu of which other Bonds have been authenticated and delivered pursuant to this Indenture.

     "PARTICIPANTS" shall mean brokers, dealers, banks and other financial institutions and other Persons for whom, from time to time, the Securities Depository effects book-entry transfers and pledges of securities deposited with the Securities Depository.

     "PAYING AGENT" shall mean any bank or trust company designated pursuant to
Section 9.10 to serve as a paying agency or place of payment for the Bonds and any successors designated pursuant to this Indenture. Unless otherwise designated by the Sponsor, the Trustee shall be the Paying Agent.

     "PERSON" shall mean any individual, corporation, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

     "PROCEEDING" shall mean any suit in equity, law or other judicial or administrative proceeding.

     "PROJECT" shall have the meaning set forth in the Recitals.

     "RATING AGENCY" shall mean Standard & Poor's Ratings Services. If Standard & Poor's Ratings Services is no longer rating any of the Bonds, "Rating Agency" means any nationally recognized statistical rating organization which is then rating the Bonds.

     "RECORD DATE" shall mean the 15th day preceding each Interest Payment Date.

     "REDEMPTION FUND" shall mean the Fund of that name established pursuant to
Section 5.01.

     "REMIC" shall mean the segregated asset pool comprising the Trust Estate for which an election to be taxed as a "real estate mortgage investment conduit" under the Code will be made pursuant to Section 3.01 hereof.

     "REPLACEMENT BONDS" shall mean the certificated Bonds authenticated and delivered by the Trustee pursuant to Section 2.14(b).

     "RESIDUAL" shall mean the economic benefit to the Sponsor of the Trust Estate arising by, through or under this Indenture, including the amounts of cash representing that portion of the Trust Estate which is in excess of the amounts required to be applied from the Trust Estate to pay or provide for payment of the Bonds and expenses hereunder (the "Excess Cash Flow") in accordance with the terms of this Indenture, which Residual is being assigned by the Sponsor pursuant to this Indenture.

     "RESIDUAL DISTRIBUTION DATE" shall mean each June 1 and December 1, commencing December 1, 1996.

     "RESIDUAL FUND" shall mean the Fund of that name established pursuant to
Section 5.01.

     "RESIDUAL HOLDER" shall mean the owner of a fractional undivided interest in the Residual pursuant to this Indenture.

     "RESIDUAL RECORD DATE" shall mean the Business Day before a Residual Distribution Date.

     "SALE AGREEMENT" shall have the meaning set forth in the Recitals.

     "SECURITIES DEPOSITORY" shall mean, with respect to any Class of Bonds to be issued in book entry form, The Depository Trust Company, and its successors and assigns or a successor clearing agency designated pursuant to Section 2.14 and its successors and assigns.

     "SPECIAL TAX COUNSEL" shall mean Kutak Rock.

     "SPONSOR" shall mean BFC Finance Corp., a Delaware corporation, its successors and assigns.

     "SPONSOR'S CONSENT" shall mean the Waiver of Notice and Unanimous Written Consent of the Board of Directors of the Sponsor dated March 21, 1996, authorizing the issuance of the Bonds and the Certificates and the execution and delivery of this Indenture and certain related documents.

     "STATE" shall mean the State of Delaware.

     "TRUSTEE" shall mean SouthTrust Bank of Alabama, National Association, solely in its capacity as trustee, paying agent and bond registrar hereunder, and its successors and assigns.

     "TRUST ESTATE" shall mean the property, rights, moneys, securities and other amounts Granted to the Trustee pursuant to the Granting Clauses hereof and all other money, instruments or property subject to the lien of this Indenture.

     "TRUST EXPENSE FUND" shall mean the Fund of that name established pursuant to Section 5.01.

     "TRUST FUNDS" shall mean the funds designated as such in Section 5.01.

     "TRUST OFFICER" shall mean any officer of the Trustee or the Co-Trustee so designated by the Trustee or the Co-Trustee.

     "UCC" shall mean the Uniform Commercial Code as enacted and in effect in the State, as applicable, as amended from time to time.

     "UNDERWRITER" shall mean Lehman Brothers Inc.


                               (End of Article I)

                                   ARTICLE II

                       THE BONDS AND PAYMENTS ON THE BONDS

     Section 2.01. AUTHORIZED AMOUNT OF BONDS.

     No Bonds may be issued under the provisions of this Indenture except in accordance with this Article II. The total aggregate principal amount of Bonds that may be issued and authenticated hereunder is expressly limited to an original face amount of $142,000,000. No additional Bonds may be issued except for Bonds authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of other Bonds as provided in Sections 2.05, 2.07, 2.08, 2.11 and 2.14.

     Section 2.02. ISSUANCE OF AND PAYMENTS ON BONDS.

     (a) There is hereby authorized to be issued upon satisfaction of the conditions specified in Section 2.06 Bonds designated "BFC Finance Corp. REMIC Lease-Backed Bonds, Series 1996," in two classes designated "Federal Lease-Backed Class A," and "Federal Lease-Backed Class B," in the initial aggregate principal amount of $142,000,000.

     (b) The Bonds initially shall be issued only as fully registered Bonds without coupons. Each Class of Bonds shall mature on the dates and in the principal amounts and shall bear interest on the Outstanding principal amounts thereof at the interest rates per annum set forth below:


                                  CLASS A BONDS

                              Original          Interest
                              Principal           Rate
  Stated Maturities            Amount          (Per Annum)
  -----------------         -----------        -----------
  December 1, 1998          $ 2,630,000           6.125%
  December 1, 1999            1,990,000           6.250
  December 1, 2000            2,115,000           6.375
  December 1, 2001            2,250,000           6.500
  December 1, 2002            2,400,000           6.625
  December 1, 2008           18,245,000           6.875
  December 1, 2017           45,295,000           7.375

                                CLASS B BONDS

                              Original          Interest
                              Principal           Rate
  Stated Maturities            Amount          (Per Annum)
  -----------------         -----------        -----------
  December 1, 1998          $     5,000           5.750%
  December 1, 1999            1,985,000           5.750
  December 1, 2000            2,100,000           5.750
  December 1, 2001            2,220,000           5.750
  December 1, 2002            2,345,000           5.750
  December 1, 2003            2,480,000           5.900
  December 1, 2004            2,625,000           6.000
  December 1, 2005            2,785,000           6.100
  December 1, 2006            2,955,000           5.700
  December 1, 2007            3,120,000           6.300
  December 1, 2008            3,315,000           6.400
  December 1, 2009            3,530,000           6.500
  December 1, 2010            3,760,000           6.375
  December 1, 2011            4,000,000           6.375
  December 1, 2012            4,255,000           6.250
  December 1, 2013            4,520,000           6.250
  December 1, 2014            4,800,000           6.250
  December 1, 2015            5,100,000           6.250
  December 1, 2016            5,420,000           6.250
  December 1, 2017            5,755,000           6.250

     (c) Each Class of Bonds shall be numbered from R-1 upwards. The Class A Bonds shall be issued in authorized denominations of $100,000 and multiples of $5,000 in excess thereof and shall bear interest payable semiannually on each June 1 and December 1 commencing December 1, 1996. Except for the Class B Bonds with a stated maturity date of December 1, 1998 which shall be issued in an authorized denomination of $5,000, the Class B Bonds shall be issued in authorized denominations of $100,000 and multiples of $5,000 in excess thereof and shall bear interest payable semiannually on each June 1 and December 1 commencing June 1, 1998.

     The Class A Bonds will upon initial issuance be dated March 1, 1996, and will bear interest from and including March 1, 1996, if the date of authentication is prior to December 1, 1996, and otherwise from the Interest Payment Date that is, or that immediately precedes, the date of authentication (unless payment of interest on the Class A Bonds shall be in default, in which case the Class A Bonds will bear interest from the date to which interest has been paid or duly provided for or, if no such interest has been paid, from March 1, 1996).

     The Class B Bonds will upon initial issuance be dated March 1, 1996, and will bear interest from and including March 1, 1998, if the date of authentication is prior to June 1, 1998, and otherwise from the Interest Payment Date that is, or that immediately precedes, the date of authentication (unless payment of interest on the Class B Bonds shall be in default, in which case the Class B Bonds will bear interest from the date to which interest has been paid or duly provided for or, if no such interest has been paid, from March 1, 1998).

     The interest payable on the Bonds will be computed on the basis of a 360-day year of twelve 30-day months.

     Principal of, premium (if any), on, and interest on, the Bonds shall be payable in any coin or currency of the United States of America which, at the respective times of payment, is legal tender for the payment of public and private debts. Except as may otherwise be required by a DTC Representation Letter with respect to Bonds held by a Securities Depository, principal of and interest on the Bonds shall be payable prior to final payment thereof (whether at maturity or earlier redemption) to the Holders of the Bonds in whose names the Bonds are registered as of the close of business on the applicable Record Date by check mailed to such Holders at their addresses as they then appear on the registration books kept by the Registrar or at such other address as is furnished to the Paying Agent in writing by any such Holder; provided at the option of any Holder of Bonds in an aggregate principal amount of at least $1,000,000, any payment on the Bonds owned by such Holder may be transmitted by wire transfer to such Holder, at such Holder's written request, to the bank account number on file with the Registrar on the 5th day before the Record Date or, if any such day is not a Business Day, the Business Day next preceding such day. Principal of and interest on the Bonds due at final payment thereof (whether at maturity or earlier redemption) shall be paid upon presentation and surrender of the Bonds at the Corporate Trust Office of the Trustee.

     If any payment of the principal of, premium (if any) on, or interest on, the Bonds is due on a Bond Payment Date that is not a Business Day, such payment will be made on the next succeeding Business Day, and no interest will accrue on the amount of such payment during the intervening period.

     Section 2.03. EXECUTION; LIMITED OBLIGATION.

     The Bonds shall be executed on behalf of the Sponsor with the manual or facsimile signature of its President or Vice President and attested by the manual or facsimile signature of its Secretary. A facsimile signature shall have the same force and effect as if personally signed. In case any officer of the Sponsor whose manual or facsimile signature appears on the Bonds shall cease to be such officer before the delivery of the Bonds, such manual or facsimile signature shall nevertheless be valid and sufficient for all purposes, the same as if such officer had remained in office until delivery. The Sponsor may adopt and use for that purpose the manual or facsimile signature of any person or persons who shall have been the President, Vice President or Secretary at any time on or after the date borne by the Bonds, notwithstanding that such person may not have been such President, Vice President or Secretary on the date of any such Bond or may have ceased to be such officer of the Sponsor at the time when any such Bond shall be authenticated and delivered.

     The Bonds, together with interest thereon, are not general obligations of the Sponsor but are limited obligations thereof payable solely from the Trust Estate pledged therefor and shall be a valid claim of the respective Holders thereof against the Trust Estate held by the Trustee under this Indenture which is hereby pledged, assigned and otherwise secured for the payment of the Bonds as provided in this Indenture and shall be used for no other purpose than to pay the principal of and interest on the Bonds, except as may be otherwise expressly authorized in this Indenture. The Sponsor shall not be obligated to pay the principal of the Bonds, the interest thereon or the other costs incident thereto or any other obligations of the Sponsor hereunder except from the Trust Estate.

     All covenants, stipulations, obligations and agreements of the Sponsor contained in this Indenture shall be deemed to be covenants, stipulations, obligations and agreements of the Sponsor to the full extent permitted by law. No covenant, stipulation, obligation or agreement contained herein shall be deemed to be a covenant, stipulation, obligation or agreement of any present or future officer, agent or employee of the Sponsor in their individual capacity, none of whom shall be liable personally on the Bonds or be subject to any personal liability or accountability by reason of the issuance thereof. No officer, agent or employee of the Sponsor shall incur any personal liability in acting or proceeding or in not acting or not proceeding, in good faith, reasonably, and in accordance with the terms of this Indenture.

     Section 2.04. AUTHENTICATION.

     No Bond shall be valid or obligatory for any purpose or entitled to any security or benefit under this Indenture unless and until a certificate of authentication on such Bond shall have been duly executed by the manual signature of the Trustee, and such executed certificate of the Trustee upon any such Bond shall be conclusive evidence that such Bond has been authenticated and delivered under this Indenture. The Trustee's certificate of authentication on any Bond shall be deemed to have been executed by it if signed by an authorized Trust Officer, but it shall not be necessary that the same Trust Officer sign the certificate of authentication on all of the Bonds issued hereunder.

     Section 2.05. FORMS OF BONDS; INCORPORATION OF PROVISIONS.

     (a) The Class A Bonds and the Trustee's certificate of authentication therefor shall be in substantially the form set forth in Exhibit A hereto, and the Class B Bonds and the Trustee's certificate of authentication therefor shall be in substantially the form set forth in Exhibit B hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may be required for them to comply with the rules of any securities exchange on which the Bonds may be listed, or as may be required by any applicable regulation (whether proposed, temporary or final) promulgated pursuant to the Code, including, without limitation, any legend required in respect of original issue discount on any Bonds, as applicable, or as consistently herewith, may be determined by the officers of the Sponsor executing such Bonds, as evidenced by their execution of the Bonds. Any portion of the text of any Bond may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Bond. By this reference, the terms of the Bonds set forth in Exhibits A and B hereto are incorporated herein as if fully set forth.

     (b) Each Bond shall bear upon the face thereof the designation so selected for the Class to which it belongs. All Bonds of all Classes at any time Outstanding shall be identical except for differences, if any, among the Bonds of the different Classes in stated maturities, interest rates and other terms which are required by this Indenture to differ.

     (c) Upon original issuance, the Class B Bonds shall be registered in the name or upon the order of BFC Guaranty Corp., as assignee of the Lender, and delivered as provided in the Sponsor's Request described in Section 2.06(b).
The Class B Bonds shall be subject to restrictions on transfers as provided in
Section 2.08. The Class A Bonds, upon original issuance, will be issued in the form of a single bond certificate for each maturity thereof (which shall be typed in lieu of printing or engraving), to be delivered to the Securities Depository by the Sponsor. Each such Class A Bond shall be initially registered on the Bond Register in the name of the nominee of such Securities Depository, and no Beneficial Owner will receive a certificate representing his interest in such Class A Bonds, except in the event the Sponsor issues, and the Trustee authenticates, Replacement Bonds as provided herein. While the Securities Depository remains the sole Bondholder of such Class A Bonds, it will agree to make book-entry transfers among its Participants and receive and transmit payments of principal of, and interest on, such Class A Bonds until and unless the Sponsor issues, and the Trustee authenticates and delivers, Replacement Bonds to the Beneficial Owners of Bonds or their nominees, as described herein.

     (e) Subject to Section 2.11, Replacement Bonds shall be either typewritten, printed, lithographed or engraved or produced by any combination of these methods, with or without steel-engraved borders, or may be produced in any other manner permitted by the rules of any securities exchange on which the Bonds may be listed or the Securities and Exchange Commission.

     Section 2.06. DELIVERY OF BONDS.

     Upon the execution and delivery of this Indenture by the Sponsor and the Trustee, the Sponsor shall execute and deliver to the Trustee the Bonds of each Class for authentication and the Trustee shall thereupon authenticate and deliver the Bonds as directed by the Sponsor consistent with the terms hereof, upon delivery by the Sponsor to the Trustee, and receipt by the Trustee, of the following:

     (a) SPONSOR'S CONSENT. A copy, duly certified by the Secretary of the Sponsor, of the Sponsor's Consent.

     (b) SPONSOR'S REQUEST. A request and authorization to the Trustee on behalf of the Sponsor and signed by an Authorized Officer (1) to authenticate and deliver the Class A Bonds to the Securities Depository on behalf of the Underwriter, the Class B Bonds to BFC Guaranty Corp. or upon its order and (2) to execute and deliver the Certificates to the Sponsor as the initial Residual Holder.

     (c)  NOTES.  The original Notes, duly endorsed to the Trustee.

     (d)  LOAN DOCUMENTS.  Originals of each of the Loan Documents.

     (e)  CASUALTY INSURANCE POLICY.  An original of the Casualty Insurance
Policy.

     (f) TITLE INSURANCE POLICIES. The title insurance policies with respect to the Deed of Trust.

     (g) DTC REPRESENTATION LETTER. A copy of the DTC Representation Letter with respect to the Class A Bonds.

     Upon receipt of these documents, the Trustee shall authenticate and deliver the Bonds and execute and deliver the Certificates as requested by the Sponsor in its request delivered pursuant to (b) above.

     Section 2.07. MUTILATED, DESTROYED, LOST OR STOLEN BONDS.

     If any mutilated Bond is surrendered to the Trustee or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Bond, and there is delivered to the Trustee such security or indemnity as may be required by the Trustee to save the Sponsor and the Trustee harmless, the Sponsor shall execute and the Trustee shall authenticate and deliver, in exchange for or in lieu of any mutilated, destroyed, lost or stolen Bond, a new Bond of like Class, stated maturity, tenor and principal amount, bearing a number not contemporaneously Outstanding. If any such mutilated, destroyed, lost or stolen Bond shall have become due and payable, or shall have been called for redemption, instead of issuing a new Bond, the Sponsor may pay such Bond without surrender thereof, except that any mutilated Bond shall be surrendered.

     Upon the issuance of a new Bond, the Sponsor or the Trustee may require the payment by the Bondholder of a sum sufficient to cover any tax or other governmental charge that may be imposed and any other reasonable expenses (including the fees and expenses of the Trustee) related to such issuance.

     Every new Bond issued pursuant to this Section 2.07 in lieu of any mutilated, destroyed, lost or stolen Bond shall constitute an original additional obligation of the Sponsor, whether the mutilated, destroyed, lost or stolen Bond shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and ratably with any and all other Bonds of the same Class duly issued hereunder.

     The provisions of this Section 2.07 are exclusive and shall preclude, to the extent permitted by applicable law, all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Bonds.

     Section 2.08. REGISTRATION AND EXCHANGE OF BONDS; PERSONS TREATED AS
OWNERS.

     (a) The Sponsor shall cause a Bond Register to be kept to record the registration and transfer of the Bonds at the Corporate Trust Office and hereby appoints the Trustee, as Bond Registrar, to keep such books and to make such registrations and transfers, subject to the provisions of this Section 2.08, under such reasonable regulations as the Sponsor or Trustee may prescribe. The Bond Register shall show the names and addresses of each Holder of the Bonds.

     (b) Upon surrender for registration of transfer or exchange of any Bond at the Corporate Trust Office, the Sponsor shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees, a new Bond of the same stated maturity and of authorized denominations for the same Class and then unpaid principal amount.

     At the option of the Bondholder, any Replacement Bonds issued when permitted under this Indenture may be exchanged for other Replacement Bonds of the same Class in any authorized denominations, of a like Class and aggregate Outstanding principal amount and stated maturity, upon surrender of the Replacement Bonds to be exchanged at the Corporate Trust Office.
Notwithstanding the foregoing, if the outstanding principal amount of a Bond surrendered for exchange or transfer is in an amount less than $100,000 for a Bond of the same Class, the Bond delivered in exchange therefor shall be in an outstanding principal amount equal to that of the Bond so surrendered, and any Bond so delivered upon such a transfer or exchange shall be deemed to be in an authorized denomination for all purposes hereof. Whenever any Replacement Bonds are so surrendered for exchange, the Sponsor shall execute, and the Trustee shall authenticate and deliver, the Replacement Bonds which the Bondholder making the exchange is entitled to receive.

     All Bonds presented for any registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer, in form and with guaranty of signature satisfactory to the Trustee, duly executed by the registered owner or by an attorney duly authorized in writing.

     The Sponsor and the Trustee shall not be required to register, transfer or exchange any Bonds selected, called or being called for redemption, during any period from a Record Date to the immediately succeeding Interest Payment Date.

     All Bonds issued upon any registration of transfer or exchange of Bonds shall be valid obligations of the Sponsor, evidencing the same debt and entitled to all of the security and benefits under this Indenture to the same extent as the Bonds surrendered.

     Bonds held by the Securities Depository shall be registered in the name of the Securities Depository or its nominee and beneficial ownership of such Bonds shall be transferred in accordance with the procedures of the Securities Depository and the Participants.

     Prior to the due presentment for registration of transfer or exchange of any Bond, the Sponsor, the Trustee and any agent of the Sponsor or the Trustee shall treat the Person in whose name such Bond is registered on any Record Date, for purposes of receiving payments of principal of and interest on such Bond, and on any other date for any other purpose, as the owner thereof, whether or not such Bond be overdue, and the Sponsor, the Trustee and any such agent shall not be affected by notice to the contrary.

     In case of any registration of transfer or exchange, the Sponsor and the Trustee may require payment of a sum sufficient to cover actual expenses incurred in making such exchange or transfer and any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange. In any actions taken by the Securities Depository, the Trustee shall not be precluded from collecting its usual and customary fees, charges and expenses.

     (c) The foregoing Section 2.08(b) notwithstanding, the Trustee (i) shall not register the transfer of any Class B Bond to the Lender and (ii) shall only register transfer of the Class B Bonds in accordance with the provisions of the Castle Rock Pledge Agreement, while the Class B Bonds are subject to the pledge provided therein. The Sponsor hereby authorizes the Trustee to enter into and perform under the Castle Rock Pledge Agreement in its capacity as Trustee hereunder. At any time the Class B Bonds are not subject to the pledge provided for in the Castle Rock Pledge Agreement, any request by BFC Guaranty Corp. or any subsequent Holder of a Class B Bond to the Trustee to register the transfer of a Class B Bond shall be accompanied by (in addition to the items required by Section 2.08(b)) the following: (A) if such Class B Bond is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the 1933
Act) in accordance with Rule 144A under the 1933 Act or pursuant to an exemption from registration in accordance with Rule 144 or Rule 904 under the 1933 Act or pursuant to an effective registration statement under the 1933 Act, a certification to that effect from such Holder (in substantially the form of Exhibit H hereto); or (B) if such Class B Bond is being transferred in reliance on another exemption from the registration requirements of the 1933 Act, a certification to that effect from such Holder (in substantially the form of Exhibit H hereto) and an Opinion of Counsel from such Holder or the transferee reasonably acceptable to the Sponsor and to the Trustee to the effect that such transfer is in compliance with the 1933 Act.

     (d) Unless otherwise agreed by the Sponsor, each Class B Bond shall bear a legend to the following effect:

     THIS BOND (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS BOND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS BOND IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THIS BOND AGREES FOR THE BENEFIT OF THE SPONSOR THAT (A) DURING THE TIME THIS BOND IS PLEDGED UNDER THE CASTLE ROCK PLEDGE AGREEMENT (AS DEFINED IN THE INDENTURE) THIS BOND MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE TERMS THEREOF AND THEREAFTER THIS BOND MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, OR IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL AS REQUIRED BY THE INDENTURE),
     (2) TO THE SPONSOR, (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR (4) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THIS BOND OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

     Section 2.09. DESTRUCTION OF BONDS.

     Whenever any Bond Outstanding shall be delivered to the Trustee for cancellation pursuant to this Indenture, upon payment of the principal amount or redemption price, for replacement pursuant to Section 2.07, 2.11 or 2.14 or for transfer or exchange pursuant to Section 2.08, such Bond shall be cancelled and destroyed by the Trustee, and counterparts of a certificate of destruction evidencing such destruction shall be furnished by the Trustee to the Sponsor.

     Section 2.10. RESERVED.

     Section 2.11. TEMPORARY BONDS.

     Pending the preparation of definitive Bonds, the Sponsor may execute and the Trustee shall authenticate and deliver temporary Bonds. Temporary Bonds shall be issuable as fully registered Bonds, of any authorized denomination, and substantially in the form of the definitive Bonds, but with such omissions, insertions and variations as may be appropriate for temporary Bonds, all as may be determined by the Sponsor. Temporary Bonds may be issued without specific terms and may contain such reference to any provisions of this Indenture as may be appropriate. Every temporary Bond shall be executed by the Sponsor and authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Bonds. As promptly as practicable the Sponsor shall execute and shall furnish definitive Bonds at which time temporary Bonds may be surrendered in exchange for definitive Bonds without charge to the Holder at the Corporate Trust Office of the Trustee, and the Trustee shall authenticate and shall deliver in exchange for such temporary Bonds a like aggregate principal amount of definitive Bonds of the same Class and stated maturity. Until so exchanged the temporary Bonds shall be entitled to the same benefits under this Indenture as definitive Bonds.

     Section 2.12. RESERVED.

     Section 2.13. NONPRESENTMENT OF BONDS.

     Any money deposited with the Trustee or any Paying Agent in trust for the payment of the principal of or interest on any Bond and remaining unclaimed for five years after such principal or interest has become due and payable shall be paid to the Residual Holders upon the written order of the Majority Residual Holders if no Event of Default exists and all amounts due to the Trustee hereunder have been paid. If such amounts are paid to the Residual Holders, the Holder of such Bond shall thereafter, as an unsecured general creditor, look only to such Residual Holders for payment thereof, and all liability of the Trustee, the Sponsor or such Paying Agent with respect to such trust money shall thereupon cease.

     Any money deposited with the Trustee or any Paying Agent in trust for payment of principal of or interest on any Bond which is unclaimed shall not be invested and therefore the Trustee shall have no liability for any interest thereon.

     Section 2.14. TERMINATION OF BOOK-ENTRY SYSTEM.

     (a) So long as the Class A Bonds (or any other Class of Bonds subsequently delivered to a Securities Depository) are in book-entry only form, the Trustee shall comply with the terms of the applicable DTC Representation Letter. However, the book-entry system through the Securities Depository may be terminated upon the happening of any of the following:

          (i) The Securities Depository advises the Trustee in writing that the Securities Depository is no longer willing or able to properly discharge its responsibilities under the

     DTC Representation Letter and the Trustee or the Sponsor are unable to locate a qualified successor clearing agency satisfactory to the Trustee or the Sponsor; or

          (ii) The Sponsor elects to discontinue the book-entry system through the Securities Depository and so advises the Trustee and the Securities Depository in writing.

     (b) Upon the occurrence of any event described in Section 2.14(a), the Trustee shall notify the Securities Depository of the occurrence of such event and of the availability of definitive or temporary Replacement Bonds to Beneficial Owners requesting the same, in an aggregate Outstanding amount representing the interest of each such Beneficial Owner, making such adjustments and allowances as it may find necessary or appropriate as to accrued interest and previous payments of principal and calls for redemption. Definitive Replacement Bonds for a Class shall be issued only upon surrender to the Trustee of the Bond of such Class by the Securities Depository, accompanied by registration instructions for the definitive Replacement Bonds for such Class from the Securities Depository. Neither the Sponsor nor the Trustee shall be liable for any delay in delivery of such instructions and conclusively may rely on, and shall be protected in relying on, such instructions. Upon issuance of definitive Replacement Bonds, all references herein to obligations imposed upon or to be performed by the Securities Depository shall be deemed of no further force and effect, and the Holders of the definitive Replacement Bonds shall be deemed the Bondholders for all purposes of this Indenture.

     Section 2.15.  REDEMPTION PRIOR TO MATURITY.

     (a) MANDATORY SINKING FUND REDEMPTION. (1) The Class A Bonds with maturity dates shown below shall be redeemed in part, prior to their scheduled maturity, on the dates and in the principal amounts shown below, at a redemption price equal to the principal amount thereof, plus accrued interest thereon to the redemption date, without premium, from moneys deposited into the Debt Service Fund in accordance with Article V hereof:

                     CLASS A BONDS MATURING DECEMBER 1, 2008

                     December 1,              Amount
                     -----------            ----------
                        2003                $2,560,000
                        2004                 2,735,000
                        2005                 2,920,000
                        2006                 3,120,000
                        2007                 3,340,000
                        2008                 3,570,000

                     CLASS A BONDS MATURING DECEMBER 1, 2017

                     December 1,              Amount
                     -----------            ----------
                        2009                $3,815,000
                        2010                 4,095,000
                        2011                 4,395,000
                        2012                 4,720,000
                        2013                 5,070,000
                        2014                 5,445,000
                        2015                 5,845,000
                        2016                 6,275,000
                        2017                 5,635,000

     (2) Redemptions pursuant to this Section 2.15(a) shall be made PRO RATA among the Holders of each stated maturity by redeeming from each such Holder that principal amount which bears the same proportion to the principal amount of such stated maturity registered in the name of such Holder as the total principal amount of such stated maturity to be redeemed on any sinking fund payment date bears to the aggregate principal amount of such stated maturity Outstanding prior to redemption. If the Trustee cannot make a strict PRO RATA redemption among the Holders of a stated maturity, the Trustee shall redeem more or less than a PRO RATA portion from one or more Holders of such stated maturity in such manner as the Trustee deems fair and reasonable.

     In connection with any such redemption prior to maturity, the Trustee shall make appropriate entries in the Bond Register to reflect the portion of any Bond so redeemed and the amount of the principal remaining outstanding. The Trustee's notation in the Bond Register shall be conclusive as to the principal amount of any Bond Outstanding at any time.

     (b) EXTRAORDINARY MANDATORY REDEMPTION. (1) The Class A Bonds maturing on December 1, 2017 and the Class B Bonds maturing on or after December 1, 2016 are subject to extraordinary mandatory redemption prior to maturity on or after December 1, 2015, upon notice from the Sponsor to the Trustee of the optional total prepayment of the 49C Notes by 49C, as a whole on any Interest Payment Date set forth below at the redemption prices (expressed as a percentage of the principal amount redeemed) set forth below, plus accrued interest to the redemption date.


          Interest Payment Dates             Redemption Price
          ----------------------             ----------------
     December 1, 2015 and June 1, 2016            102%
     December 1, 2016 and June 1, 2017            101%

     (2) The Bonds shall be subject to extraordinary mandatory redemption from monies received by the Trustee constituting Note prepayments, in whole or in part to the extent of such monies received by the Trustee, upon notice from the Sponsor to the Trustee that the 49C Notes have become subject to mandatory prepayment in whole due to casualty or condemnation with respect to all or substantially all of the Project, at a price equal to one hundred percent (100%) of the principal amount thereof, plus accrued interest thereon to the redemption date, on the Interest Payment Date for which required notice can be given and which next follows receipt by the Trustee of monies constituting such Note prepayments.

     (3) If not all of the Outstanding Bonds can be redeemed from monies received by the Trustee pursuant to Section 2.15(b)(2), the Trustee shall apply all monies so received to redeem the Outstanding Bonds in part, which redemption shall be made pro rata among the Holders of the Outstanding Bonds.

     In connection with any such partial redemption prior to maturity, the Trustee shall make appropriate entries in the Bond Register to reflect the portion of any Bond so redeemed and the amount of the principal remaining outstanding. The Trustee's notation in the Bond Register shall be conclusive as to the principal amount of any Bond Outstanding at any time.

     Section 2.16. NOTICE OF REDEMPTION.

     (a) Notice of any redemption under Section 2.15(b) shall be given by the Trustee by certified mail, return receipt requested, not less than 30 days nor more than 45 days prior to the applicable redemption date to each Holder in whose name a Bond to be redeemed is registered on the Record Date preceding the applicable redemption date, at such Bondholder's address appearing in the Bond Register; provided, however, that prior to the Trustee giving any notice of redemption, the Trustee shall have on deposit in the applicable account of the Redemption Fund the redemption price for the Bonds to be redeemed.

     (b) All notices of redemption shall state the amount and Class of Bonds being redeemed, redemption date, redemption price, CUSIP numbers, (with respect to the Class A Bonds only) the place where the Bonds are to be surrendered for payment of the redemption price (in the case of redemptions in whole) and that no interest shall accrue on such Bonds after such redemption date. Any failure to give such notice, or any defect therein, shall not affect the validity of any proceedings for the redemption of any other Bonds for which no such failure or defect occurs.

     (c) Notice of redemption having been given as provided above, and moneys available for redemption being held by the Trustee for that purpose, thereupon the Bonds to be redeemed, on the applicable redemption date, shall become due and payable at the redemption price and interest thereon shall cease to accrue and, unless there shall be a default in the payment of the redemption price, no interest shall accrue on such redemption price for any period after such redemption date. Bonds redeemed thereafter shall no longer be entitled to any security or benefit under this Indenture, except to receive payment of the applicable redemption price.

                             (End of Article II)

                                   ARTICLE III

                                  REMIC STATUS

     Section 3.01. REMIC ELECTION.

     (a) It is the intention of this Indenture and the parties hereto that the Trust Estate shall constitute, and the affairs of the Trust Estate shall be so conducted as to qualify the Trust Estate as a "real estate mortgage investment conduit" as defined in and in accordance with Section 860D of the Code. In furtherance of such intention, the Trustee covenants that it shall not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of the Trust Estate prior to liquidation of the Trust Estate in accordance with the provisions hereof.

     (b) The Class A Bonds and Class B Bonds are hereby designated as "regular interests" in the REMIC within the meaning of Section 860G(a)(1) of the Code.

     (c) The Residual is hereby designated as the sole "residual interest" in the REMIC within the meaning of Section 860G(a)(2) of the Code.

     (d) The Closing Date shall constitute the "startup day" for the REMIC within the meaning of Section 860G(a)(9) of the Code.

     (e) The Trustee shall, for federal income tax purposes, maintain books and records with respect to the Trust Estate on a calendar year and on an accrual basis.

     (f) After the Closing Date, the Trustee shall not (i) accept any contribution of additional assets to the Trust Estate unless the Trustee shall have received an Opinion of Counsel to the effect that such contribution will not cause the imposition of a tax on the Trust Estate or cause the Trust Estate to lose its status as a REMIC at any time that any Bonds are Outstanding, or
(ii) permit or cause the sale, transfer, exchange or other disposition of any portion of the Trust Estate, except as otherwise provided herein, unless such sale or disposition is pursuant to a "qualified liquidation," as defined in Code
Section 860F(a)(4)(A), or unless the Trustee has received an Opinion of Counsel that such sale will not cause the Trust Estate to lose its status as a REMIC at any time that any Bonds are Outstanding or otherwise subject the Trust Estate to taxation. The cost of any Opinion of Counsel specified in this Section 3.01(f) shall not be an expense of the Trustee.

     (g) No Investment Security shall be sold before its stated maturity if, as a result of such sale, the Trust Estate would realize a gain unless sold either
(i) to meet a required payment on the Bonds or (ii) pursuant to a qualified plan of liquidation in accordance with Section 3.03 hereof.

     (h) The Trustee is hereby authorized and directed to make information available to the Internal Revenue Service and to any Residual Holder or transferee thereof necessary to comply with Section 860D(a)(6)(B) of the Code and to maintain records and information sufficient to make any calculations that may be required pursuant to such section of the Code.

     (i) Neither the Trustee nor the Sponsor shall enter into any arrangement by which the Trust Estate will receive a fee or other compensation for services nor permit the Trust Estate to receive any income from assets other than "qualified mortgages" or "permitted investments" within the meaning of Section 860G of the Code.

     Section 3.02. TAX COMPLIANCE.

     (a) Subject to Section 3.02(c), the Trustee shall perform, or cause to be performed, the following duties relating to the federal, state and local tax compliance of the Trust Estate:

          (i) cause to be prepared and filed with the Internal Revenue Service and applicable state or local taxing authorities income tax or information returns or reports relating to the Trust Estate, the Bonds and the Certificates (including without limitation all returns and reports of the Trust Estate as a REMIC) that are due after the Closing Date in the time and manner required by the Code, applicable regulations or procedures thereunder or equivalent provisions of state or local law;

          (ii) cause the REMIC, in its first federal income tax return for the short taxable year ending December 31, 1996, to elect to be treated as a REMIC for such taxable year and all succeeding taxable years, and shall file or cause to be filed all subsequent tax returns, or information reports, and take such actions, as are required for such status;

          (iii) within 30 days after the Closing Date, cause to be furnished to the Internal Revenue Service, on Form 8811, or as otherwise may be required by the Code, the name, title, address and telephone number of the person that the Holders of Bonds may contact for tax information relating thereto, together with such additional information as may be required by such Form, and shall update (or cause to be updated) such information at the time and in the manner required by the Code;

          (iv) cause the REMIC, within 30 days after the Closing Date, to file an application for a federal employer tax identification number; and

          (v) cause to be prepared and delivered to Bondholders and Residual Holders any and all tax or information returns or reports in the time and manner required by the Code, applicable regulations or procedures thereunder or equivalent provisions of state or local law.

     The federal, state or local income tax or information returns of the Trust Estate shall be signed by the Trustee or such other Person as may be required to sign such returns by the Code or state or local tax laws, regulations or rules. If the Sponsor is determined to be the proper party to sign the foregoing tax returns, the Sponsor shall sign such returns as directed by the Trustee. The Trustee shall not have any obligation to determine whether any Person other than the Trustee shall be required to sign such returns except during any period in which the Manager is in default of its obligations hereunder.

     (b) The Trustee shall have responsibility for all compliance with the requirements of federal tax withholding and shall withhold, as required by the Code, in respect of amounts payable to Holders of Certificates or Bonds.

     (c) Notwithstanding the foregoing, the parties hereto acknowledge that responsibility for preparing any tax report or tax return required by this
Section 3.02 (other than with respect to withholding) shall be with the Manager or such other Person hired to prepare such returns by the Trustee in accordance with this Indenture. All such reports or returns shall be delivered by the Manager or other Person responsible for its preparation to the Trustee not later than five days before the date on which the Trustee is required under this Indenture or the Code (or applicable provisions of state or local law) to file or distribute such report or return (such date, the "Due Date"); provided, however, that, in the case of the Manager, the Due Date shall be the date which is 14 days after the date the Manager has received all required information to prepare such return or report) (such date before the required date for filing or distributing, the "Submission Date"). If, by the Submission Date, the Trustee has not received such return or report, the Trustee shall appoint, to prepare any report or return not received by the Trustee on its Submission Date, an organization which regularly engages in the preparation of such reports on a continuous basis for profit and which represents itself to be an expert in such matters. The cost or expense of any such organization appointed by the Trustee shall be a cost and expense of the Trust Estate which shall be paid out of amounts otherwise distributable to the Residual Holders. The Residual Holders shall indemnify the Trustee for any costs incurred by the Trustee to comply with its tax reporting duties pursuant to this Section 3.02. Notwithstanding any other provision of this Indenture, the Trustee shall not be liable for any errors by the Manager or any organization appointed by the Trustee pursuant to this Section 3.02(c) and the Trustee shall be entitled to rely on the written advice of the Manager or such Person as to who is the appropriate Person to sign any return on behalf of the REMIC.

     (d) If in any taxable year there shall be more than one Holder of the Certificates, the Manager may be designated a tax matters person with respect to the REMIC pursuant to Treasury Regulation Section 1.860F-4(d), which tax matters person shall have the same duties with respect to the REMIC as those of a "tax matters partner" under Subchapter C of Chapter 63 of Subtitle F of the Code.

     Section 3.03. TERMINATION OF THE REMIC UPON REDEMPTION OF THE BONDS.

     In the event of redemption of the Bonds pursuant to Section 2.15(b)(1) or
(2) hereof, unless the Residual Holders have delivered to the Trustee a Non-Disqualification Opinion with respect to failure to comply with the requirements of this Section 3.03, the Trust Estate shall be liquidated as follows:

          (i) Not less than 15 days before the date on which the final payment on the Bonds is expected to be made, the Trustee will notify the Residual Holders of the expected date of such final payment;

          (ii) As soon as possible after receiving the notice referred to in clause (i) above (but in no event less than 5 days before the date on which the Trustee expects to make the final payment on the Bonds), the Residual Holders, by action of the Majority Residual Holders, shall cause to be adopted a plan of complete liquidation of the Trust Estate within the meaning of Section 860F(a)(4) of the Code, the Trustee shall sign such plan (or cause the proper party, if not the Trustee, to sign the plan), and the Trustee shall dispose of the Trust Estate in accordance with the provisions of Section 3.03(iii);

          (iii) At or after the time at which the plan of complete liquidation of the Trust Estate is adopted and the Trustee is instructed to liquidate the same and at or before the time at which the Trustee makes the final payment on the Bonds, the Trustee shall request a nationally recognized securities dealer designated in the plan of complete liquidation of the Trust Estate to sell for cash to the highest bidder all of the Trust Estate (except for (A) cash on hand and (B) any asset comprising all or part of the Trust Estate which, pursuant to the terms of such asset, will be fully converted into cash before the final payment on the Bonds); provided, however, that such sale must be at a price not less than the redemption price plus expenses less moneys available under this Indenture to redeem the Bonds, exclusive of the sale proceeds; and

          (iv) Upon liquidation of the Trust Estate, the Trustee shall make final payment: first, on each Class of Bonds then Outstanding as provided in this Indenture; and second, all of the remaining cash (and all other remaining assets, if any) that comprises the Trust Estate, as provided in
     Article XI hereof (other than cash retained to meet claims), shall be paid to the Residual Holders pro rata as quickly as possible, but in no event later than the close of business on the 90th day after the day on which the plan of complete liquidation was adopted, and the existence of the REMIC shall thereupon terminate.

     Nothing in this Section 3.03 shall prevent the final payment of the Bonds.

     The Trustee shall not be liable, in the absence of bad faith, negligence or willful misconduct, for its failure to sell any asset or to obtain the best price for any asset sold. The cost of any Opinion of Counsel required under this
Section 3.03, including any Non-Disqualification Opinion, shall not be a cost or expense of the Trustee.

     Section 3.04. RESERVED

     Section 3.05. REMIC TAXES.

     Unless, under the terms of this Indenture, another party is liable for such tax, any tax on prohibited transactions or contributions or any other tax imposed under the Code (or state or local law) on the Trust Estate shall be payable from amounts that would otherwise be distributable to the Holders of Residual Certificates on a pro rata basis; PROVIDED, HOWEVER, that if such amounts are insufficient to pay such tax, the Trustee may accept funds to pay such tax from any Person, so long as the Trustee receives a Non-Disqualification Opinion (the cost of which opinion shall be paid by the Person furnishing such funds) with respect thereto, to the effect that the acceptance of such funds will not result in any additional unfunded tax liability or result in the imposition of a tax on contributions to the Trust Estate. Notwithstanding anything to the contrary contained herein, if the Residual Holders intend to contest any such tax in appropriate Proceedings, the Residual Holders, by action of the Majority Residual Holders, may prevent the Trustee, by delivering written notice (and indemnification satisfactory to the Trustee) to the Trustee, from making payment of such tax, if permitted by law, pending the outcome of such proceedings. The Trustee is hereby authorized to retain from those amounts otherwise distributable to the Residual Holders sufficient funds to reimburse the Trustee for the payment of any tax liability of the Trust Estate (to the extent that the Trustee has not been previously reimbursed therefor).

     Section 3.06.  LIMITATION OF LIABILITY.

     Notwithstanding the foregoing provisions of this Article III, the Trustee shall have no liability for compliance with matters pertaining to the tax status of the REMIC or the Bonds or for otherwise complying with the provisions of the Code as they pertain to the Bonds, other than (i) to follow the express provisions set forth above in Sections 3.01(a), (e), (f), (g), (h) and (i) and
Section 3.02, and (ii) following such instructions as may be given by the Manager, or in the absence of a Manager, by the Trustee's tax advisor, with respect to such matters.

     Anything herein to the contrary notwithstanding, under no circumstances shall the Trustee be obligated to expend or advance its own funds for payment of any tax imposed as a result of any action taken by any Person other than the Trustee. It is hereby acknowledged and agreed to by the Holders that the Trustee's obligation to pay any taxes or expenses hereunder imposed, other than as a result of the Trustee's negligence or willful misconduct, is expressly limited to the Residual.

                              (End of Article III)

                                   ARTICLE IV

                GENERAL COVENANTS; REPRESENTATIONS AND WARRANTIES

     Section 4.01. PAYMENT OF PRINCIPAL AND INTEREST.

     In addition to the covenants and agreements of the Sponsor elsewhere in this Indenture, the Sponsor covenants that it will cause to be duly and punctually paid the principal of and interest on every Bond issued under this Indenture at the place, on the dates and in the manner provided herein according to the true intent and meaning thereof, provided that such principal and interest are payable solely from the Trust Estate, including but not limited to, income, revenues and receipts and amounts derived or to be derived from the Trust Estate and payable to the Trustee and nothing in the Bonds or this Indenture shall be considered as Granting any other funds or assets of the Sponsor other than the Trust Estate. Amounts properly withheld under the Code from payment to any Bondholder of interest or principal shall be considered as having been paid by the Sponsor to such Bondholder for all purposes under this Indenture.

     The Sponsor and the Trustee further covenant that at no time when the Bonds are Outstanding will it or they commingle any of its other moneys or other assets (from whatever source) with the Trust Estate.

     Notwithstanding any provision of this Indenture or any Bond to the contrary, the Bonds, including any interest with respect thereto, are limited obligations of the Sponsor and are payable solely from the sources provided therefor, as described in this Indenture.

     Section 4.02. PERFORMANCE OF COVENANTS.

     The Sponsor covenants that it will perform faithfully at all times any and all covenants, undertakings, stipulations and provisions to be performed by the Sponsor and contained in this Indenture, in any and every Bond executed, authenticated and delivered hereunder and in all of its proceedings pertaining hereto. The Sponsor covenants that it has taken all necessary corporate and legal action to issue the Bonds authorized hereby and to execute this Indenture, to assign the Trust Estate and the amounts payable thereunder, to pledge the amounts hereby pledged in the manner and to the extent herein set forth, to constitute the Trust Estate as a segregated asset pool and to sell the Residual, that all action on its part for the issuance of the Bonds and the execution and delivery of this Indenture has been duly and effectively taken and that the Bonds in the hands of the Bondholders, as the case may be, are and will be valid and enforceable special and limited obligations of the Sponsor according to the terms thereof and hereof.

     Section 4.03. INSTRUMENTS OF FURTHER ASSURANCE.

     The Sponsor agrees that the Trustee may defend its rights to the payments and other amounts due with respect to the Trust Estate, including but not limited to amounts due the Trustee under the Notes, the Loan Documents and the Casualty Insurance Policy or any other insurance policy for the benefit of the Bondholders and the Residual Holders, as their respective interests may appear, against the claims and demands of all Persons whomsoever. The Sponsor covenants that it will do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, such supplemental indentures and such further acts, instruments and transfers as the Trustee may reasonably require to better assure and confirm unto the Trustee all and singular the rights Granted hereby to secure the payment of principal of and interest on the Bonds or to Grant more effectively all or any part of the Residual to the Residual Holders as contemplated by this Indenture. The Sponsor covenants and agrees that, as a result of the Grant of the Residual to the Residual Holders and the sale of the Certificates, it has no further power or authority to sell, convey, assign, pledge, encumber or otherwise dispose of any part of the Trust Estate (except to the extent and for any period of time the Sponsor is a Holder of all or part of the Certificates).

     Section 4.04. RECORDING AND FILING.

     Except for such financing statements and other documents relating to the Trust Estate required to be filed on or prior to the Closing Date, the Trustee will cause all financing statements related to this Indenture and all supplements hereto, and such other documents as may be, in an Opinion of Counsel, necessary to be kept and filed in such manner and in such places as may be required by law in order to preserve and protect fully the security of the Bondholders, the interests of the Residual Holders and the rights of the Trustee hereunder, as their respective interests may appear. The Sponsor shall cooperate in such filings and in the signing of such financing statements, continuation statements and other documents presented to it as specified in an Opinion of Counsel delivered pursuant to this Section 4.04.

     Section 4.05. RIGHTS UNDER THE NOTES AND LOAN DOCUMENTS.

     The Sponsor (to the extent the Sponsor has rights therein) and the Trustee hereby covenant and agree they will not take any action or do anything or fail to do anything specifically required of them which will result in a default under or nonperformance of the Notes and Loan Documents. The Sponsor further covenants and agrees that it will fulfill and faithfully perform its obligations under the Loan Documents.

     The Sponsor agrees that the Trustee, in the Trustee's name or (to the extent required by law) in the name of the Sponsor, may enforce all rights of the Sponsor, if any, and all obligations under and pursuant to the Notes and the Loan Documents for and on behalf of the Bondholders and the Residual Holders, as their respective interests may appear, whether or not the Sponsor is in Default hereunder.

     The Trustee shall have no obligation to exercise any rights or powers under or with respect to the Notes or the Loan Documents except after the occurrence of a payment default under the Notes or except after the occurrence of any other type of default with respect to the Loan Documents of which the Trustee has actual knowledge, in which case the Trustee shall exercise such of the rights and powers vested in it by the Notes and the Loan Documents and use the same degree of care and skill in such exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs, in all events subject to the rights, privileges and immunities of the Trustee provided for in Article IX hereof.

     Section 4.06. CREATION OF LIENS; SALE OF NOTES.

     (a) The Sponsor shall not issue any bonds, obligations or other evidences of indebtedness, other than the Bonds, secured by a pledge of or lien upon the Trust Estate, and shall not create or cause to be created any lien or charge on such revenues and moneys equal or superior to the lien created by this Indenture.

     (b) Neither the Sponsor nor the Residual Holders shall have any right to sell or cause the sale of the Notes or any interest in any of the Loan Documents unless such sale is effected pursuant to Article VIII hereof following an Event of Default.

     Section 4.07. BOOKS AND FUNDS.

     The Trustee shall keep, or cause to be kept, proper books of record and account in which complete and accurate entries shall be made of all its transactions relating to all Funds established by or pursuant to this Indenture and the Trust Estate, which shall, at all reasonable times, be subject to inspection and available for copying, at such parties' expense, by the Sponsor, a Residual Holder or of the owners of an aggregate of not less than 5% of the aggregate Outstanding amount of Bonds or their representatives duly authorized in writing. Such records and financial statements shall be prepared in accordance with generally accepted accounting principles.

     Section 4.08. COVENANTS REGARDING THE RESIDUAL HOLDERS.

     In addition to each agreement and covenant of the Sponsor elsewhere contained in this Indenture, the Sponsor hereby covenants and agrees with the Residual Holders and the Trustee as follows:

         (i) Upon request, the Sponsor will file or cause to be filed all necessary certificates and documents as and when required or permitted by this Indenture so as to obtain release of all property or amounts in the Trust Estate which are properly releasable from the lien of this Indenture in a timely fashion;

        (ii) The Sponsor will not create or attempt to create any interest in the Residual other than the interests created by this Indenture in favor of the Residual Holders;

       (iii) The Sponsor will not attempt to deny the irrevocable Grants and assignments made in this Indenture to the Residual Holders; and

        (iv) The Sponsor will defend the Residual Holders against any claim asserted against their interest in the Residual by any Person claiming to have an interest in the Residual created by, through or under the Sponsor or its successors.

     Section 4.09. DUTIES AND RESPONSIBILITIES OF THE SPONSOR; INDEMNIFICATION.

     The Sponsor need only perform those duties as are specifically set forth in this Indenture, and no implied covenants or obligations of the Sponsor shall be read into this Indenture. In the absence of bad faith on its part, the Sponsor may rely, as to the truth of statements and the correctness of opinions expressed therein, on certificates or Opinions of Counsel furnished to it.

     Section 4.10.  LIST OF BONDHOLDERS.

     The Trustee, as Bond Registrar, will keep the Bond Register on file at the Corporate Trust Office.

     Section 4.11.  MAINTENANCE OF CASUALTY INSURANCE POLICY.

     The Sponsor covenants and agrees to obtain a replacement Casualty Insurance Policy in the event the rating of the provider of the Casualty Insurance Policy is downgraded below AA and to maintain and to comply with all conditions of and to keep the Casualty Insurance Policy in an outstanding amount at all times at least equal to the principal amount of the Outstanding Bonds and in full force and effect throughout the term of this Indenture.

     Section 4.12. WITHHOLDING TAXES.

     Whenever it is acting as a Paying Agent for the Bonds, the Trustee shall comply with all requirements of the Code, and all regulations thereunder, with respect to the withholding from any payments made on such Bonds of any withholding taxes imposed thereon and with respect to any reporting requirements in connection therewith.

     Section 4.13. DIRECTION OF RESIDUAL HOLDERS FOR CERTAIN ACTIONS.

     The Sponsor and the Trustee hereby agree and acknowledge that, pursuant to this Indenture, (i) the Residual Holders are Granted the right to consent to certain actions by the Trustee or the Sponsor, (ii) the Residual Holders are Granted the right to give certain directions to the Trustee and the Sponsor, and
(iii) the Residual Holders are Granted the right to exercise certain rights of the Sponsor under this Indenture. Any request, demand, authorization, direction, notice, consent, waiver or other action by the Residual Holder described in (i) through (iii) above (collectively, a "Residual Holder Act") shall be binding and be given effect by the Trustee and the Sponsor under this Indenture if the same is (A) in writing, (B) signed by the Majority Residual Holders as of the date such writing is executed and delivered, (C) accompanied by any indemnification to the Trustee and the Sponsor specifically required by this

Indenture in connection with that Residual Holder Act and (D) accompanied by all payments, Opinions of Counsel or other written instruments, if any, specifically required under this Indenture or with respect to that Residual Holder Act. In determining whether the Residual Holders signing such Residual Holder Act are Majority Residual Holders, the Trustee and the Sponsor shall conclusively be entitled to rely on a written statement contained in or attached to such Residual Holder Act.

     Section 4.14. MONEYS TO BE HELD IN TRUST.

     All moneys required to be deposited with or paid to the Trustee for deposit into any Trust Fund established under any provision of this Indenture shall be held in trust by the Trustee in its trust capacity in Eligible Accounts for the benefit of the Bondholders and the Residual Holders, as their respective interests may appear, and, until applied or released in accordance with this Indenture, shall constitute a part of the Trust Estate and be subject to the security interest created hereby with respect to the Bonds. No Eligible Account shall be evidenced by a certificate of deposit, passbook or other instrument. Each Eligible Account shall be a separate and identifiable account from all other funds and accounts held by the Trustee. All Eligible Accounts shall be established and maintained in the name of the Trustee, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the holders of the Bonds. The Trustee shall possess all right, title and interest in all funds on deposit from time to time in each Eligible Account and in all proceeds thereof. Each Eligible Account shall be under the sole dominion and control of the Trustee for the benefit of the holders of the Bonds, and shall contain only funds held for their benefit. The Trustee agrees that it has no right of setoff or banker's lien against, and no right to otherwise deduct from any funds held in any Eligible Account (except the Trust Expense Fund) for any amount owed it by the Sponsor, any securityholder or any credit support provider.

     Section 4.15.  GENERAL REPRESENTATIONS AND WARRANTIES OF SPONSOR.

     The Sponsor hereby makes the following general representations and warranties for the benefit of the Trustee and the Holders:

          (a) DUE ORGANIZATION, VALID EXISTENCE. The Sponsor is duly organized, validly existing and in good standing under the laws of the State of Delaware and possesses all licenses and authorizations necessary to carry on its business.

          (b) POWER AND AUTHORITY. The Sponsor has full power and authority to carry on its business as now being conducted and to enter into this Indenture and the Sale Agreement and the transactions contemplated thereby.

          (c) EXECUTION AND DELIVERY. This Indenture and the Sale Agreement have been duly executed and delivered by the Sponsor.

          (d) ENFORCEABILITY. This Indenture and the Sale Agreement constitute valid, legal, binding and enforceable obligations of the Sponsor (subject to bankruptcy, insolvency or creditor rights laws generally, and principles of equity generally) without offset, defense, or counterclaim.

          (e) NO CONFLICT. The execution, delivery and performance of this Indenture and the Sale Agreement by the Sponsor will not cause or constitute (with due notice or lapse of time or both) a default under or conflict with the Sponsor's organizational documents or other agreements by which the Sponsor is bound or otherwise materially or adversely affect performance of duties.

          (f) NO VIOLATION OF LAWS. The execution, delivery and performance of this Indenture and the Sale Agreement by the Sponsor will not violate any law, regulation, order or decree of any governmental authority.

          (g) CONSENTS OBTAINED. All consents, approvals, authorizations, orders or filings of or with any court or governmental agency or body, if any, required for the execution, delivery and performance of this Indenture and the Sale Agreement by the Sponsor have been obtained or made.

          (h) NO LITIGATION. There is no pending action, suit or proceeding, arbitration or governmental investigation against the Sponsor an adverse outcome of which would materially affect the Sponsor's performance under this Indenture or the Sale Agreement.

     Section 4.16.  SPECIAL PURPOSE REPRESENTATIONS AND COVENANTS OF THE
SPONSOR.

          (a) PURPOSE. The Sponsor was organized solely for the purpose of acquiring the Trust Estate, depositing the same into the trust created hereby, issuing the Bonds and participating in the transactions contemplated hereby and by the Sale Agreement.

          (b) NO OTHER BUSINESS. The Sponsor has not and will not engage in any business unrelated to the purpose set forth above.

          (c) NO OTHER ASSETS. The Sponsor has not acquired and will not acquire any assets other than those constituting the Trust Estate.

          (d) NO DISSOLUTION. The Sponsor has not engaged in, sought or consented to, and will not engage in, seek or consent to, any dissolution, winding up, liquidation, consolidation, merger, asset sale, or amendment of its certificate of incorporation.

          (e) INDEPENDENT DIRECTOR. The Sponsor has and shall at all times while the Bonds are Outstanding have at least one Independent Director.

          (f) UNANIMOUS CONSENT. The Sponsor has not caused or allowed and will not cause or allow its board of directors to take any action requiring the unanimous affirmative vote of 100% of the members of the board of directors unless an independent director shall have participated in such vote.

          (g) BANKRUPTCY FILING. The Sponsor, without the unanimous consent of all of its directors, shall not file a bankruptcy or insolvency petition or otherwise institute insolvency proceedings with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest.

          (h) NO OTHER INDEBTEDNESS. The Sponsor has no indebtedness other than the indebtedness represented by the Bonds and will not incur any other indebtedness while the Bonds are Outstanding.

          (i) MISUNDERSTANDINGS. The Sponsor has not and will not fail to correct any known misunderstanding regarding the separate identity of the Sponsor.

          (j) SEPARATE ACCOUNTS. The Sponsor has maintained and will maintain its accounts, books and records separate from any other person or entity.

          (k) OFFICIAL RECORDS. The Sponsor has maintained and will maintain its books, records, resolutions and agreements as official records.

          (l) COMMINGLING. The Sponsor has not and will not commingle its funds or assets with those of any other entity, and has held and will hold its assets in its own name.

          (m) OWN NAME. The Sponsor has conducted and will conduct its business in its own name.

          (n) SEPARATE RECORDS. The Sponsor has maintained and will maintain its financial statements, accounting records and other entity documents separate from any other person or entity.

          (o) OWN LIABILITIES. The Sponsor has paid and will pay its own liabilities out of its own funds and assets.

          (p) FORMALITIES. The Sponsor has observed and will observe all corporate formalities.

          (q) GUARANTEES. The Sponsor has not and will not assume or guarantee or become obligated for the debts of any other entity or hold out its credit as being available to satisfy the obligations of any other entity.

          (r) AFFILIATE SECURITIES. The Sponsor has not acquired and will not acquire obligations or securities of its shareholders.

          (s) ALLOCATIONS. The Sponsor has allocated and will allocate fairly and reasonably any overhead for shared office space and use separate stationery, invoices and checks.

          (t) PLEDGES. The Sponsor has not pledged and will not pledge its assets for the benefit of any other person or entity.

          (u) IDENTIFICATION. The Sponsor has held itself out and identified itself and will hold itself out and identify itself as a separate and distinct entity under its own name and not as a division or part of any other person or entity.

          (v) LOANS. The Sponsor has not made and will not make loans to any person or entity, except for the Sponsor's loan to DCDC II as evidenced by the DCDC II Note.

          (w) DIVISIONS. The Sponsor has not identified and will not identify its shareholders, or any affiliates of them, as a division or part of it.

          (x) ARM'S-LENGTH TRANSACTION. The Sponsor has not entered into and will not enter into or be a party to, any transaction with its shareholders or its affiliates except in the ordinary course of its business and on terms which are intrinsically fair and are no less favorable to it than would be obtained in a comparable arm's-length transaction with an unrelated third party.

     Section 4.17. SPONSOR REPRESENTATIONS AND WARRANTIES REGARDING TRUST ESTATE. The Sponsor hereby makes the same representations and warranties with respect to the assets constituting the Trust Estate as made by the Lender in
Section 3.01(b) of the Sale Agreement.

                               (End of Article IV)

                                    ARTICLE V

                            REVENUES AND TRUST FUNDS

     Section 5.01. CREATION OF FUNDS AND ACCOUNTS TO BE HELD BY THE TRUSTEE. The following funds and separate accounts within the funds are hereby created for the Bonds and shall be held and maintained for the Holders of Bonds and the Residual Holders, as their respective interests may appear, by the Trustee as Trust Funds under this Indenture:

                    Debt Service Fund
                    Redemption Fund
                         Class A Bonds Account
                         Class B Bonds Account
                    Residual Fund
                    Trust Expense Fund
                         Trustee Account
                         Manager Account

     For the purposes of internal accounting, any fund or account created by this Indenture may contain one or more sub-accounts, as the Trustee may deem proper.

     Section 5.02. SPONSOR CONTRIBUTION. On the date of issuance of the Bonds, the Sponsor shall deposit into the trust created hereby the Notes and the Loan Documents. In exchange therefor, the Trustee shall issue for the benefit of the Sponsor and upon the terms herein described the Class A Bonds, the Class B Bonds and the Certificates.

     Section 5.03  DEBT SERVICE FUND.

     (a)  DEPOSITS OR TRANSFER OF MONEYS INTO THE DEBT SERVICE FUND.

     The Trustee shall deposit into the Debt Service Fund upon receipt (i) all monies transferred from the Income Account held by the Trustee as the Approved Bank with respect thereto which are payments made on account of the 49C Notes pursuant to the Loan Agreement and (ii) all amounts received by it from payments on the DCDC II Note.

     (b)  USE OF MONEYS IN DEBT SERVICE FUND.

     Moneys on deposit in the Debt Service Fund shall be used in the following order and priority: (i) to transfer to the Trustee Account of the Trust Expense Fund on each Interest Payment Date beginning June 1, 1998 the sum of $10,000;
(ii) to pay interest on the Bonds coming due on each Bond Payment Date; and
(iii) to pay the principal on the Bonds as it becomes due on any Bond Payment Date or, if principal is not due on any such Bond Payment Date, to reserve against the principal due on the next succeeding Bond Payment Date the amount set forth on Exhibit G hereto. After making such payments on the Bonds or reserving such amounts, as applicable, on each Bond Payment Date, the Trustee will transfer to the Manager Account of the Trust Expense Fund from the Debt Service Fund the lesser of (A) the sum of the accrued fees and expenses of the Manager then due and payable or (B) the balance on deposit in the Debt Service Fund.

     After making such transfer to the Manager Account of the Trust Expense Fund, on each June 1 and December 1 commencing December 1, 1998, the Trustee will transfer the balance in the Debt Service Fund to the Residual Fund, provided no Event of Default has occurred and is continuing.

     Except for the transfers to the Trust Expense Fund and the Residual Fund described above, the Trustee shall use moneys in the Debt Service Fund solely for the payment of interest on the Bonds when due and the payment of principal of and premium (if any) on the Bonds as the same become due and payable at maturity or upon earlier redemption or acceleration. The Trustee shall at all times maintain accurate records of deposits into the Debt Service Fund, and the sources and timing of such deposits.

     Section 5.04.  THE REDEMPTION FUND.

     (i) DEPOSITS INTO REDEMPTION FUND. The Sponsor shall cause to be deposited into the Class A Bonds Account and the Class B Bonds Account, as applicable, of the Redemption Fund, for the payment of principal, accrued interest to the redemption date, if any, and premium, if any, upon any extraordinary mandatory redemption of the Bonds (pursuant to Section 2.15 hereof), solely out of moneys received as prepayment on the 49C Notes, an amount sufficient to pay, when due, the principal, accrued interest to the redemption date, if any, and premium, if any, upon such a redemption of the Bonds.

    (ii) USE OF MONEYS IN THE REDEMPTION FUND. The Trustee shall use moneys in the Redemption Fund solely for the payment of principal of, premium, if any, and accrued interest on the Bonds to the redemption date in connection with an extraordinary mandatory redemption of Bonds pursuant to Section 2.15 hereof but only if notice thereof has been given pursuant to Section 2.16 hereof.

     Section 5.05.  THE TRUST EXPENSE FUND.

     (a) DEPOSITS AND TRANSFERS INTO TRUST EXPENSE FUND. Moneys shall be transferred into the Trust Expense Fund from the Debt Service Fund at the times and as provided in Section 5.03(b).

     (b) USE OF TRUST EXPENSE FUND. The Trustee shall use the moneys transferred or deposited into the Trustee Account of the Trust Expense Fund to pay the fees and expenses of the Trustee, and use the moneys transferred or deposited into the Manager Account of the Trust Expense Fund to pay the fees and expenses of the Manager.

     Section 5.06.  THE RESIDUAL FUND.

     (a) DEPOSITS INTO RESIDUAL FUND. Moneys shall be transferred into the Residual Fund from the Debt Service Fund at the times and as provided in Section 5.03.

     (b) USE OF RESIDUAL FUND. The Trustee shall use moneys transferred into the Residual Fund solely to make distributions on the Certificates on each Residual Distribution Date.

     Section 5.07.  AMOUNTS REMAINING IN FUNDS.

     Subject to compliance with Section 3.03 hereof, any amounts remaining in any Fund and any revenues derived from the Notes after full payment of the Bonds, including any fees, charges and expenses of the Trustee as provided herein and all other amounts required to be paid hereunder shall be paid to the Residual Holders and, upon such payment, the Trustee shall have no responsibility for the use or application by the Residual Holders of such amounts or the use or application by the Residual Holders of amounts from time to time released from any other Fund established hereunder.

                               (End of Article V)

                                   ARTICLE VI

                              INVESTMENT OF MONEYS

     (a) All amounts held in the Debt Service Fund by the Trustee shall be initially invested in accordance with the provisions of the Investment Agreement, and if such Investment Agreement or any substitute therefor ever ceases to be in effect, at the direction of the Majority Residual Holders in accordance with paragraph (b) below.

     The Trustee is hereby authorized and directed to enter into the original Investment Agreement. The Trustee shall give all required notices under the Investment Agreement. The Trustee shall maintain said Investment Agreement unless otherwise directed in writing by the Majority Residual Holders to obtain a substitute Investment Agreement and such procurement is consistent with the terms of the existing Investment Agreement. The Trustee shall notify the Rating Agency prior to any amendment or modification of the Investment Agreement, and shall furnish the Rating Agency with a copy of any such amendment or modification. In addition, the Trustee shall notify the Rating Agency prior to the execution and delivery of any substitute Investment Agreement and shall furnish the Rating Agency with a copy thereof.

     The Sponsor shall not assign any of its rights or interests in or to the Investment Agreement (or any substitute Investment Agreement) unless the Sponsor has first notified both the Trustee and the Rating Agency of the proposed assignment and the Trustee has received from the Rating Agency a letter to the effect that such proposed assignment will not result in any downgrade, withdrawal or qualification of the rating on the Class A Bonds.

     (b) All other amounts held under this Indenture by the Trustee shall be invested at the direction of the Majority Residual Holders in Government Securities and in such manner as may then be required by applicable federal or state laws and regulations and applicable laws and regulations of the State, regarding security for, or granting a preference in the case of, the deposit of trust funds; provided all such Government Securities shall mature or be redeemable at the times necessary to provide funds to make payments of debt service and other expenditures as provided herein. In the absence of direction from the Majority Residual Holders, the Trustee shall invest such amounts in investments described in clause (c) of the definition of "Government Securities."

     All amounts deposited with the Trustee shall be credited to the particular Fund to which such moneys belong.

     (c) Whenever the cash balance in a particular Trust Fund is insufficient to make payments required therefrom, the Trustee shall sell and reduce to cash any Government Securities held therein as needed to make such payments.

     (d) Government Securities purchased as an investment of moneys in any Trust Fund held by the Trustee under the provisions of this Indenture shall be deemed at all times to be a part of such Trust Fund. Any income or interest earned and any losses suffered with respect to an investment in a Government Security shall be credited or charged as applicable to the Trust Fund in which such Government Security is held.

     (e) The Trustee shall provide to the Sponsor and the Residual Holders written monthly statements of transactions and investments pertaining to all Trust Funds so long as any Bonds remain Outstanding.

     (f) The Trustee shall have no liability with respect to investment in any Government Security made at the written direction of the Majority Residual Holders, and the Trustee shall have the right to require written direction of the Majority Residual Holders before investing in any Government Security.

     (g) The Trustee may act as principal or agent in the acquisition or disposition of any Government Securities.


                               (End of Article VI)

                                   ARTICLE VII

                             DISCHARGE OF INDENTURE

     Whenever the following conditions shall have been satisfied with respect to the Bonds:

          (a)  either:

              (i) all Bonds theretofore authenticated and delivered (other than Bonds which have been mutilated, destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07) have been delivered to the Trustee for cancellation; or

             (ii) all Bonds not theretofore delivered to the Trustee for cancellation have become due and payable and there has been deposited with the Trustee, in trust for such purpose, an amount of cash or non-callable Government Securities of the type described in clauses (a) and (b) of the definition thereof, the principal of and interest on which non-callable obligations when due is sufficient to pay and discharge the entire indebtedness on such Bonds not theretofore delivered to the Trustee for cancellation;

          (b) all other sums payable hereunder with respect to the Bonds (including all Trustee fees and expenses) have been paid or provided for; and

          (c) the Trustee has received an Opinion of Counsel to the effect that all conditions precedent herein provided for the satisfaction and discharge of this Indenture with respect to the Bonds have been complied with;

then, at the direction of the Residual Holders, this Indenture and the lien, rights and interests created hereby and thereby shall cease to be of further effect, and the Trustee and each co-trustee and separate trustee, if any, then acting as such hereunder shall, at the expense of the Residual Holders, execute and deliver all such instruments as may be necessary to acknowledge the satisfaction and discharge of this Indenture and shall pay, or assign or transfer and deliver, to the Residual Holders all cash, securities and other property held by the Trustee as part of the Trust Estate remaining after satisfaction of the conditions set forth in (a) and (b) above.

     Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Sponsor to the Trustee under Section 9.02, the obligations of the Trustee and any Paying Agents to the Sponsor and to the holders of Bonds under Section 9.10, the obligations of the Trustee to the owners of Bonds under
Section 4.14 and the provisions of Article II with respect to lost, stolen, destroyed and mutilated Bonds, registration of transfers and exchanges of Bonds and rights to receive payments of principal of and interest on the Bonds from the moneys and/or Investment Securities deposited with and held by the Trustee shall survive discharge of the lien of this Indenture on the Trust Estate.


                              (End of Article VII)

                                  ARTICLE VIII

                           EVENTS OF DEFAULT; REMEDIES

     Section 8.01.  EVENTS OF DEFAULT.

     If any of the following events occur, subject to Section 8.17, it is hereby defined as and declared to be and to constitute an Event of Default:

          (a)  A default in any payment when and as due of interest on any Bond;
     or

          (b) A default in any payment of principal of any Bond when and as due, whether at the stated maturity thereof or when called for redemption; or

          (c) A failure by the Sponsor to perform or observe any covenants of the Sponsor other than such covenants relating to (a) or (b) above, or if any representation made in this Indenture or in any certificate delivered pursuant to this Indenture shall prove to be materially incorrect at the time made, and failure to remedy the same within 90 days after notice thereof pursuant to Section 8.17 (or such longer period permitted in accordance with Section 8.17).

     Section 8.02.  WAIVER, RESCISSION AND ANNULMENT OF REMEDY EVENT.

     (a) The Trustee may waive any Event of Default which has been remedied and its consequences.

     (b) Subject to Section 8.12, the Trustee shall waive any Event of Default which has not been remedied upon the written request of the Holders of a majority of the aggregate Outstanding amount of each Class of Bonds affected thereby.

     (c) Notwithstanding Sections 8.02(a) and (b), no Event of Default shall be waived or rescinded, or its consequences annulled, unless the Trustee is provided a Non-Disqualification Opinion with respect to such action.

     (d) No waiver, rescission or annulment shall extend to or affect any subsequent Event of Default or impair any right consequent thereon.

     Section 8.03. COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE.

     Subject to Section 8.12, if an Event of Default occurs and is continuing, the Trustee, in its discretion, may proceed to protect and enforce its rights and the rights of Bondholders by such appropriate Proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power Granted herein, or to enforce any other proper remedy or legal right vested in the Trustee by this Indenture or by law.

     Notwithstanding anything to the contrary in this Article VIII, the Sponsor shall be liable for the payment of principal of and interest on the Bonds, and for the payment of all other claims which may arise against it under this Indenture or pursuant to any judgment entered against the Sponsor of any nature whatsoever, only to the extent of the assets which are included in the Trust Estate and such obligations are special and limited in accordance with Section 2.03.

     Section 8.04.  REMEDIES.

     If an Event of Default shall have occurred and be continuing and its consequences have not been rescinded or annulled, the Trustee may, subject to
Section 8.12 and in addition to its rights under Section 4.05, do one or more of the following:

         (a) Institute Proceedings for the collection of all amounts then payable on the Notes, including all action commercially reasonable to realize upon the collateral securing the Notes (assuming an event of default exists with respect to the Notes pursuant to the terms thereof);

         (b) Institute Proceedings for the collection of all amounts then payable on the Bonds or under this Indenture, enforce any judgment obtained and collect from the Trust Estate securing the Bonds moneys adjudged due;

         (c) Institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Trust Estate or to enforce its rights hereunder;

         (d) Exercise any remedies as a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Trustee or Holders;

         (e)   Replace the Manager in accordance with Section 12.21; and

         (f) With respect to an Event of Default under Section 8.01(a) or (b) that remains uncured for a period of 120 days or more, accelerate and declare the Bonds immediately due and payable in full; provided at any time there exists and is continuing an Event of Default under Section 8.01(a) or
     (b), the Trustee shall accelerate and declare the Bonds immediately due and payable in full if directed to do so by a majority in aggregate outstanding amount of each Class of Bonds in accordance with Section 8.12 hereof. (Any notice of an Event of Default under Section 8.01(a) or (b) provided to Holders pursuant to Section 9.03 shall advise such Holders of such ability to direct the Trustee to accelerate the Bonds.)

Notwithstanding the foregoing, no deficiency judgment shall be sought or obtained against the Sponsor or the Residual Holders if the amounts realizable from the Trust Estate under this Indenture are insufficient to pay the obligations hereunder or on the Bonds.

     Section 8.05.  TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF BONDS.

     All rights of action and claims under this Indenture or the Bonds may be prosecuted and enforced by the Trustee without the possession of any Bonds or evidence of ownership of the Residual or the production thereof in any Proceeding relating thereto, and any such Proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be for the ratable benefit of the Bondholders until all Bonds have been paid, and the Residual Holders, as their respective interests may appear.

     Section 8.06.  APPLICATION OF MONEYS COLLECTED.

     All moneys received by the Trustee following an Event of Default upon the exercise of any remedies available to it or otherwise, after payment of the costs and expenses of the Proceedings resulting in the collection of such moneys and of any amounts due and owing to the Trustee under this Indenture and any extraordinary fees, charges, out-of-pocket expenses or advances incurred by the Trustee as a result of its exercise of powers hereunder following the occurrence of an Event of Default, shall be deposited in the Debt Service Fund and all moneys in the Debt Service Fund (other than moneys held for redemption of Bonds duly called for redemption) shall be applied to the extent permitted by law in the following order, at the date or dates from time to time fixed by the Trustee, in the manner and priority provided as follows until such Event of Default is cured:

          First - To the payment to the persons entitled thereto of all installments of interest then due on the Bonds, in the direct order of the maturity of the installments of such interest and, if the amounts available shall not be sufficient to pay in full any particular installment, then to the payment ratably, according to the amounts due on such installment, to the persons entitled thereto, without any discrimination or privilege; and

          Second - To the payment to the persons entitled thereto of the unpaid principal and premium, if any, on any of the Bonds, which shall have become due (other than Bonds which have matured or otherwise become payable before such Event of Default and moneys for the payment of which are held in the Debt Service Fund or otherwise held by the Trustee), with interest on such principal from the respective dates upon which the same became due and, if the amount available shall not be sufficient to pay in full the amount of principal, premium, if any, and the interest due on any particular date, then to the payment ratably, according to the amount of principal due on such date, to the persons entitled thereto, without any discrimination or privilege.

     To the extent funds remain after such payments, such funds shall be held by the Trustee; provided that in no event shall Bonds be called for redemption in part so long as an Event of Default is outstanding under this Indenture.

     Section 8.07.  LIMITATION ON SUITS.

     (a) No Bondholder shall have any right to institute any Proceedings, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

          (i) Such Bondholder previously has given written notice to the Trustee of a continuing Event of Default in respect of such Bond;

          (ii) Bondholders of not less than 51% in aggregate Outstanding amount of Bonds shall have made written request to the Trustee pursuant to Section
     8.12 to institute Proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (iii) Such Bondholders have offered to the Trustee, and the Trustee shall have accepted, reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request; and

          (iv) The Trustee for 30 days after its receipt of such notice, request and offer of indemnity has failed to institute any such Proceeding.

     (b) Notwithstanding subsection (a) above, no Bondholders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Bondholders or to obtain or to seek to obtain priority or preference over any other Bondholder or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all Bondholders.

     (c) Notwithstanding subsection (a) above, each Holder of the Class A Bonds shall have the right to institute, individually but on behalf of all Holders of Bonds, any Proceedings, judicial or otherwise, for the collection of payments due under the GSA Lease securing the 49C Notes or otherwise to realize upon the value of the collateral pledged hereunder related to the GSA Lease if an Event of Default under Section 8.01(a) or (b) has occurred and continues to exist. If any such Proceeding is instituted by a Holder of the Class A Bonds, the Trustee may but shall not be obligated to, intervene in any such Proceeding or institute any similar Proceeding in its own name unless directed to do so by the requisite percentage of Bondholders pursuant to Section 8.12.

     Section 8.08. UNCONDITIONAL RIGHTS OF BONDHOLDERS TO RECEIVE PRINCIPAL AND INTEREST.

     Notwithstanding any other provision in this Indenture, a Bondholder shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on Bonds owned by such Bondholder (subject to Section 4.01) on or after the respective Bond Payment Date.

     Section 8.09.  RESTORATION OF RIGHTS AND REMEDIES.

     If the Trustee, any Residual Holder or any Bondholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee, any Residual Holder or to such Bondholder, then and in every such case the Sponsor, the Trustee, any Residual Holder and Bondholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee, any Residual Holder and Bondholders shall continue as though no such Proceeding had been instituted.

     Section 8.10.  RIGHTS AND REMEDIES CUMULATIVE.

     No right or remedy herein conferred upon or reserved to the Trustee, the Residual Holders or to Bondholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     Section 8.11.  DELAY OR OMISSION NOT WAIVER.

     No delay or omission of the Trustee, any Residual Holder or of any Bondholder to exercise any right or remedy accruing upon an Event of Default shall impair any right or remedy or constitute a waiver of any such Event of Default or any acquiescence therein. Every right and remedy given by this
Article VIII or by law to the Trustee, the Residual Holders or to Bondholders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee, the Residual Holders or by Bondholders, as the case may be.

     Section 8.12. CONTROL BY THE BONDHOLDERS UNTIL THERE ARE NO OUTSTANDING BONDS.

     Subject to Sections 8.07(a) and 9.01, Holders of a majority in aggregate Outstanding amount of each Class of Bonds shall have the right at any time, by an instrument in writing executed and delivered to the Trustee, to direct the time, method and place of conducting any Proceeding for any remedy available to the Trustee with respect to the Bonds or exercising any trust or power conferred on the Trustee with respect to the Bonds provided that:

          (a) such direction shall not be in conflict with any rule of law or with this Indenture;

          (b) the Trustee shall have been provided with indemnity reasonably satisfactory to it;

          (c) any direction to the Trustee to undertake a sale of the Trust Estate securing the Bonds shall be accompanied by a Non-Disqualification Opinion;

          (d) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; provided, however, that the Trustee need not take any action which it determines would be unjustly prejudicial to Bondholders not consenting.

     Section 8.13.  UNDERTAKING FOR COSTS.

     All parties to this Indenture agree, and each Bondholder by such Holder's acceptance of a Bond shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may, in its discretion, assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant.

     Section 8.14.  SALE OF TRUST ESTATE.

     (a) The power to make any sale of any portion of the Trust Estate (a "Sale") shall not be exhausted by any one or more Sales as to any portion of the Trust Estate remaining unsold, but shall continue unimpaired until the entire Trust Estate shall have been sold or all amounts payable on the Bonds and under this Indenture with respect thereto shall have been paid. The Trustee may from time to time postpone any Sale by public announcement made at the time and place of such Sale. The Trustee hereby expressly waives its right to any amount fixed by law as compensation for any Sale but such waiver does not apply to amounts to which the Trustee is otherwise entitled under Section 9.02.

     (b) The Trustee may bid for and acquire any portion of the Trust Estate in connection with a public Sale thereof, and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting against amounts owing on the Bonds or other amounts secured by this Indenture, all or part of the net proceeds of such Sale after deducting the costs, charges and expenses incurred by the Trustee in connection with such Sale. The Bonds need not be produced in order to complete any such Sale, or in order for the net proceeds of such Sale to be credited against the Bonds. The Trustee may hold, lease, operate, manage or otherwise deal with any property so acquired in any manner permitted by law. If the Trustee shall have acquired the entire Trust Estate by purchasing it at any public Sale, the Trustee will, to the extent permitted by applicable law, apply all distributions received with respect to such Trust Estate pursuant to
Section 8.06.

     (c) The Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the Trust Estate in connection with a Sale thereof. In addition, the Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Residual Holders to transfer and convey its interest in any portion of the Trust Estate in connection with a Sale thereof and to take all action necessary to effect such Sale. No purchaser or transferee at such a Sale shall be bound to ascertain the Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

     (d) The foregoing provisions shall not preclude or limit the ability of the Trustee to purchase, to the extent permitted by applicable law, all or any portion of the Trust Estate at a private sale, provided that, in no event shall the Trustee purchase or sell the Trust Estate unless it either (i) has received an Opinion of Counsel to the effect that such sale will not result in the imposition of taxes on "prohibited transactions," as defined in Section 860F of the Code or (ii) the proceeds of such sale net of any tax on "prohibited transactions", as defined in Section 860F of the Code, that is payable from the Trust Estate would be not less than the entire amount that would be distributable to the Holders of the Bonds, in full payment thereof in accordance with Section 8.06.

     Section 8.15.  ACTION ON BONDS.

     The Trustee's right to seek and recover judgment under this Indenture shall not be affected by the seeking, obtaining or applying of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Trustee or Bondholders shall be impaired by the recovery of any judgment by the Trustee against the Sponsor or by the levy of any execution under such judgment upon any portion of the Trust Estate.

     Section 8.16.  RECEIVER.

     Upon the occurrence of an Event of Default, and upon the filing of a suit or other commencement of Proceedings to enforce the rights of the Trustee or the Bondholders under this Indenture, the Trustee shall be entitled, as a matter of right, to the appointment of a receiver or receivers of the Trust Estate and of the revenues, receipts, earnings, income, and profits thereof, pending such Proceedings, with such powers as the court making such appointment shall confer.

     Section 8.17. NOTICE OF DEFAULTS UNDER SECTION 8.01(c); OPPORTUNITY OF SPONSOR AND THE RESIDUAL HOLDERS TO CURE SUCH DEFAULTS.

     Anything herein to the contrary notwithstanding, no Default under Section 8.01(c) shall constitute an Event of Default until actual notice of such Default by first-class mail (postage prepaid) shall be given to the Sponsor (with a copy to the Residual Holders) by the Trustee, the Majority Residual Holders or by the owners of not less than 25% of the aggregate Outstanding amount of Bonds and the Sponsor shall have had 90 days after receipt of such notice to correct such Default or cause such Default to be corrected, and shall not have corrected such Default or caused such Default to be corrected within the applicable period;
provided, however, if such Default be such that it cannot be corrected within the 90-day period and if, within such 90-day period the Sponsor shall have given notice to the Trustee of corrective action it proposes to take, which corrective action is agreed to in writing by the Trustee with the consent of the Majority Residual Holders to be satisfactory and the Sponsor shall thereafter pursue such corrective action diligently until such Default is cured, it shall not be considered an Event of Default during such period as the Trustee shall permit in writing to the Sponsor, but such permission may be revoked in writing to the Sponsor and the Trustee after reasonable time if progress toward curing such Default satisfactory to the Trustee has not been achieved. The foregoing notwithstanding, if any Default under Section
8.01(c) is not cured within 180 days following the Sponsor's receipt of the notice described above, such Default shall constitute an Event of Default hereunder.

     With regard to any alleged Default concerning which notice is given to the Sponsor and the Majority Residual Holders under the provisions of this Section 8.17, the Sponsor hereby grants, to the extent permitted by law, to the Majority Residual Holders full authority to perform any covenant or obligation alleged in said notice to constitute a Default, in the name and stead of the Sponsor with full power to do any and all things and acts to the same extent that the Sponsor could do and perform any such things and acts and with power of substitutions, to the extent permitted by law.

                              (End of Article VIII)

                                   ARTICLE IX

                                     TRUSTEE

     Section 9.01. REPRESENTATIONS AND WARRANTIES OF THE TRUSTEE; ACCEPTANCE OF THE TRUSTS.

     In connection with the acceptance of its duties hereunder, the Trustee makes the following representations and warranties:

         (i) DUE ORGANIZATION, VALID EXISTENCE. The Trustee is duly organized and validly existing as a national banking association with corporate trust powers.

        (ii) POWER AND AUTHORITY. The Trustee has full power and authority to carry on its business as now being conducted and to enter into this Indenture and accept the trusts imposed upon it hereby.

       (iii) EXECUTION AND DELIVERY. This Indenture has been duly executed and delivered by the Trustee.

        (iv) ENFORCEABILITY. This Indenture constitutes the valid, legal, binding and enforceable obligation of the Trustee (subject to bankruptcy, insolvency or creditor rights laws generally, and principles of equity generally) without offset, defense, or counterclaim.

         (v) NO CONFLICT. The execution, delivery and performance of this Indenture by the Trustee will not cause or constitute (with due notice or lapse of time or both) a default under or conflict with the Trustee's organizational documents or other agreements by which the Trustee is bound or otherwise materially or adversely affect performance of duties.

        (vi) NO VIOLATION OF LAWS. The execution, delivery and performance of this Indenture by the Trustee will not violate any law, regulation, order or decree of any governmental authority.

       (vii) CONSENTS OBTAINED. All consents, approvals, authorizations, orders or filings of or with any court or governmental agency or body, if any, required for the execution, delivery and performance of this Indenture by the Trustee have been obtained or made.

      (viii) NO LITIGATION. There is no pending action, suit or proceeding, arbitration or governmental investigation against the Trustee an adverse outcome of which would materially affect the Trustee's performance under this Indenture.

     The Trustee hereby accepts the trusts imposed upon it by this Indenture, and agrees to perform said trusts, but only upon and subject to the following express terms and conditions:

          (a) Except during the continuance of an Event of Default of which the Trustee is deemed to have notice under Section 9.03, the Trustee shall perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee. Subject to Sections 9.01(c) and 9.01(f) and the standard of care established therein, if an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

          (b) The Trustee may execute any of the trusts or powers hereof and perform any of its duties by or through attorneys, agents or receivers or employees or other experts but shall be answerable for the conduct of the same in accordance with the standard of care imposed upon the Trustee for its own actions under this Indenture, and shall be entitled to advice of counsel, accountants and other professionals or other experts concerning all matters of trust hereof and the duties hereunder, and may in all cases pay such reasonable compensation to all such attorneys, agents, accountants, other professionals, receivers or other experts and employees as may reasonably be employed and approved in the exercise of due care in connection with the trusts hereof. The Trustee may act and rely upon the opinion or advice of any attorneys, accountants and other professionals or experts (who may be the attorney or attorneys, accountants and other professionals or experts for the Sponsor, a Residual Holder or the Manager), approved by the Trustee in the exercise of reasonable care. The Trustee shall not be responsible for any loss or damage resulting from any action taken or nonaction in good faith in reliance upon such opinion or advice;

          (c) The recitals of facts herein in the Bonds and in the Certificates shall be taken as statements of the Sponsor, and the Trustee assumes no responsibility for the correctness of the same, nor makes any representations as to the validity or sufficiency of this Indenture or the Trust Estate or of the Bonds or the Certificates nor shall incur any responsibility in respect thereof, other than in connection with the duties or obligations herein and in the Bonds and in the Certificates assigned to or imposed upon it. The Trustee shall not be liable in connection with the performance of its duties hereunder, except for its own negligent action, negligent failure to act or willful misconduct and the Trustee shall not be deemed to have breached any of its fiduciary duties under this Indenture to the extent the Trustee is acting pursuant to a written direction of the Residual Holders or the Bondholders permitted or required under this Indenture. The Trustee may become the owner of Bonds with the same rights it would have if it were not Trustee, and, to the extent permitted by law, may act as depositary for and permit any of its officers or directors to act as a member of, or in any other capacity with respect to, any committee formed to protect the rights of owners, whether or not such committee shall represent the owners of a majority of the aggregate Outstanding amount of the Bonds;

          (d) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, statement, opinion, notice, request, consent, certificate, order, affidavit, letter, telegram or other paper or document reasonably believed (i) to be genuine and correct and
     (ii) to have been signed or sent by the proper Person or Persons (which, in the case of the Sponsor, shall be an Authorized Officer). The Trustee shall not withhold unreasonably its consent, approval or action to any reasonable request of the Sponsor or the Residual Holders. Any action taken by the Trustee pursuant to this Indenture upon the request or authority or consent of any Person who at the time of making such request or giving such authority or consent is the owner of any Bond on the Bond Register shall be conclusive and binding upon all future owners of the same Bond or Certificate, as applicable, and upon Bonds or Certificates issued in exchange therefor or in place thereof;

          (e) As to the existence or nonexistence of any fact or as to the sufficiency or validity of any instrument, paper or proceeding, the Trustee shall be entitled to rely reasonably upon an Officer's Certificate or on a certificate or written representation of others as sufficient evidence of the facts therein contained and prior to the occurrence of a default of which the Trustee has been notified as provided in Section 9.01(g), or of which by Section 9.01(g) it is deemed to have notice, shall also be at liberty to accept a similar certificate to the effect that any particular dealing, transaction or action is necessary or expedient, but may, at its discretion, secure such further evidence deemed necessary or advisable, but shall in no case be bound to secure the same. The Trustee may accept such Officer's Certificate or other certificate or written representation to the effect that resolutions in the form therein set forth have been adopted as conclusive evidence that such resolutions have been duly adopted and are in full force and effect;

          (f) The permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty and it shall not be answerable for other than its negligence, willful misconduct or reckless disregard;

          (g) The Trustee shall not be required to take notice or be deemed to have notice of any Default or Event of Default hereunder except an Event of Default under Section 8.01(a) or (b), the failure to make any of the payments to the Trustee required to be made by Article IV hereof or the failure of the Sponsor, the Manager or the Residual Holders to file with the Trustee any document required by this Indenture to be so filed subsequent to the issuance of the Bonds, unless a Trust Officer has actual knowledge or notice of such Default or Event of Default or the Trustee shall be specifically notified in writing of such Default by the Sponsor, the Manager, the Residual Holders or by the owners of at least 25% of the aggregate Outstanding amount of the Class of Bonds affected thereby or owners of at least 25% of the Residual. All notices or other instruments required by this Indenture to be delivered to the Trustee must, in order to be effective, be delivered to the Trustee must, in order to be effective, be delivered at the Notice Address; and, in the absence of such notice so delivered, the Trustee may conclusively assume there is no Default or Event of Default except as foresaid;

          (h) At any and all reasonable times, the Trustee, and its duly authorized agents, attorneys, experts, engineers, accountants, other professionals, and representatives, shall have the right fully to inspect any and all of the property herein conveyed, including all books, papers and records of the Sponsor pertaining to the revenues and receipts under the Notes, Loan Documents and the Bonds and to make copies thereof; provided, however, that the foregoing shall not impose any additional obligations on the Trustee;

          (i) The Trustee shall not be required to give any bond or surety in respect of the execution of the said trusts and powers or otherwise in respect of the premises;

          (j) Notwithstanding anything elsewhere in this Indenture contained, in respect of the authentication of any Bonds and the execution of any Certificates, the withdrawal of any cash or the taking of any action whatsoever within the purview of this Indenture, the Trustee shall have the right, but shall not be required, to demand any showings, certificates, opinions, appraisals or other information, or corporate action or evidence thereof, in addition to that by the terms hereof required as a condition of such action by the Trustee deemed desirable for the purpose of establishing the right of the Sponsor to the authentication of any Bonds, the execution of any Certificates, the withdrawal of any cash or the taking of any other action by the Trustee;

          (k) Before taking any action under Article VIII or any action in this Indenture for which the express right to receive indemnification is granted to the Trustee, the Trustee may require that a satisfactory indemnity be furnished for the reimbursement of all expenses to which the Trustee may be put and to protect the Trustee against all liability, except liability which is adjudicated to have resulted from its negligence or willful misconduct by reason of any action so taken;

          (l) The Trustee shall not be responsible for any act or omission of the Trustee taken in good faith or any consequences thereof but nothing in this Section 9.01(l) shall be construed to excuse the Trustee for a violation of the Trustee's standard of care hereunder;

          (m) All moneys received into the Trust Funds hereunder by the Trustee or any Paying Agent shall, until used or applied or invested as herein provided, be held in trust for the purposes for which they were received but need not be segregated from other funds except to the extent required by law or this Indenture. Neither the Trustee nor any Paying Agent shall be under any liability for the payment of interest on any moneys received hereunder;

          (n) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it;

          (o) Notwithstanding any other provision of this Indenture, the Trustee makes no representation as to the validity or adequacy of this Indenture or the Bonds, shall not be accountable for the Sponsor's use of the proceeds from the Bonds paid to the Sponsor, and shall not be responsible for any statement in the Bonds (except the certificate of authentication) or this Indenture or for the initial perfection of any lien created by this Indenture or otherwise as security for the Bonds;

          (p) Notwithstanding any other provision of this Indenture, the Trustee shall not be responsible for the application of any of the proceeds of the Bonds or any other moneys deposited with it and paid out, withdrawn or transferred hereunder if such application, payment, withdrawal or transfer shall be made in accordance with the provisions of this Indenture; and

          (q) Notwithstanding any other provision of this Indenture, the Trustee shall not be personally liable for any claims by or on behalf of any person, firm, corporation or other legal entity arising from the conduct or management of, or from any work or thing done on, the Project, and shall have no affirmative duty with respect to compliance of the Project under state or Federal laws pertaining to the transport, storage, treatment or disposal of pollutants, contaminants, waste or hazardous materials or regulations, permits or licenses issued under such laws.

     Section 9.02.  FEES, CHARGES AND EXPENSES OF TRUSTEE.

     The Trustee shall be entitled to payment and/or reimbursement for its fees, charges and expenses, but solely from amounts deposited for such purposes into the Trustee Account of the Trust Expense Fund or such amounts as to which it may otherwise be entitled under the provisions of this Indenture, including, without limitation, Section 8.06 hereof. Except for extraordinary fees, charges and expenses that may be owed to or incurred by the Trustee following the occurrence of an Event of Default and which shall be paid to the Trustee from the sources and as otherwise provided in Section 8.06, the Trustee acknowledges that all its fees, charges and expenses for all services to be rendered hereunder from the Closing Date through December 1, 1997 were paid in advance on the Closing Date, and acknowledges that its fees, charges and expenses for all services to be rendered hereunder after December 1, 1997 shall be equal to and shall be satisfied by the payment of $10,000 semiannually on each Interest Payment Date commencing June 1, 1998. All fees, charges and expenses of the Trustee not paid when due shall bear interest from the date incurred to the date of payment at a rate of interest equal to two percent (2%) in excess of the Base Rate of SouthTrust Bank of Alabama, National Association, as announced from time to time.

     Section 9.03.  NOTICE OF DEFAULT.

     If a Default occurs of which the Trustee is by Section 9.01(g) required to take notice or if notice of a Default or Event of Default is given as in Section 9.01(g) hereof provided, then the Trustee shall promptly give or cause to be given written notice thereof by first-class mail to the Rating Agency and to the Holders at their addresses as shown on the Bond Register and the Certificate Register, respectively. The Trustee shall provide the Securities Depository with notice of an Event of Default described in Section 8.01(a) or (b) immediately upon the Trustee's knowledge of such Event of Default and, with respect to any other Default or Event of Default, within 30 days of the Trustee's knowledge thereof.

     Section 9.04.  INTERVENTION BY TRUSTEE.

     In any Proceeding concerning the issuance or the payment of the Bonds or the Certificates and which in the opinion of the Trustee and its counsel has a substantial bearing on the interests of the owners of the Bonds, the Trustee may intervene on behalf of Bondholders and the Trustee shall intervene if requested to do so in writing by the owners of at least a majority of the aggregate Outstanding amount of each Class of Bonds or the Majority Residual Holder, upon request of indemnification acceptable to the Trustee.

     Section 9.05.  SUCCESSOR TRUSTEE.

     Any corporation or association into which the Trustee may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer its trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which it is a party, IPSO FACTO shall be and become successor to the Trustee hereunder and vested with all of the title to the Trust Estate and all the trusts, powers, discretions, immunities, privileges and all other matters as was its predecessor, without the execution or filing of any instrument or any further act, deed or conveyance on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided that (i) the Majority Residual Holders consent to such succession and
(ii) the successor corporation or association satisfies the standards of Section 9.08.

     Section 9.06.  RESIGNATION BY TRUSTEE.

     The Trustee and any successor Trustee may at any time resign from the trusts hereby created by giving 30 days' prior written notice by registered or certified mail to the Sponsor, the Rating Agency, the Manager and by first class-mail (postage prepaid) to the registered Holder of each Bond and Certificate, all at the Trustee's expense, and such resignation shall take effect only upon the appointment and acceptance of a successor Trustee, pursuant to Section 9.08. If no successor Trustee shall have been appointed and have accepted appointment within 45 days of giving notice of removal or notice of resignation as aforesaid, the resigning Trustee or any Holder (on behalf of himself and all other Holders) may petition any court of competent jurisdiction for the appointment of a successor Trustee and such court may thereupon, after such notice (if any) as it may deem proper, appoint such successor Trustee. Resignation of a Trustee pursuant to this Section 9.06 or removal of the Trustee pursuant to Section 9.07 shall not relieve such resigning or removed Trustee from liability for its acts before the date such removal or resignation is effective.

     Section 9.07.  REMOVAL OF TRUSTEE.

     The Trustee may be removed at any time by an instrument or concurrent instruments in writing delivered to the Trustee, the Rating Agency, the Sponsor, the Manager and the Residual Holders and signed by the owners of a majority of the aggregate Outstanding amount of each Class of Bonds; provided, however, that no removal shall become effective until a successor Trustee has been appointed and has accepted the duties of the Trustee. In addition, any Trustee hereunder may be removed at any time, (i) at the written request of the Majority Residual Holders, for cause, including breach of the trusts set forth in this Indenture and (ii) by the Sponsor with the written approval of the Majority Residual Holders.

     Section 9.08.  APPOINTMENT OF SUCCESSOR TRUSTEE; TEMPORARY TRUSTEE.

     In case the Trustee hereunder shall resign or be removed, or be dissolved, or shall be in course of dissolution or liquidation, or otherwise become incapable of acting hereunder, or in case it shall be taken under the control of any public officer or officers, or of a receiver appointed by a court, a successor may be appointed by the owners of a majority of the aggregate Outstanding amount of each Class of Bonds, with the consent of the Majority Residual Holders, by an instrument or concurrent instruments in writing signed by such owners, or by their attorneys-in-fact, duly authorized and a copy of which shall be delivered personally or sent by registered mail to the Sponsor, the Trustee and the Manager. In addition, in case of such vacancy, the Sponsor, upon written notice to the Manager, the Majority Residual Holders, the Bondholders, and to the outgoing trustee may, with the consent of the Majority Residual Holders, appoint a temporary Trustee to fill such vacancy until a successor Trustee shall be appointed by the owners of a majority of the aggregate Outstanding amount of each Class of Bonds with the consent of the Majority Residual Holders in the manner above provided; and any such temporary Trustee so appointed by the Sponsor shall immediately and without further act be superseded by the Trustee so appointed. Notice of the appointment of a successor Trustee shall be given in the same manner as provided by Section 9.06 with respect to the resignation of a Trustee. Any Trustee appointed under the provisions of this Article (other than the initial Trustee hereunder) or appointed as a successor to the Trustee shall be (i) a trust company or bank in good standing, duly authorized to exercise trust powers under this Indenture, having trust assets of at least $500,000,000 and a combined capital and surplus of at least $75,000,000, and subject to supervision or examination by federal or state authority provided there is such a bank or trust company willing or able to serve in such capacity. In case at any time the successor Trustee shall cease to be eligible in accordance with these provisions, the Trustee shall resign immediately in the manner and with the effect specified in this Article
IX. If there is no qualified trustee willing to serve, the successor Trustee shall be selected by the Majority Residual Holders.

     Section 9.09.  CONCERNING ANY SUCCESSOR TRUSTEE.

     Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to its or his predecessor and also to the Sponsor, the Trustee and the Manager an instrument in writing accepting such appointment hereunder, with a copy to the Residual Holders, and thereupon such successor, without any further act, deed or conveyance, shall become fully vested with all the estates, properties, rights, powers, trusts, duties and obligations of its predecessors; but such predecessor shall, nevertheless, on the written request of the Sponsor, or of its successors, execute and deliver an instrument transferring to such successor Trustee all the estates, properties, rights, powers and trusts of such predecessor hereunder; and every predecessor Trustee shall deliver all securities and moneys held by it as Trustee hereunder to its or his successor. Should any instrument in writing from the Sponsor be required by any successor Trustee for more fully and certainly vesting in such successor the estate, rights, powers and duties hereby vested or intended to be vested in the predecessor, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Sponsor. The resignation of any Trustee and appointing a successor hereunder, together with all other instruments provided for in this Article IX, shall be filed or recorded by the successor Trustee in each recording office where this Indenture shall have been filed or recorded.

     Section 9.10.  DESIGNATION AND SUCCESSION OF PAYING AGENTS.

     The Trustee is hereby appointed as Paying Agent hereunder. Any bank or trust company with or into which the Paying Agent may be merged or consolidated, or to which the assets and business of such Paying Agent may be sold, shall be deemed the successor of such Paying Agent for the purposes of this Indenture.
If the position of Paying Agent shall become vacant for any reason, the Sponsor shall, within 30 days thereafter, appoint a bank or trust company to fill such vacancy; provided, however, that if the Sponsor shall fail to appoint such Paying Agent within said period, the Trustee shall make such appointment. Other Paying Agents or fiscal agents may be appointed pursuant to Article IX hereof by the Sponsor if in its discretion additional Paying Agents or fiscal agents are deemed advisable. Any Paying Agent appointed to serve in such capacity hereunder shall hold all moneys transferred to it in Eligible Accounts.

     Paying Agents shall enjoy the same protective provisions in performance of their duties hereunder as are specified in Section 9.01 with respect to the Trustee insofar as such provisions may be applicable, and shall be entitled to reasonable compensation and reimbursement of their expenses and costs from the Trust Expense Fund.

     Notice of the appointment of Paying Agents shall be given in the same manner as provided by Section 9.06 with respect to the appointment of a successor Trustee.

     Resignation or removal of a Paying Agent pursuant to this Section 9.10 shall not relieve such resigning or removed Paying Agent from liability for its acts prior to the date such removal or resignation is effective.

                               (End of Article IX)

                                    ARTICLE X

                             SUPPLEMENTAL INDENTURES

     Section 10.01.  SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF BONDHOLDERS.

     Subject to Section 10.03, without the consent of, or notice to, any Bondholders, the Sponsor (but only with the consent or direction of the Majority Residual Holders) and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

          (a) To cure any ambiguity, to correct or supplement any provision of this Indenture or in any supplemental indenture which may be defective or inconsistent with any other provision herein or in any supplemental indenture or to make such other provisions in regard to matters or questions arising under this Indenture or under any supplemental indenture, which shall not be inconsistent with the provisions of this Indenture, and which do not adversely affect the interests of the Holders of any affected Bonds;

          (b)  To conform to any mandatory provisions of law;

          (c) To modify, amend or supplement this Indenture in such manner as to permit the qualification hereof under the Trust Indenture Act of 1939 or any similar federal statute hereafter in effect or under any state securities laws and to add to this Indenture such other provisions as may be expressly required by the Trust Indenture Act of 1939;

          (d) To correct or amplify the description of the Trust Estate or better to assure, convey and confirm unto the Trustee the Trust Estate, or to subject to the lien of this Indenture additional property;

          (e) To modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to maintain the qualification of the Trust Estate as a REMIC under the Code; or

          (f) To maintain or improve the then current rating by the Rating Agency of any Class of Bonds (so long as the rating (if any) with respect to any other Class of Bonds is not adversely affected thereby).

     Section 10.02.  SUPPLEMENTAL INDENTURES WITH CONSENT OF BONDHOLDERS.

     (a) Subject to Section 10.03, with the consent of the Bondholders of not less than two-thirds in aggregate Outstanding amount of the Class of Bonds affected thereby, the Sponsor (but only with the consent or direction of the Majority Residual Holders) and the Trustee may enter into indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of Bondholders under this Indenture; provided, however,

          (1) that no such supplemental indenture shall, without the consent of Bondholders of 100% in aggregate Outstanding amount of Bonds affected thereby, change the stated maturity of the principal of, or any installment of principal or interest on, any Bond or reduce the principal amount thereof or the interest rate thereon or the redemption price with respect thereto; and

          (2) that no such supplemental indenture shall, without the consent of Bondholders of 100% in aggregate Outstanding amount of Bonds:

              (i) reduce the percentage of aggregate Outstanding amount of Bonds, holders of which are specifically required hereunder (A) to direct the Trustee to liquidate the Trust Estate, (B) consent to any supplemental indenture or (C) for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture; or

             (ii) except as expressly provided in this Indenture, create any lien having a priority over or a parity with the lien of this Indenture or terminate the lien of this Indenture on the Trust Estate or deprive any Bondholder of the security afforded by the lien of this Indenture.

     If at any time the Sponsor shall, at the written direction of the Majority Residual Holders, request the Trustee to enter into a supplemental indenture for any of the purposes of this Section, the Trustee shall, at the expense of the Residual Holders, cause notice of the proposed execution of such supplemental indenture to be mailed, postage prepaid, to all Bondholders. Such notice shall briefly set forth the nature of the proposed supplemental indenture and shall state that copies thereof are on file at the Corporate Trust Office for inspection by all Bondholders and Residual Holders. The Trustee shall not, however, be subject to any liability to any Bondholder by reason of its failure to mail the notice required by this Section, and any such failure shall not affect the validity of such supplemental indenture when consented to and approved as provided in this Section.

     Whenever, at any time within one year after the date of mailing of such notice, the Sponsor shall deliver to the Trustee an instrument or instruments in writing purporting to be executed by the Majority Residual Holders and the Holders of not less than the percentage of the Bondholders of each Class required hereunder to approve the amendments set forth in the proposed supplemental indenture, which instrument or instruments shall refer to the proposed supplemental indenture described in such notice and shall specifically consent to and approve the execution thereof in substantially the form of the copy thereof referred to in such notice, thereupon but not otherwise, the Trustee may, if all other requirements of this Indenture with respect thereto have been satisfied, execute such supplemental indenture in substantially such form, without liability or responsibility to any Holder of any Bond or Certificate, whether or not such Holder shall have consented thereto.

     If the Majority Residual Holders and the Holders of not less than the percentage of the Bondholders of each Class required hereunder to approve the amendments set forth in the proposed supplemental indenture at the time of the execution of such supplemental indenture shall have consented to and approved the execution thereof as herein provided, no Holder shall have any right to object to the execution of such supplemental indenture, or to object to any of the terms and provisions contained therein or the operation thereof, or in any manner to question the propriety of the execution thereof, or to enjoin or restrain the Trustee or the Sponsor from executing the same or from taking any action pursuant to the provisions thereof.

     (b) Promptly after the execution by the Sponsor and the Trustee of any supplemental indenture pursuant to this Section 10.02, the Trustee shall mail by first class mail, postage prepaid, to the Residual Holders, to each Bondholder to which such supplemental indenture relates, and to the Rating Agency, a notice setting forth in general terms the substance of such supplemental indenture.
Any failure of the Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

     Section 10.03.  CONSENT OF THE TRUSTEE OR THE MANAGER.

     Notwithstanding any other provision of this Article X, no supplemental indenture shall be adopted without the prior written consent of the Trustee or the Manager if such supplemental indenture, as evidenced by an Opinion of Counsel delivered by the Trustee or the Manager, would impose additional duties or obligations upon the Trustee or the Manager.

     Section 10.04.  EXECUTION OF SUPPLEMENTAL INDENTURES.

     In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article X or the modifications thereby of the trusts created by this Indenture, (i) the Trustee shall require, as a condition of such execution or acceptance, an Opinion of Counsel to the effect that the execution and delivery of such supplemental indenture will not, when applicable, cause the Trust Estate to fail to qualify as a REMIC so long as any Bonds are Outstanding and (ii) the Trustee and the Sponsor shall be entitled to receive, and (subject to Section 9.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the

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

execution of such supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent thereto have been complied with.
The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

     Section 10.05.  EFFECT OF SUPPLEMENTAL INDENTURES.

     Upon the execution of any supplemental indenture under this Article X, this Indenture shall be modified and amended in accordance therewith, and such supplemental indenture shall from a part of this Indenture for all purposes, and every Holder theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

     Section 10.06. REFERENCE IN BONDS AND CERTIFICATES TO SUPPLEMENTAL INDENTURES.

     Bonds and Certificates authenticated and delivered after the execution of any supplemental indenture pursuant to this Article X shall, if required by the Sponsor, bear a notation in form approved by the Sponsor as to any matter provided for in such supplemental indenture. If the Sponsor shall so determine, new Bonds or Certificates, as appropriate, so modified as to conform, in the opinion of the Trustee and the Sponsor, to any such supplemental indenture may be prepared and executed by the Sponsor and authenticated and delivered by the Trustee in exchange for Bonds Outstanding or Certificates, as appropriate. The Trustee shall be reimbursed from the Trust Estate for all reasonable and direct costs and expenses incurred by the Trustee in performing its duties and obligations under this Section 10.06.

                               (End of Article X)




















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                                   ARTICLE XI

                       AMENDMENT OF NOTES; LOAN DOCUMENTS

     Section 11.01. AMENDMENTS TO THE NOTES AND LOAN DOCUMENTS WITHOUT CONSENT OF BONDHOLDERS.

     The Sponsor, acting at the direction of the Majority Residual Holders, and the Trustee may, without the consent of or notice to the Bondholders, consent to any amendment of the Notes and Loan Documents (i) to cure any ambiguity or to make minor corrections consistent with the terms thereof, or (ii) to make any other change that does not materially adversely affect the interests of the Bondholders, provided in either case there is delivered to the Trustee an Opinion of Counsel stating such amendment would not materially adversely affect the interests of the Bondholders and a Non-Disqualification Opinion.

     Section 11.02. AMENDMENTS TO THE NOTES AND LOAN DOCUMENTS WITH CONSENT OF BONDHOLDERS.

     Except for the amendments as provided in Section 11.01, neither the Sponsor nor the Trustee shall consent to any other amendment, change or modification of the Notes and Loan Documents without the written consent of the Holders of not less than two-thirds of the aggregate Outstanding amount of each Class of Bonds affected thereby and the Majority Residual Holders. Prior to any such amendment, there must be delivered to the Trustee a Non-Disqualification Opinion. If at any time the Sponsor, the Majority Residual Holders or the Trustee shall request the consent of the Trustee or the Holders to any such proposed amendment, change or modification, the Trustee shall, upon being satisfactorily indemnified with respect to expenses, cause notice of such proposed amendment, change or modification mailed in the same manner as provided by Section 10.02 with respect to supplemental indentures. Such notice shall briefly set forth the nature of such proposed amendment, change or modification and shall state that copies of the instrument embodying the same are on file with the Trustee for inspection by all Bondholders. Nothing contained in this
Section 11.02 or the foregoing Section 11.01 shall permit, or be construed as permitting, a reduction of the aggregate Outstanding amount of Bonds the owners of which are required to consent to any such amendment, change or modification, or a reduction in, or a postponement of, the payments under the Notes, without the consent of all Bondholders and the Majority Residual Holders.

     Section 11.03.  EXECUTION OF AMENDMENTS.

     In executing, or accepting the additional duties created by, any amendment to the Notes or Loan Documents permitted under this Article XI, there shall, if requested by the Trustee, be delivered, but not at the expense of the Trustee, to the Trustee an Opinion of Counsel, upon which the Trustee may rely, setting forth the specific provision of this Indenture pursuant to which the Notes or Loan Documents are to be amended and to the effect that the execution of such amendment is authorized or permitted by this Indenture; to the effect that all conditions precedent thereto have been complied with; to the effect that the requisite consent of Bondholders (of all Bonds or any specific Class) and the Majority Residual Holders, if any, has been obtained; and, to the effect that the execution of such amendment shall not adversely affect the interests of the Bondholders.

                               (End of Article XI)






















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                                   ARTICLE XII

                        CERTIFICATES OF RESIDUAL INTEREST

     Section 12.01. CREATION OF RESIDUAL INTEREST; LIMITED RIGHTS OF SPONSOR; FORM AND EXECUTION OF CERTIFICATES.

     (a) A Certificate of Residual Interest shall evidence a fractional undivided ownership interest in the Residual, the rights of a Residual Holder hereunder and the right of the registered Residual Holder thereof to receive the respective fractional undivided interest in amounts released from the lien of this Indenture and distributable to such Residual Holder as provided herein.

     (b) Each Residual Holder from time to time is deemed to have conclusively agreed and acknowledged, by its acceptance of a Certificate, that the only amounts it shall be entitled to receive or claim for under this Indenture at any time in its capacity as a Residual Holder hereunder, and from time to time, are those amounts actually and properly released from the lien of this Indenture in accordance with the express terms thereof and payable to the Residual Holders under the terms hereof, and no Residual Holder in its capacity as a Residual Holder hereunder shall have any claims or rights against the Trustee, the Sponsor or the Bondholders with respect to any amounts not properly releasable or to be released from the lien of this Indenture or payable to Residual Holders under the terms hereof.

     (c) Each Certificate of Residual Interest shall be substantially in the form attached as Exhibit C hereto, which Exhibit C is hereby incorporated by reference herein. Each Certificate shall, on issuance, be executed by manual signature of a Trust Officer. A Certificate bearing the manual signature of an individual who was, at the time of execution, a Trust Officer shall bind the Trustee, notwithstanding that such individual has ceased to be a Trust Officer before delivery of such Certificate or was not a Trust Officer at the date of such Certificate. The initial Certificates shall be dated as of the Closing Date. Certificates other than the initial Certificates shall be dated the date of their execution by the Trustee. The Trustee's execution of any Certificate shall be solely in its capacity as Trustee hereunder and not in its individual capacity.

     Section 12.02.  REGISTRATION, TRANSFER AND EXCHANGE OF CERTIFICATES.

     (a) The Trustee shall cause to be kept at its Corporate Trust Office a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of the Certificates and the transfers and exchanges of such Certificates as herein provided. No Certificate shall be entitled to any benefit under this Indenture, or be valid for any purpose, unless there appears on such Certificate a certification by the Trustee substantially in the form provided for on Exhibit C executed by the Trustee by manual signature of a Trust Officer, and such executed certification by the Trustee upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed, authenticated and delivered hereunder. The Trustee's signature shall be for

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

execution and authentication purposes only and neither the Trustee nor any Person signing on its behalf shall have any liability on the respective Certificate (other than the certificate of authentication thereon). All Certificates issued upon registration of transfer or exchange shall be dated the date of their authentication.

     (b) Notwithstanding any other provision of this Indenture, no legal or beneficial interest in all or any portion of a Certificate may be transferred, directly or indirectly, to a Disqualified Organization, or to an agent of a Disqualified Organization (including a broker, nominee, or other middleman) (a "Transferee's Agent") and any such purported transfer shall be void and of no effect. Further, no legal or beneficial interest in all or any portion of a Certificate may be registered in the name of an entity that holds REMIC residual securities as nominee to facilitate the clearance and settlement of such securities through electronic book-entry changes in accounts of participating organizations (a "Book-Entry Nominee"). The Trustee shall not authenticate and deliver a new Certificate in connection with any transfer of a Certificate, and the Trustee shall not accept a surrender for transfer or registration of transfer, or register the transfer of, any Certificate unless the transferor shall have provided to the Trustee an affidavit (a "Transfer Affidavit"), substantially in the form of Exhibit D hereof, signed by the transferee, to the effect that the transferee is not acquiring the Certificate for the purpose of avoiding or impeding the assessment or collection of tax and is not a Disqualified Organization, an agent for any entity as to which the transferee has not received a substantially similar affidavit, or a Book-Entry Nominee. Each Certificate shall bear a legend referring to the foregoing restrictions. Upon notice to the Trustee that any legal or beneficial interest in any portion of a Certificate has been transferred, directly or indirectly, to a Disqualified Organization or a Transferee's Agent in contravention of the foregoing restrictions, the Trustee shall, as provided in Sections 3.02(a) and (c), furnish to the transferor of such Certificate or to such Transferee's Agent information with respect to the requirements of Section 860(e) of the Code, including but not limited to the present value of the total anticipated excess inclusions with respect to such Certificate (or portion thereof) for periods after such transfer. The cost of computing and furnishing such information shall be charged to the transferor or to such Transferee's Agent; however, the Trustee shall in no event be excused from furnishing such information. Every holder of a Certificate shall be deemed to have consented to such amendments to this Indenture as may be required to further effectuate the restrictions on transfer of Certificates to a Disqualified Organization, a Transferee's Agent or a Book-Entry Nominee.

     (c) No transfer of a Certificate shall be made unless such transfer is made pursuant to an effective registration statement or otherwise in accordance with the requirements under the 1933 Act and effective registration or qualification under applicable state securities laws or is made in a transaction which does not require such registration or qualification under state law. The Trustee shall be entitled to assume conclusively that no such registrations are then effective unless the request for transfer is accompanied by an Opinion of Counsel addressed to the Trustee that all such registrations are then in effect. If a transfer of a Certificate is to be made in reliance upon an exemption from the 1933 Act, the Trustee shall not transfer such Certificate unless it receives a Transferee's Agreement substantially in the form of Exhibit E hereto, signed by the Transferee; provided, however, that if the proposed Transferee does not deliver such

Transferee's Agreement, in lieu of such Transferee's Agreement, (i) the Trustee shall require a written Opinion of Counsel, addressed to the Trustee, to the effect that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and state laws or is being made pursuant to the 1933 Act and state laws or is being made pursuant to the 1933 Act and state laws, which Opinion of Counsel shall not be an expense of the Trustee or the Sponsor, and (ii) the Trustee shall require the transferee to execute a certification on which the Trustee, absent the Trustee having actual knowledge that such certification is false, may rely setting forth the facts surrounding such transfer. The Holder of such a Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Sponsor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     (d) No transfer of a Certificate shall be made unless the Trustee shall have received either (i) a representation letter from the transferee of such Certificate to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA, nor a Person acting on behalf of any such plan, which representation letter shall not be an expense of the Trustee or the Sponsor, or (ii) in the case of any such Certificate presented for registration in the name of an employee benefit plan subject to ERISA (or comparable provisions of any subsequent enactments), or a trustee of any such plan, an Opinion of Counsel addressed to the Trustee to the effect that the purchase or holding of such Certificate will not constitute or result in a prohibited transaction under ERISA, will not cause the Trustee, the Sponsor or the Manager to be a fiduciary under the plan and will not subject the Sponsor, the Trustee or the Manager to any obligation in addition to those undertaken in this Indenture, which Opinion of Counsel shall not be an expense of the Trustee or the Sponsor.

     (e) Subject to the requirements and limitations of this Section 12.02, upon surrender for registration of transfer or exchange of any Certificate at the Corporate Trust Office, the affidavits, certificates and Opinions of Counsel required by Sections 12.02(b), (c) and (d), and the name, address and taxpayer identification number of the proposed transferee, the Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, subject to the minimum denomination limits of Section 12.01(d) hereof, one or more new Certificates of like aggregate fractional undivided interest in the Residual. All Certificates surrendered for registration of transfer or exchange shall be cancelled, and held by the Trustee subject to its standard retention policy and thereafter destroyed by the Trustee. A service charge shall be made for any registration of transfer or exchange of Certificates, and, in addition, the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with expenses in connection with any required Opinions of Counsel, Transfer Affidavits, Transferee Agreements or certifications required hereunder in connection with a transfer of a Certificate shall be borne by the transferee or the transferor, and shall not be an expense of the Trustee, the Residual or the Sponsor. The transferee of a Certificate shall, for all purposes of this Indenture, be deemed to be the Residual Holder of such Certificate from and after the date as of which the transfer to it is registered by the Trustee on the Certificate register maintained by the Trustee in accordance with Section 12.02(a) hereof, and, upon registration of such transfer to the transferee, the transferor shall be released from all duties and obligations under this Indenture; provided, however, that such transferor shall remain liable to the Trustee and the Sponsor with respect to the duties, obligations and liabilities arising from and after the date the transferor became a registered holder of the transferred Certificate and before the date of such transfer to the transferee.

     (f) Every Certificate presented or surrendered for transfer or exchange shall (i) be duly endorsed by, or be accompanied by a written instrument of transfer in form acceptable to, transfer agents registered with the Securities and Exchange Commission and (ii) be duly executed by the Residual Holder thereof or his attorney duly authorized in writing. Before due presentation of a Certificate for registration of transfer or exchange, the Trustee, and any agent of the Trustee shall treat the Person in whose name any Certificate is registered on the Certificate Register maintained by the Trustee as the owner of such Certificate for the purpose of receiving distributions pursuant to Section
12.06 hereof, for any allocation of taxable income or net loss to such Residual Holder required by the Code and for all other purposes whatsoever including but not limited to giving direction to the Trustee or giving consents as provided herein, and neither the Trustee nor any agent of the Trustee shall be affected by notice to the contrary.

     (g) Each Person who has or who acquires any ownership interest in the Certificates shall be deemed by the acceptance or acquisition of such ownership interest to have agreed to be bound by the provisions of this Section and the rights of each Person acquiring any ownership interest in the Certificates are expressly subject to the following provisions:

          (1) Any attempted or purported transfer of any ownership interest in the Certificates in violation of the provisions of this Section 12.02 shall be absolutely null and void and shall vest no rights in the purported transferee; and

          (2) Each Person at any time acquiring any ownership interest in the Certificates by its acceptance of the same shall be deemed to have indemnified the Sponsor, the Trustee, any Manager and each Bondholder from and against any cost, liability, claim or expense, including any tax, incurred as a result of any transfer or attempted or purported transfer of any ownership interest in the Certificates by or to such Person in violation of the provisions of this Section 12.02. Each such Person also authorizes the Trustee, acting as an independent agent on behalf of such Person, to withhold from amounts, if any, otherwise payable to such Person pursuant to the terms of this Indenture all amounts due as indemnification under this Section 12.02 and to pay such amounts to the Person entitled to indemnification.

     Section 12.03.  LOST, STOLEN, DESTROYED OR MUTILATED CERTIFICATES.

     If (i) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there was delivered to the Trustee such security or indemnity as may be required by the Trustee to save the Trustee harmless (the unsecured indemnity agreement of an institutional Residual Holder having a net worth at least equal to the amount of the indemnity required by the Trustee pursuant

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

to this Section 12.03 shall be deemed reasonable indemnity for purposes of this Section 12.03), the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and aggregate fractional undivided interest in the Residual. In connection with the issuance of any new Certificate under this Section 12.03, the Trustee may impose a service charge and shall require the payment by the holder of a sum sufficient to cover any tax or other governmental charge and shall require the payment by the holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expense (including an indemnity bond required by the Trustee or fees and expenses of the Trustee) connected therewith. Any duplicate Certificate issued pursuant to this
Section 12.03 shall constitute complete and indefeasible evidence of ownership of a fractional undivided interest in the Residual hereunder, as if originally issued, whether or not the lost or stolen Certificate shall be found at any time.

     Section 12.04.  COMMUNICATIONS WITH OTHER RESIDUAL HOLDERS.

     If any Residual Holder (hereinafter referred to as "applicant") applies in writing to the Trustee, and such application states that the applicant desires to communicate with other Residual Holders with respect to the Residual Holders' rights under this Indenture or under the Certificates and is accompanied by a copy of the communication which such applicant proposes to transmit, the Trustee shall, within five Business Days after its receipt of such application, furnish or cause to be furnished to such applicant a list of the names and addresses of the Residual Holders as of a date no more than five Business Days before the date the Trustee received such request from the applicant. Every Residual Holder, by receiving and holding the same, agrees with the Trustee that the Trustee shall not be held accountable by reason of the disclosure of such information as to the names and addresses of the Residual Holders hereunder, regardless of the source from which such information was derived.

     Section 12.05.  INITIAL ISSUANCE OF CERTIFICATES.

     The initial Certificates shall be executed and authenticated by the Trustee, following execution and delivery of this Indenture by the parties hereto, and shall be registered in the name of and delivered to the Sponsor as the initial Residual Holder.

     Section 12.06.  PAYMENTS, DISTRIBUTIONS AND REPORTS.

     (a) On each Residual Distribution Date, all amounts in the Residual Fund shall be distributed by the Trustee to the Residual Holders of record on the Residual Record Date for such Residual Distribution Date, pro rata in accordance with the percentage of the Residual owned by each Residual Holder of record on such Residual Record Date. Payments of distributions to a Residual Holder shall be made by the Trustee by check mailed to the Residual Holder at the address of such Residual Holder as it appears on the Certificate Register on the Residual Record Date for such distribution or as may otherwise be agreed to by the Trustee and such Residual Holder; provided, however, that any distribution to a Residual Holder owning 50% or more of the Residual shall, if in an amount greater than $1,000, be paid by wire transfer

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

to such Residual Holder if such Residual Holder has provided written wire instructions to the Trustee before the Residual Record Date for such distribution. Any checks returned undelivered shall be held in accordance with Section 11.10 hereof.

     (b)  All distributions to the Residual Holders pursuant to this Section
12.06 shall be divided among such Residual Holders PRO RATA in accordance with the percentage of the entire fractional undivided ownership interest in the Residual owned by such Residual Holder. All Residual items of income, gain, loss, deduction and credit also shall be allocated among the Residual Holders in accordance with the percentage of the fractional undivided ownership interest in the Residual owned by each such Residual Holder.

     Section 12.07.  RESERVED.

     Section 12.08.  COVENANTS OF RESIDUAL HOLDERS.

     Each Residual Holder, by acceptance of a Certificate of Residual Interest, covenants with the Sponsor and the Trustee that it:

          (a) Shall pay and be liable for all federal, state and local taxes attributable to its ownership of the fractional undivided interest in the Residual evidenced by its Certificate including, taking into account, in determining its taxable income, its pro rata portion of the taxable income under all applicable provisions of the Code and all income as may be reported to it on Schedule Q to Internal Revenue Service Form 1066;

          (b) Will take no action to question or invalidate the lien of this Indenture against the Trust Estate or seek or maintain any claim or interest in the Trust Estate having a priority over the lien of this Indenture;

          (c) In its capacity as a Residual Holder, will assert no claim or interest in the Trust Estate by reason of owning its Certificate other than with respect to amounts properly or actually releasable from the lien of this Indenture as provided therein and payable to Residual Holders pursuant to Section 12.06 hereof;

          (d) In its capacity as a Residual Holder, will not cause, or participate in, the filing of a petition in involuntary bankruptcy, insolvency or receivership against the Sponsor or the Trust Estate, or take any action to cause the Sponsor or the Trust Estate to be declared a bankrupt or insolvent, under any applicable federal or state law;

          (e) In its capacity as a Residual Holder, will not assert any claim or interest under this Indenture in any other assets or interests of the Sponsor other than with respect to its interest in the Residual created by this Indenture;

          (f) In its capacity as Residual Holder, will not take any action which would (i) cause the segregated asset pool comprising the Trust Estate to be disqualified as a

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

     REMIC under the Code, (ii) constitute a "prohibited transaction" with respect to the Trust Estate as a REMIC under the Code, or (iii) subject the Sponsor or the Trust Estate to tax; and

          (g) In its capacity as Residual Holder, will not take, or fail to take, any action which would create a liability for the Sponsor.

     Section 12.09.  RESERVED.

     Section 12.10.  LIABILITY FOR UNCLAIMED MONEYS UNDER THE INDENTURE.

     If, as provided in Section 2.13 of this Indenture, moneys held by the Trustee for payment of the Bonds are released from the lien of this Indenture and distributed to the then Residual Holders as provided in Section 12.06 hereof, the Trustee shall have the right to claim for and obtain the return of the amount of any such payments received by such Residual Holders to the extent a Holder of a Bond has a claim for such amounts as a general unsecured creditor of the Trust Estate; provided, however, that such Residual Holder shall only be liable to the Trustee for an aggregate amount equal to the amount released from this Indenture and actually distributed to such Residual Holder. The Residual Holder's liability under this Section 12.10 shall survive termination of this Indenture.

     Section 12.11.  APPOINTMENT OF THE MANAGER.

     The Manager is hereby appointed to serve as Manager hereunder. By its execution and acknowledgement hereof, the Manager agrees to perform the duties and obligations of the Manager specified herein.

     Section 12.12.  DUTIES OF THE MANAGER.

     (a) The Manager shall be responsible for preparing and delivering to the Trustee, on or before the Submission Dates specified in Section 3.02, all tax returns or reports to be prepared by the Trustee pursuant to this Indenture.

     (b)(1) If, in connection with preparing or making any filings of reports or returns required under Section 3.02, any elections are permitted or required to be made, the Manager shall notify the Residual Holders in writing with respect to any such elections permitted or required to be made, which notification shall set forth the Manager's recommendations, if any, with respect to which elections, if any, should be made with respect to a report or return under Section 3.02. Such notification to the Residual Holders shall request direction from the Residual Holders with respect to such elections. Subject to the last sentence of this Section 12.12(b)(1), the Manager, and if necessary the Trustee, shall make such elections as they may be directed in writing to make by the Majority Residual Holders. If the Majority Residual Holders fail to provide timely direction to the Manager following a request by the Manager with respect to elections permitted or required to be made with respect to such tax or information reports or

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

returns, then, subject to the last sentence of this Section 12.12(b)(1), the Manager may make such elections as are consistent with this Indenture and as may be necessary or advisable or as may from time to time be required, under any applicable federal, state or local statute or rule or regulation thereunder. Notwithstanding any written direction with respect to an election from the Majority Residual Holders, and notwithstanding any recommendation of the Manager, (i) no election shall be made if the making of such election would or could, in the reasonable opinion of the Manager, result in the imposition of a tax on the Trust Estate or result in a disqualification of the Trust Estate as a REMIC and (ii) all elections necessary to preserve the qualification of the Trust Estate as a REMIC and avoid imposition of a tax on the Trust Estate shall be made in such reports or returns.

     (2) In preparing the returns, related schedules and information required pursuant to Section 3.02, the Manager shall not be liable for any action taken in reliance on an Opinion of Counsel (a copy of which shall be received by the Trustee on the Submission Date (as provided in Section 3.02(c)) absent a written objection to the form and content thereof received by the Manager from the Majority Residual Holders. If such written objection is received by the Manager, then the Manager, to the extent not inconsistent with this Indenture, shall, upon receipt of appropriate indemnification for itself, the Trustee and the Sponsor against and with respect to tax and other liabilities from the Residual Holders (if the Residual Holders made such written objection) and written advice from Counsel to the Residual Holders or the Trustee, as the case may be, as to the appropriateness of the form and content recommended by the Majority Residual Holders, prepare such reports in the form and content so directed by the Residual Holders. All returns and reports required under
Section 3.02 shall be signed as provided in Section 3.02, except that each such return or report shall be signed by the Manager as "income tax preparer" if necessary.

     Section 12.13.  OTHER DUTIES OF THE MANAGER.

     (a) On or before January 31 of each year commencing January 31, 1997, the Manager shall advise the Trustee, in writing, as to all reports and returns (including the dates for filing or distributing such returns or reports) which, until the following January 31, then applicable provisions of the Code, Treasury regulations thereunder or state or local law require to be prepared, filed or distributed with respect to the Trust Estate as a REMIC, or with respect to the Bonds or the Certificates. If, after any such written advice to the Trustee, there is a change in applicable law deleting or adding a report or return, or changing the date for filing or distribution thereof, the Manager shall so notify the Trustee in writing.

     (b) The Manager shall also (i) monitor the REMIC status of the Trust Estate; (ii) advise the Trustee whether transactions proposed by the Trustee or the Holders of Residual Certificates could jeopardize the REMIC status of the Trust Estate or result in the imposition of tax on the Trust Estate; and (iii) advise the Trustee and the Holders of Certificates (including any such Holders designated as the "tax matters persons" of the REMIC) with respect to any administrative or judicial proceedings relating to an audit or examination by any governmental taxing authority regarding the REMIC. The Manager shall not be liable or responsible for any

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

action taken or failure to take action by the Trustee or the Residual Holders recommended by the Manager pursuant to this Section 12.13(b).

     Section 12.14.  COOPERATION OF PARTIES; FURNISHING OF INFORMATION.

     (a) By its execution of the acceptance of its appointment hereunder, the Manager acknowledges receipt, on or before the Closing Date, of copies of this Indenture.

     (b) To permit the Manager to perform its duties under this Indenture, the Trustee agrees that, within a reasonable period of time of receipt by the Trustee, it will cause to be mailed to the Manager copies of the following:

          (1)  the Notes, Loan Documents and Casualty Insurance Policy;

          (2) information as to the amounts paid or payable as compensation, expenses and indemnification of the Trustee with respect to this Indenture;

          (3) all Officers' Certificates and Opinions of Counsel delivered to the Trustee with respect to the Bonds or the Certificates; and

          (4) such other documents and information as the Manager may reasonably request in order to perform its duties under this Indenture.

     (c) Within a reasonable period of time after its delivery to the Manager of any information specified in Section 12.14(b), the Trustee shall, upon request, mail copies of such information to any Person which is then the Majority Residual Holder.

     Section 12.15.  MANAGER COMPENSATION.

     (a) Except as provided in Section 12.15(b), the Manager agrees that the fee to be paid to it on the Closing Date shall constitute full payment of all amounts due it for performing the duties of Manager under this Indenture. Except as provided in Section 12.15(b), all direct and indirect expenses incurred by the Manager in connection with its performance of its duties and obligations under this Indenture, including but not limited to expenses of agents or subcontractors or counsel shall be paid by the Manager, and the Manager shall not be entitled to reimbursement therefor from the Sponsor, the Residual Holders, the Trustee or the Bondholders.

     (b) Notwithstanding anything in Section 12.15(a) to the contrary, the Manager shall be entitled to receive reimbursement of its extraordinary and necessary reasonable out-of-pocket expenses paid to third parties solely from moneys deposited and available for such purpose in the Manager Account of the Trust Expense Fund. In order to receive any such reimbursement, the Manager will provide to the Trustee a certification that such out-of-pocket expenses have been incurred, upon which certification the Trustee shall be entitled to rely conclusively.

     Section 12.16.  COVENANTS OF THE MANAGER.

     The Manager hereby covenants and agrees, for the benefit of the Trustee, the Sponsor and the Residual Holders from time to time, as follows:

         (i) It will not engage or participate in any "prohibited transaction" with respect to the Trust Estate (as such term is defined in the Code with respect to a REMIC), or otherwise cause a federal or state tax to be imposed on the Trust Estate as a REMIC or upon the Sponsor;

        (ii) It will prepare reports to Residual Holders in accordance with the terms of this Indenture with respect to the Certificates and taxable income or net loss with respect thereto in accordance with applicable regulations thereunder;

       (iii) It will comply with all applicable provisions of the Code and applicable regulations thereunder with respect to the Trust Estate as a REMIC and maintaining the continuing treatment of the Trust Estate as a REMIC under the Code and applicable regulations thereunder; and

        (iv) At its own cost and expense, it will promptly take all actions as may be necessary to discharge any liens on any part of the Trust Estate which result from actions by or claims against the Manager not related to the administration of the Trust Estate or the transactions contemplated by this Indenture.

     Section 12.17.  MANAGER MAY SEEK INSTRUCTIONS.

     (a) If, in performing its duties under this Indenture, (i) the Manager is required to decide between alternative courses of action or (ii) the Manager is unsure of the application of any provision of this Indenture with respect to its duties and responsibilities hereunder or thereunder, or (iii) any action permitted hereunder may, in the determination of the Manager, have a material adverse effect on the Residual, then the Manager may, at its expense and cost, promptly deliver a notice to the Trustee, requesting the Trustee to seek direction of the Residual Holders in accordance with this Indenture. If the Trustee does not receive instructions within 10 Business Days after it has delivered notice requesting such instructions to the Residual Holders, or such shorter period of time set forth in such notice, the Manager shall not be liable for taking or refraining from taking any action if such action or non-action is not inconsistent with the provisions of this Indenture.

     (b) Notwithstanding anything in this Indenture to the contrary, the Manager shall not be required to take any action at the request or direction of the Trustee or the Residual Holders if, in the reasonable determination of the Manager, such action would result in (i) the Manager being deemed to have engaged in a prohibited transaction with respect to the Trust Estate as a REMIC;
(ii) result in a disqualification of the Trust Estate as a REMIC; (iii) subject the Sponsor or the Trust Estate to tax; or (iv) adversely affect the Holders of the Bonds.


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

     (c) The Manager shall not be liable for any termination or disqualification of the Trust Estate's status as a REMIC or for any prohibited transaction with respect to the Trust Estate as a REMIC if (i) such termination or disqualification is caused by actions or inactions of the Manager taken or omitted by the Manager as specifically permitted to be taken or omitted in this Indenture or (ii) such termination or prohibited transaction is the result of actions or inactions of the Manager as to which this Indenture specifically entitles the Manager to act or not act pursuant to written instructions of the Trustee or written direction of the Majority Residual Holders. Nothing herein, however, shall be construed as relieving the Manager from liability under this Indenture for its own negligent action, negligent failure to act or willful misconduct.

     Section 12.18.  OBLIGATIONS OF RESIDUAL HOLDERS.

     By their acknowledgment hereof, the Holders of the Certificates severally agree to indemnify the Manager for, and to hold it harmless against, any and all losses and liabilities, obligations, damages, penalties, taxes (excluding any taxes payable by the Manager on or measured by any compensation for services rendered by the Manager under this Indenture), claims, actions, suits or out-of-pocket expenses or cost of any kind and nature whatsoever incurred or arising out of or in connection with the services rendered by the Manager under this Indenture, including but not limited to the reasonable cost and out-of-pocket expenses of defending itself against any claim of liability in the premises, except to the extent the same may be incurred or arise out of the Manager's failure to perform its specific duties and obligations hereunder or, the negligent action of the Manager, the Manager's negligent failure to act or the Manager's willful misconduct in the performance of the Manager's duties and obligations hereunder. As provided in this Indenture, the Holders of the Residual, by their acknowledgment hereof, covenant and agree that the Residual Holders shall have no claim upon, and shall assert no liability against, the Sponsor or the Trustee for any action or failure to act by the Manager during the term of this Indenture, without regard to whether the Manager itself is liable to the Residual Holders with respect to such action or failure to act and without regard to whether a Residual Holder itself consented to the appointment of such Manager. Such claims or liabilities shall be asserted solely against the Manager, and not against the Sponsor or the Trustee.

     Section 12.19.  INDEMNIFICATION.

     The Manager shall reimburse, indemnify and hold harmless the Trustee, its affiliates, shareholders, directors, officers, employees, the Sponsor, and Residual Holders (the "Indemnified Persons") with respect to all expenses, losses, damages, liabilities, demands, charges and claims of any nature in respect of the negligent action of the Manager, the Manager's negligent failure to act or perform its duties hereunder or the Manager's willful misconduct in the performance of the Manager's duties and obligations hereunder, including without limiting the generality of the foregoing, claims against, and liabilities of, the Residual Holders, or taxes levied or imposed upon the Sponsor or the Trust Estate as a REMIC by reason of, caused by or arising out of any such negligent act, performance or omission or willful misconduct by the Manager, unless (i) if the Trustee is the Person seeking indemnification under this Section 12.19, the Trustee shall have specifically consented to such action or inaction in writing at the request of the Manager or such action or inaction by the Manager shall have been at the written request or direction of the Trustee or (ii) if a Residual Holder is the Person seeking indemnification under this Section 12.19, such action or inaction shall have been undertaken by the Manager at the written direction of the Majority Residual Holders.

     Section 12.20.  INDEPENDENCE OF THE MANAGER.

     The Manager shall be an independent contractor. The Manager shall have no authority to act for or represent the Trustee or the Residual Holder in any way and shall not be deemed an agent of the Trustee or the Residual Holder. The Manager shall not be deemed to assume the obligations of the Trustee under this Indenture except as specifically provided in this Indenture. Nothing contained in this Indenture (i) shall constitute the Manager and the Trustee as members of any partnership, joint venture, association, syndicate, unincorporated business, or other separate entity, (ii) shall be construed to impose any liability as such on either of them, or (iii) shall be deemed to confer on either of them any express, implied or apparent authority to incur any obligation or liability on behalf of the other.

     Section 12.21.  TERMINATION OF THE MANAGER.

     (a) The Manager may be removed by the Trustee or the Majority Residual Holders acting with the consent of the Trustee, which consent shall not be unreasonably withheld, if the Manager shall default in the performance of any term of this Indenture and, after written notice of such default to the Manager and the Trustee, shall not cure such default within 30 days, such removal to be of immediate effect. In addition to failure to perform hereunder, the Manager shall be deemed to be in default of its obligations hereunder if: (i) a decree or order by a court having jurisdiction in the premises is entered adjudging the Manager a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect to the Manager under the Federal Bankruptcy Code or any other applicable federal or state law, or appointing a receiver, liquidator, assignee, or sequestrator (or other similar official) of the Manager or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree, order or appointment unstayed and in effect for a period of 60 consecutive days; or (ii) the Manager institutes a proceeding to be adjudicated a bankrupt or insolvent, or it consents to the institution of bankruptcy or insolvency proceedings against it, or it files a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other similar applicable federal or state law, or it consents to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Manager or of any substantial part of its property, or the making by it of a general assignment for the benefit of creditors in connection therewith, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Manager in furtherance of any such action.

     (b) The Manager may not resign its duties hereunder unless the Manager secures a successor manager, approved by the Trustee and the Majority Residual Holders. Approval by the Trustee and the Majority Residual Holders shall not be unreasonably withheld.

     (c) Before the effective date of any such termination or resignation, the Manager shall deliver or cause to be delivered to the Trustee or its designee, all of its files, records and materials with respect to the services theretofore rendered by it hereunder; provided, however, that the Manager shall not be required to disclose, turn over or make available its software, proprietary or otherwise, or other proprietary materials. Any such termination or resignation shall not be effective as to the Trustee until the Trustee has received written notice thereof.

     (d) Notwithstanding any discharge of this Indenture, the Manager shall remain liable pursuant to the provisions hereof to the Sponsor, the Trustee and the Residual Holders for its acts and omissions before the effective date of any such termination.

     Section 12.22.  LIMITATION OF LIABILITY OF THE MANAGER.

     (a) Unless otherwise expressly provided herein, except for acts of negligence or willful misconduct hereunder, the Manager shall not be liable to the Residual Holders, in its capacity as Manager hereunder, with respect to any action taken or omitted to be taken by it in accordance with this Indenture.

     (b) The Manager shall not be responsible or liable, in its capacity as Manager hereunder, for or in respect of the recitals herein, the validity or sufficiency of this Indenture and the Certificates or for the due execution hereof or thereof by the Sponsor, the Residual Holders or any other party thereto, or for the form, character, sufficiency, value or validity of any part of the Trust Estate or for or in respect of the validity or sufficiency of the Certificates, and the Manager shall in no event assume or incur liability, duty or obligation to any Residual Holder or to the Sponsor other than as expressly provided for herein. The representations and warranties contained herein and in the Bonds shall be taken as the representations and warranties of the parties making such representations and warranties and the Manager assumes no responsibility for the correctness of the same. The Manager shall not be under any responsibility or duty with respect to the application of any money pursuant to this Indenture.

     (c) The Manager shall be obligated only for the performance of such duties as are specifically set forth in this Indenture and no implied covenant or obligations of the Manager shall be read into this Indenture. The Manager shall not be liable for any action or omission to act as manager hereunder except for its own negligence or willful misconduct hereunder. The Manager shall have no liability or responsibility to the Residual Holders for acting upon any written instructions presented by the Majority Residual Holders or the Trustee in connection with this Indenture which the Manager in good faith believes to be genuine and to be in conformity with this Indenture. In no event shall the Manager have any responsibility to ascertain or take action with respect to the property constituting the Residual (except as expressly provided herein) whether or not the Manager has or is deemed to have notice or knowledge of such matter, or take any steps necessary to preserve rights against any parties with respect to the property constituting the Residual, or account for the validity or value, or the kind or amount, of any property constituting the Residual.

     (d) The Manager shall not be bound in any way by any agreement or contract with respect to the matters set forth in this Indenture, other than this Indenture, and the Manager shall not be required to ascertain or inquire as to the performance or observance of any of the covenants or agreements contained herein or in any Certificate delivered pursuant hereto or thereto, to be performed or observed by the Sponsor, the Trustee or any other Person.

     (e) The Manager, upon receipt of any notice, resolution, request, consent, order, certificate, report, opinion, bond, or other paper or document furnished to it pursuant to any provision of this Indenture shall examine such instrument to determine whether it conforms to the requirements of this Indenture and shall be protected in acting upon any such instrument believed by it to be genuine and to have been signed or presented by the proper party or parties. The Manager may consult with counsel, at its own expense, acceptable to Majority Residual Holders and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered by the Manager under this Indenture in good faith and in accordance therewith.

     (f) Whenever the Manager shall deem it necessary or desirable that a matter be proved or established before taking or suffering any action under this Indenture, such matter (unless other evidence in respect thereof is specifically prescribed in this Indenture) may be deemed conclusively to be proved and established by a certificate of the appropriate party executing such certificate, and such certificate shall be full warrant for any action taken or suffered in good faith under the provisions of this Indenture upon the faith thereof, but in its discretion and in lieu thereof, the Manager may accept other evidence of such fact or matter or may require such further or additional evidence as to it may seem reasonable.

                              (End of Article XII)


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


                                ARTICLE XIII

                                MISCELLANEOUS

     Section 13.01.  COMPLIANCE CERTIFICATES AND OPINIONS.

     Upon any application or request by the Sponsor to the Trustee to take any action under any provision of this Indenture, the Sponsor shall furnish to the Trustee an Officer's Certificate stating that all conditions precedent, if any provided for in this Indenture relating to the proposed action have been complied with and, if deemed reasonably necessary by the Trustee, an Opinion of Counsel stating that, in the opinion of such counsel, there has been compliance with all such conditions precedent, if any. Notwithstanding the foregoing, in the case of any such application or request as to which the furnishing of such document is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

     Any certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

         (i) A brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

        (ii) A statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not there has been compliance with such covenant or condition; and

       (iii) A statement as to whether, in the opinion of each such individual, there has been compliance with such condition or covenant.

     Section 13.02.  FORM OF DOCUMENTS DELIVERED TO TRUSTEE.

     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such person may certify or give an opinion with respect to some matters and one or more other such Persons may certify or give an opinion as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any Officer's Certificate or certificate of the Trustee may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representation by, counsel, unless such officer executing such Officer's Certificate or certificate of the Trustee knows, or in the exercise of reasonable care should know, that the certificate or opinion or representation with respect to the matters upon which his certificate or opinion is based is erroneous. Any such certificate or


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

Opinion of Counsel may be based, insofar as it relates to factual matters, upon an Officer's Certificate or certificate of the Trustee, unless such counsel knows, or in the exercise of reasonable care should know, that the Officer's Certificate or certificate of the Trustee with respect to such matters is erroneous.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

     Section 13.03.  ACTS OF BONDHOLDERS.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Bondholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Bondholders in person or by their agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Sponsor.
Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act of the Bondholders" signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Sponsor, if made in the manner provided in this Section 13.03.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Trustee deems sufficient.

     (c) The ownership of Bonds shall be proved by the Bond Register, to be maintained by the Trustee as the Bond Registrar.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the holder of any Bond or Certificate shall bind the Holder of each Bond or Certificate issued in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Sponsor in reliance thereon, whether or not notation of such action is made upon such Bond or Certificate.

     Section 13.04.  NOTICES TO HOLDERS; WAIVER.

     (a) Where this Indenture provides for Notice to the Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and given in accordance with Section 13.08 to each Holder affected by such event, at its address as it appears on the Bond Register or Certificate Register, as applicable, not later than the latest date, and not earlier than the earliest date, prescribed herein for the giving of such notice. In any case where notice to the Holders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Holder shall affect the sufficiency of such notice with respect to other Holders for which proper notice has been given, and any notice which is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

     (b) Where this Indenture provides for notice in any manner, such notice may be waived in writing by anyone entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by the Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     (c) If by reason of the suspension of regular mail service as a result of a strike, work stoppage, act of God or similar activity, the Trustee shall deem it impractical to mail notice of any event to the Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

     (d) Any notice sent to Bondholders shall at the same time be sent to the Rating Agency.

     Section 13.05.  LEGAL HOLIDAYS.

     In any case where any date on which any payment is proposed to be paid hereunder or the date upon which any notice or report is to be made or given or any other action is to be taken hereunder shall not be a Business Day, then (notwithstanding any other provision of the Bonds, the Certificates or this Indenture) the payment, report or action need not be made or taken on such date, but may be made or taken on the next succeeding Business Day with the same force and effect as if made or taken on the nominal date, for such payment or date for a notice or report or date for taking such action hereunder, as the case may be, and no interest shall accrue with respect to such payment for the period from and after any such nominal date.

     Section 13.06.  NATURE OF INTEREST IN TRUST ESTATE.

     No owner of the Certificates shall have legal title to any part of the Trust Estate and shall only be entitled to receive distributions with respect to their undivided beneficial interest in the Trust Estate pursuant to this Indenture once all amounts then due and payable on the Bonds have been paid in accordance with this Indenture and such amounts are properly releasable from the Trust Estate under the terms of this Indenture and all other amounts due under
Section 12.06 hereof have been paid. No transfer, by operation of law or otherwise, of any right, title and interest of any other owner of a Certificate, held by such other owner, shall operate to terminate this Indenture or the trusts hereunder or entitle any successor transferee to an accounting or to the transfer to it of legal title to any part of the Trust Estate.

     Section 13.07.  SEVERABILITY.

     If any provision of this Indenture shall be held or deemed to be or shall, in fact, be illegal, inoperative or unenforceable, the same shall not affect any other provision or provisions herein contained or render the same invalid, inoperative or unenforceable to any extent whatever.

     Section 13.08.  NOTICES.

     (a) Any notice, request, complaint, demand, communication or other paper shall be sufficiently given and shall be deemed given when delivered or mailed by first-class, registered or certified mail, postage prepaid, or sent by telegram, facsimile, telecopy, telex, overnight mail or overnight delivery service, addressed to the appropriate Notice Address. The Sponsor, the Trustee, the Rating Agency or the Manager may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.

     (b) The Trustee will permit the Sponsor to have access to and to make copies of all books and records relating to the Bonds at any reasonable time.

     Section 13.09.  COUNTERPARTS.

     This Indenture may be executed simultaneously in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

     SECTION 13.10.  APPLICABLE PROVISIONS OF LAW.

     THIS INDENTURE, EACH SUPPLEMENTAL INDENTURE, IF ANY, AND EACH BOND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE.


     Section 13.11.  CAPTIONS; REFERENCES IN INDENTURE.

     The captions or headings in this Indenture are for convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of this Indenture. All references in this instrument to designated "Articles," "Sections," "Subsections" and other subdivisions are to be designated Articles, Sections, Subsections and other subdivisions of this instrument as originally executed. The words "herein," "hereof," "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, Subsection or other subdivision.

     Section 13.12.  PARTIES INTERESTED HEREIN.

     Nothing in this Indenture or in the Bonds or the Certificates expressed or implied is intended or shall be construed to confer upon, or to give to, any person or entity other than the Sponsor, the Residual Holders, the Trustee, the Paying Agent, if any, the Manager and the registered owners of the Bonds, any right, remedy or claim under or by reason of this Indenture or any covenant, condition or stipulation hereof, and all covenants, stipulations, promises and agreements in this Indenture contained by and on behalf of the Sponsor shall be for the sole and exclusive benefit of the Sponsor, the Trustee, the Residual Holders, the Paying Agent, if any, the Manager and the registered owners of the Bonds.

     IN WITNESS WHEREOF, the Sponsor has caused this Indenture to be executed in its name and on its behalf by the signature of its President or Vice President and to be attested by the signature of its Secretary, and the Trustee, as Trustee, Paying Agent and Bond Registrar, has caused this Indenture to be executed by its duly authorized officer.

                                   BFC FINANCE CORP., as Sponsor
Attest:

By:                                By:
   ----------------------------       ----------------------------------------
       Name:  Roger Bailey               Name:  Franklin L. Haney
       Title: Secretary                  Title: President


                                   SOUTHTRUST BANK OF ALABAMA, NATIONAL
                                   ASSOCIATION,
                                   as Trustee, Paying Agent and Bond Registrar


                                   By:
                                      ----------------------------------------
                                         Name:  Patricia C. Connor
                                         Title: Vice President - Corporate Trust

                    ACKNOWLEDGEMENT AND AGREEMENT OF MANAGER

     The undersigned hereby acknowledges its appointment as Manager under this Indenture, and agrees to perform the duties of Manager as herein provided on the terms and conditions herein provided.


                                   BUILDING FINANCE COMPANY OF
                                     TENNESSEE, INC.,
                                   a Tennessee corporation



                                   By:
                                      --------------------------------------
                                          Name:  Franklin L. Haney
                                          Title: President

                                    EXHIBIT A

                                CLASS A BOND FORM

THE PRINCIPAL OF THIS BOND IS SUBJECT TO MANDATORY REDEMPTION AND PAYMENT IN PART PRIOR TO MATURITY AS SET FORTH HEREIN, WITHOUT NOTATION ON THIS BOND. ACCORDINGLY, THE UNPAID PRINCIPAL BALANCE OF THIS BOND MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS BOND MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF SOUTHTRUST BANK OF ALABAMA, NATIONAL ASSOCIATION, AS TRUSTEE, PAYING AGENT AND BOND REGISTRAR (THE "TRUSTEE").

THE INTEREST ON THIS BOND IS SUBJECT TO FEDERAL INCOME TAX. AN ELECTION IS BEING MADE TO TREAT THE SEGREGATED ASSET POOL COMPRISING THE TRUST ESTATE AS A REAL ESTATE MORTGAGE INVESTMENT CONDUIT ("REMIC"). THIS BOND IS TO REPRESENT A "REGULAR INTEREST" IN SUCH REMIC UNDER SECTION 860G OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.


R-                                                                 $

                                BFC FINANCE CORP.
                             REMIC LEASE-BACKED BOND
                                   SERIES 1996
                          FEDERAL LEASE-BACKED CLASS A


Interest Rate:       Original Dated Date:      Maturity Date:      CUSIP No.:
--------------       --------------------      --------------      -----------
     %                  March 1, 1996          December 1,


REGISTERED OWNER:          CEDE & CO.

PRINCIPAL SUM:

     BFC FINANCE CORP. (the "Sponsor"), a Delaware corporation, for value received, hereby promises to pay, but solely from the sources hereinafter described, to the registered Owner set forth above or registered assigns, the Principal Sum set forth above on the Maturity Date set forth above (unless this Bond shall have been duly called for prior redemption, in which case on such redemption date), and to pay such registered Owner interest (computed on the basis of a 360-day year of twelve 30-day months) on such Principal Sum at the Interest Rate set forth above, semiannually on each June 1 and December 1, commencing December 1, 1996 (each an "Interest Payment Date") from and including March 1, 1996, if the date of authentication hereof is prior to December 1, 1996, and otherwise from the Interest Payment Date that is, or that immediately precedes, the date of authentication hereof
(unless payment of interest on this Bond shall be in default, in which case from the date to which interest has been paid or duly provided for or, if no such interest has been paid, from March 1, 1996).

     Principal of, premium (if any), on, and interest on, this Bond shall be payable in any coin or currency of the United States of America which, at the respective times of payment, is legal tender for the payment of public and private debts. Except as may otherwise be required by a DTC Representation Letter in effect with respect to this Bond, principal of and interest on this Bond shall be payable prior to final payment hereof (whether at maturity or earlier redemption) to the Holder in whose name this Bond is registered as of the close of business on the applicable Record Date by check mailed to such Holder at the address thereof appearing on the registration books kept by the Registrar or at such other address as is furnished to the Paying Agent in writing by such Holder; provided at the option of any Holder of Bonds in an aggregate principal amount of at least $1,000,000, any payment on the Bonds owned by such Holder may be transmitted by wire transfer to such Holder, at such Holder's written request, to the bank account number on file with the Registrar on the 5th day before the Record Date or, if any such day is not a Business Day, the Business Day next preceding such day. Principal of and interest on this Bond due at final payment hereof (whether at maturity or earlier redemption) shall be paid to the Holder hereof upon presentation and surrender of this Bond at the Corporate Trust Office of the Trustee.

     If any payment of the principal of, premium (if any) on, or interest on, this Bond is due on a Bond Payment Date that is not a Business Day, such payment will be made on the next succeeding Business Day, and no interest will accrue on the amount of such payment during the intervening period.

     This Bond is one of a duly authorized issue of bonds of the Sponsor, known as "BFC Finance Corp. REMIC Lease-Backed Bonds Series 1996" issued in the total original aggregate principal amount of $142,000,000 (the "Bonds") in two classes designated "Federal Lease-Backed Class A" (the "Class A Bonds") and "Federal Lease-Backed Class B" (the "Class B Bonds") pursuant to a Trust Indenture dated as of March 1, 1996 (the "Indenture"), between the Sponsor and the Trustee.
This Bond constitutes one of the Class A Bonds issued pursuant to the Indenture. The Class A Bonds and the Class B Bonds (collectively, the "Bonds") are parity obligations under the Indenture (except for certain rights, including remedies, available to the Class A Bondholders not available to the Class B Bondholders).

     The Bonds, together with interest thereon, are not general obligations of the Sponsor but are limited obligations thereof payable solely from the Trust Estate pledged therefor under the Indenture.

     The Trust Estate under the Indenture consists of all of the Sponsor's right, title and interest in and to (a) the Notes and the Note Payments, (b) the Loan Documents, (c) all moneys, securities and investments deposited with the Trustee on the Closing Date or thereafter and held in all Trust Funds created under the Indenture, (d) the Casualty Insurance Policy, (e) its security interest in the Income Account and the Cash Flow Account, (f) all proceeds of the foregoing, including, without limitation, all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid property, tangible and intangible, and
(g) all other property, tangible and intangible, from time to time deposited with or pledged to the Trustee in accordance with the Indenture.

     Reference is made to the Indenture for a more detailed description of the security therein provided for the Bonds, for the nature, extent and manner of enforcement of such security, for the covenants and agreements made for the benefit of the Holders of the Bonds and for a statement of the rights of the Holders of the Bonds. All capitalized terms used herein and not otherwise defined herein shall have the meanings assigned such terms in the Indenture.

     The Indenture, the Notes and the Loan Documents may be modified, amended or supplemented only to the extent and in the circumstances permitted by the Indenture as from time to time amended.

     (a) MANDATORY SINKING FUND REDEMPTION. (1) The Class A Bonds maturing on December 1, 2008 shall be subject to mandatory sinking fund redemption on December 1, 2003 and each December 1 thereafter to and including December 1, 2007, in the principal amounts provided in a mandatory sinking fund schedule set forth in the Indenture, at a redemption price equal to the principal amount thereof, plus accrued interest thereon to the redemption date, without premium, from moneys deposited into the Debt Service Fund.

     (2) The Class A Bonds maturing on December 1, 2017 shall be subject to mandatory sinking fund redemption on December 1, 2009 and each December 1 thereafter to and including December 1, 2016 in the principal amounts provided in a mandatory sinking fund schedule set forth in the Indenture, at a redemption price equal to the principal amount thereof, plus accrued interest thereon to the redemption date, without premium, from moneys deposited into the Debt Service Fund.

     (3) Redemptions pursuant to (a)(1) and (2) above shall be made PRO RATA among the Holders of each stated maturity by redeeming from each such Holder that principal amount which bears the same proportion to the principal amount of such stated maturity registered in the name of such Holder as the total principal amount of such stated maturity to be redeemed on any sinking fund payment date bears to the aggregate principal amount of such stated maturity Outstanding prior to redemption. If the Trustee cannot make a strict PRO RATA redemption among the Holders of a stated maturity, the Trustee shall redeem more or less than a PRO RATA portion from one or more Holders of such stated maturity in such manner as the Trustee deems fair and reasonable.

     In connection with any such redemption prior to maturity, the Trustee shall make appropriate entries in the Bond Register to reflect the portion of any Bond so redeemed and the amount of the principal remaining outstanding. The Trustee's notation in the Bond Register shall be conclusive as to the principal amount of any Bond Outstanding at any time.

     (b) EXTRAORDINARY MANDATORY REDEMPTION. (1) The Bonds shall be subject to extraordinary mandatory redemption from monies received by the Trustee constituting Note prepayments, in whole or in part to the extent of such monies received by the Trustee, upon notice from the Sponsor to the Trustee that the 49C Notes have become subject to mandatory prepayment in whole due to casualty or condemnation with respect to all or substantially all of the Project, at a price equal to one hundred percent (100%) of the principal amount thereof, plus accrued interest thereon to the redemption date, on the Interest Payment Date for which required notice can be given and which next follows receipt by the Trustee of monies constituting such Note prepayments. If not all of the Outstanding Bonds can be redeemed from monies so received by the Trustee, the Trustee shall apply all such monies received to redeem the Outstanding Bonds in part, which redemption shall be made PRO RATA among the Holders of the Outstanding Bonds.

     (2) The Class A Bonds maturing on December 1, 2017 are subject to extraordinary mandatory redemption prior to maturity on or after December 1, 2015, upon notice from the Sponsor to the Trustee of the optional total prepayment of the 49C Notes by 49C, as a whole on any Interest Payment Date set forth below at the redemption prices (expressed as a percentage of the principal amount redeemed) set forth below, plus accrued interest to the redemption date.

          Interest Payment Dates             Redemption Price
          ----------------------             ----------------
     December 1, 2015 and June 1, 2016            102%
     December 1, 2016 and June 1, 2017            101%

     Notice of any redemption under (b) above shall be given by the Trustee by certified mail, return receipt requested, not less than 30 days nor more than 45 days prior to the applicable redemption date to each Holder in whose name a Bond to be redeemed is registered on the Record Date preceding the applicable redemption date, at such Bondholder's address appearing in the Bond Register.

     Any failure to give such notice, or any defect therein, shall not affect the validity of any proceedings for the redemption of any other Bonds for which no such failure or defect occurs.

     Upon surrender for transfer of any Bond at the Corporate Trust Office of the Trustee, duly endorsed for transfer or accompanied by an assignment duly executed by the Holder or his attorney duly authorized in writing, the Sponsor shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new fully registered Bond or Bonds for a like aggregate principal amount of the same maturity and Class. Bonds may be exchanged upon surrender thereof at the Corporate Trust Office of the Trustee for a like aggregate principal amount of fully registered Bonds of the same maturity and Class.

     The Sponsor and the Trustee shall not be required to register, transfer or exchange any Bonds selected, called or being called for redemption, during any period from a Record Date to the immediately succeeding Interest Payment Date. In case of any registration of transfer or exchange, the Sponsor and the Trustee may require payment of a sum sufficient to cover actual expenses incurred in making such exchange or transfer and any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

     The Sponsor and the Trustee may treat the Holder hereof as the absolute owner hereof for all purposes, and the Sponsor and the Trustee shall not be affected by any notice to the contrary. This Bond shall not be entitled to any benefit under the Indenture or become valid or obligatory for any purpose, until the certificate of authentication hereon endorsed shall have been signed by the Trustee.

     The Holder of this Bond shall have no right to enforce the provisions of the Indenture or to institute action to enforce the pledge, assignment or covenants made therein or to take any action with respect to an Event of Default under the Indenture or to institute, appear in or defend any suit, action or other proceeding at law or in equity with respect thereto, except as provided in the Indenture.

     The terms and provisions of the Indenture are incorporated herein by reference and made a part hereof with the same force and effect as if fully stated herein. By the acceptance of this Bond, the Holder hereof is deemed to have agreed and consented to all the terms and provisions of the Indenture.

     All acts, conditions and things required to exist, to happen and to be performed precedent to and in connection with the issuance of this Bond exist, have happened and have been performed in due time, form and manner as required by the Indenture and by the proceedings of the Sponsor with respect hereto.

     IN WITNESS WHEREOF, BFC Finance Corp. has caused this Bond to be executed on its behalf by the manual or facsimile signature of its President and attested by the manual or facsimile signature of its Secretary, all as of March 1, 1996.


                                       BFC FINANCE CORP.



                                       --------------------------------
                                       Franklin L. Haney
                                       President

ATTEST:


-------------------------------
Secretary



                          CERTIFICATE OF AUTHENTICATION

     This Bond is one of the BFC Finance Corp. REMIC Lease-Backed Bond Series 1996 Federal Lease-Backed Class A issued under the provisions of the within-mentioned Indenture.


Dated:

                                       SOUTHTRUST BANK OF ALABAMA,
                                         NATIONAL ASSOCIATION, as Trustee


                                       By:
                                           --------------------------------
                                           Authorized Signatory

                                   ASSIGNMENT


  FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto


-------------------------------------------------------------------------------
        (Please print or typewrite Name and Address, including Zip Code, and Federal Taxpayer Identification or Social Security Number of Assignee)


-------------------------------------------------------------------------------
the within Bond and all rights thereunder, and hereby irrevocably constitutes and appoints


-------------------------------------------------------------------------------
Attorney to register the transfer of the within Bond on the books kept for registration thereof, with full power of substitution in the premises.


Dated:
      ---------------------------

Signature guaranteed by:


---------------------------------      ----------------------------------
NOTICE:  Signature must be             NOTICE:  The signature to this
guaranteed by an eligible              assignment must correspond with
guarantor institution (as defined      the name as it appears on the
in Rule 17Ad-15 under the              face of the within Bond in every
Securities Exchange Act of 1934,       particular, without alteration or
as amended) that participates in       any change whatsoever.
a Securities Transfer Association
recognized signature guarantee
program or such other guarantee
program acceptable to the Trustee.

                                    EXHIBIT B

                                CLASS B BOND FORM

THIS BOND (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS BOND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS BOND IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THIS BOND AGREES FOR THE BENEFIT OF THE SPONSOR THAT (A) DURING THE TIME THIS BOND IS PLEDGED UNDER THE CASTLE ROCK PLEDGE AGREEMENT (AS DEFINED IN THE INDENTURE) THIS BOND MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE TERMS THEREOF AND THEREAFTER THIS BOND MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, OR IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL AS REQUIRED BY THE INDENTURE), (2) TO THE SPONSOR,
(3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR (4) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THIS BOND OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

THE PRINCIPAL OF THIS BOND IS SUBJECT TO MANDATORY REDEMPTION AND PAYMENT IN PART PRIOR TO MATURITY AS SET FORTH HEREIN, WITHOUT NOTATION ON THIS BOND. ACCORDINGLY, THE UNPAID PRINCIPAL BALANCE OF THIS BOND MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS BOND MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF SOUTHTRUST BANK OF ALABAMA, NATIONAL ASSOCIATION, AS TRUSTEE, PAYING AGENT AND BOND REGISTRAR (THE "TRUSTEE").

THE INTEREST ON THIS BOND IS SUBJECT TO FEDERAL INCOME TAX. AN ELECTION IS BEING MADE TO TREAT THE SEGREGATED ASSET POOL COMPRISING THE TRUST ESTATE AS A REAL ESTATE MORTGAGE INVESTMENT CONDUIT ("REMIC"). THIS BOND IS TO REPRESENT A "REGULAR INTEREST" IN SUCH REMIC UNDER SECTION 860G OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

R-                                                                 $

                                BFC FINANCE CORP.
                             REMIC LEASE-BACKED BOND
                                   SERIES 1996
                          FEDERAL LEASE-BACKED CLASS B

Interest Rate:                  Original Dated Date:            Maturity Date:
--------------                  ---------------------           --------------
      %                            March 1, 1996

REGISTERED OWNER:

PRINCIPAL SUM:

     BFC FINANCE CORP. (the "Sponsor"), a Delaware corporation, for value received, hereby promises to pay, but solely from the sources hereinafter described, to the registered Owner set forth above or registered assigns, the Principal Sum set forth above on the Maturity

Date set forth above (unless this Bond shall have been duly called for prior redemption, in which case on such redemption date), and to pay such registered Owner interest (computed on the basis of a 360-day year of twelve 30-day months) on such Principal Sum at the Interest Rate set forth above, semiannually on each June 1 and December 1, commencing June 1, 1998 (each an "Interest Payment Date") from and including March 1, 1998, if the date of authentication hereof is prior to June 1, 1998, and otherwise from the Interest Payment Date that is, or that immediately precedes, the date of authentication hereof (unless payment of interest on this Bond shall be in default, in which case from the date to which interest has been paid or duly provided for or, if no such interest has been paid, from March 1, 1998).

     Principal of, premium (if any), on, and interest on, this Bond shall be payable in any coin or currency of the United States of America which, at the respective times of payment, is legal tender for the payment of public and private debts. Except as may otherwise be required by a DTC Representation Letter in effect with respect to this Bond, principal of and interest on this Bond shall be payable prior to final payment hereof (whether at maturity or earlier redemption) to the Holder in whose name this Bond is registered as of the close of business on the applicable Record Date by check mailed to such Holder at the address thereof appearing on the registration books kept by the Registrar or at such other address as is furnished to the Paying Agent in writing by such Holder; provided at the option of any Holder of Bonds in an aggregate principal amount of at least $1,000,000, any payment on the Bonds owned by such Holder may be transmitted by wire transfer to such Holder, at such Holder's written request, to the bank account number on file with the Registrar on the 5th day before the Record Date or, if any such day is not a Business Day, the Business Day next preceding such day. Principal of and interest on this Bond due at final payment hereof (whether at maturity or earlier redemption) shall be paid to the Holder hereof upon presentation and surrender of this Bond at the Corporate Trust Office of the Trustee.

     If any payment of the principal of, premium (if any) on, or interest on, this Bond is due on a Bond Payment Date that is not a Business Day, such payment will be made on the next succeeding Business Day, and no interest will accrue on the amount of such payment during the intervening period.

     This Bond is one of a duly authorized issue of bonds of the Sponsor, known as "BFC Finance Corp. REMIC Lease-Backed Bonds, Series 1996" issued in the total original aggregate principal amount of $142,000,000 (the "Bonds") in two classes designated "Federal Lease-Backed Class A" (the "Class A Bonds"), and "Federal Lease-Backed Class B" (the "Class B Bonds") pursuant to a Trust Indenture dated as of March 1, 1996 (the "Indenture"), between the Sponsor and the Trustee.
This Bond constitutes one of the Class B Bonds issued pursuant to the Indenture. The Class A Bonds and the Class B Bonds (collectively, the "Bonds") are parity obligations under the Indenture (except for certain rights, including remedies, available to the Class A Bondholders not available to the Class B Bondholders).

     The Bonds, together with interest thereon, are not general obligations of the Sponsor but are limited obligations thereof payable solely from the Trust Estate pledged therefor under the Indenture.

     The Trust Estate under the Indenture consists of all of the Sponsor's right, title and interest in and to (a) the Notes and the Note Payments, (b) the Loan Documents, (c) all moneys, securities and investments deposited with the Trustee on the Closing Date or thereafter and held in all Trust Funds created under the Indenture, (d) the Casualty Insurance Policy, (e) its security interest in the Income Account and the Cash Flow Account, (f) all proceeds of the foregoing, including, without limitation, all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid property, tangible and intangible, and (g) all other property, tangible and intangible, from time to time deposited with or pledged to the Trustee in accordance with the Indenture.

     Reference is made to the Indenture for a more detailed description of the security therein provided for the Bonds, for the nature, extent and manner of enforcement of such security, for the covenants and agreements made for the benefit of the Holders of the Bonds and for a statement of the rights of the Holders of the Bonds. All capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.

     The Indenture, the Notes and the Loan Documents may be modified, amended or supplemented only to the extent and in the circumstances permitted by the Indenture as from time to time amended.

     EXTRAORDINARY MANDATORY REDEMPTION. (1) The Bonds shall be subject to extraordinary mandatory redemption from monies received by the Trustee constituting Note prepayments, in whole or in part to the extent of such monies received by the Trustee, upon notice from the Sponsor to the Trustee that the 49C Notes have become subject to mandatory prepayment in whole due to casualty or condemnation with respect to all or substantially all of the Project, at a price equal to one hundred percent (100%) of the principal amount thereof, plus accrued interest thereon to the redemption date, on the Interest Payment Date for which required notice can be given and which next follows receipt by the Trustee of monies constituting such Note prepayments. If not all of the Outstanding Bonds can be redeemed from monies so received by the Trustee, the Trustee shall apply all such monies received to redeem the Outstanding Bonds in part, which redemption shall be made PRO RATA among the Holders of the Outstanding Bonds.

     (2) The Class B Bonds maturing on or after December 1, 2016 are subject to extraordinary mandatory redemption prior to maturity on or after December 1, 2015, upon notice from the Sponsor to the Trustee of the optional total prepayment of the 49C Notes by 49C, as a whole on any Interest Payment Date set forth below at the redemption prices (expressed as a percentage of the principal amount redeemed) set forth below, plus accrued interest to the redemption date.

          Interest Payment Dates             Redemption Price
          ----------------------             ----------------
     December 1, 2015 and June 1, 2016            102%
     December 1, 2016 and June 1, 2017            101%

     Notice of any redemption under (1) or (2) above shall be given by the Trustee by certified mail, return receipt requested, not less than 30 days nor more than 45 days prior to the applicable redemption date to each Holder in whose name a Bond to be redeemed is registered on the Record Date preceding the applicable redemption date, at such Bondholder's address appearing in the Bond Register.

     Any failure to give such notice, or any defect therein, shall not affect the validity of any proceedings for the redemption of any other Bonds for which no such failure or defect occurs.

     This Bond is subject to restrictions on transfer as provided in the legend appearing on the first page hereof and in the Indenture.

     The Sponsor and the Trustee shall not be required to register, transfer or exchange any Bonds selected, called or being called for redemption, during any period from a Record Date to the immediately succeeding Interest Payment Date. In case of any registration of transfer or exchange, the Sponsor and the Trustee may require payment of a sum sufficient to cover actual expenses incurred in making such exchange or transfer and any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

     The Sponsor and the Trustee may treat the Holder hereof as the absolute owner hereof for all purposes, and the Sponsor and the Trustee shall not be affected by any notice to the contrary. This Bond shall not be entitled to any benefit under the Indenture or become valid or obligatory for any purpose, until the certificate of authentication hereon endorsed shall have been signed by the Trustee.

     The Holder of this Bond shall have no right to enforce the provisions of the Indenture or to institute action to enforce the pledge, assignment or covenants made therein or to take any action with respect to an Event of Default under the Indenture or to institute, appear in or defend any suit, action or other proceeding at law or in equity with respect thereto, except as provided in the Indenture.

     The terms and provisions of the Indenture are incorporated herein by reference and made a part hereof with the same force and effect as if fully stated herein. By the acceptance of this Bond, the Holder hereof is deemed to have agreed and consented to all the terms and provisions of the Indenture.

     All acts, conditions and things required to exist, to happen and to be performed precedent to and in connection with the issuance of this Bond exist, have happened and have been performed in due time, form and manner as required by the Indenture and by the proceedings of the Sponsor with respect hereto.

     IN WITNESS WHEREOF, BFC Finance Corp. has caused this Bond to be executed on its behalf by the manual or facsimile signature of its President and attested by the manual or facsimile signature of its Secretary, all as of March 1, 1996.


                                       BFC FINANCE CORP.



                                       --------------------------------
                                       Franklin L. Haney
                                       President

ATTEST:


-------------------------------
Secretary



                          CERTIFICATE OF AUTHENTICATION

     This Bond is one of the BFC Finance Corp. REMIC Lease-Backed Bond Series 1996 Federal Lease-Backed Class B issued under the provisions of the within-mentioned Indenture.


Dated:

                                       SOUTHTRUST BANK OF ALABAMA,
                                          NATIONAL ASSOCIATION, as Trustee


                                       By:
                                          ------------------------------
                                          Authorized Signatory

                                  ASSIGNMENT

  FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto


-------------------------------------------------------------------------------
        (Please print or typewrite Name and Address, including Zip Code, and Federal Taxpayer Identification or Social Security Number of Assignee)


-------------------------------------------------------------------------------
the within Bond and all rights thereunder, and hereby irrevocably constitutes and appoints


-------------------------------------------------------------------------------
Attorney to register the transfer of the within Bond on the books kept for registration thereof, with full power of substitution in the premises.


Dated:
      -----------------------

Signature guaranteed by:


---------------------------------      ----------------------------------
NOTICE:  Signature must be             NOTICE:  The signature to this
guaranteed by an eligible              assignment must correspond with
guarantor institution (as defined      the name as it appears on the
in Rule 17Ad-15 under the              face of the within Bond in every
Securities Exchange Act of 1934,       particular, without alteration or
as amended) that participates in       any change whatsoever.
a Securities Transfer Association
recognized signature guarantee
program or such other guarantee
program acceptable to the Trustee.

                                    EXHIBIT C

                            RESIDUAL CERTIFICATE FORM


THE RESIDUAL INTEREST REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN, AND WILL NOT BE, REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE DIRECTLY OR INDIRECTLY OFFERED OR SOLD OR OTHERWISE DISPOSED OF (INCLUDING PLEDGED) BY THE OWNER HEREOF EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 12.02 OF THE INDENTURE REFERRED TO HEREIN.


NO.:                                                 PERCENTAGE INTEREST:      %

                                BFC FINANCE CORP.
                           REMIC RESIDUAL CERTIFICATE
                                   SERIES 1996

REGISTERED OWNER:

     THIS CERTIFICATE DOES NOT CONTAIN A COMPLETE SUMMARY OF THE INDENTURE PURSUANT TO WHICH IT IS ISSUED. THE OWNER IS REFERRED TO SUCH INDENTURE, COPIES OF WHICH MAY BE OBTAINED FROM SOUTHTRUST BANK OF ALABAMA, NATIONAL ASSOCIATION, (THE "TRUSTEE").

     THIS CERTIFIES THAT SOUTHTRUST BANK OF ALABAMA, NATIONAL ASSOCIATION, acting not in its individual capacity, but solely as Trustee under and pursuant to the Trust Indenture dated as of March 1, 1996 (the "Indenture"), by and between the Trustee and BFC Finance Corp. (the "Sponsor"), hereby certifies that the Registered Owner set forth above (the "Owner") is the owner of the undivided fractional Percentage Interest set forth above in the Residual pursuant to the Indenture. Capitalized terms used herein, unless otherwise defined, shall have the meanings ascribed thereto in the Indenture.

     This Certificate is one of the Certificates referred to in the Indenture and is issued under and is subject to the terms, provisions and conditions of the Indenture to which the Owner of this Certificate, by virtue of its acceptance hereof, agrees and by which the Owner hereof is bound. Reference is hereby made to the Indenture for a statement of the rights and obligations of the Owner of this Certificate, the duties, rights and obligations of the Sponsor and the Trustee, and the limitations thereon, as well as for a statement of the terms and conditions of the interest created by the Indenture. Reference is also made to the Indenture for the provisions regarding the transfer of this Certificate and requirements with respect thereto, amendment of the Indenture and other matters. The terms of the Indenture are hereby incorporated herein and deemed accepted by the Owner of this Certificate. A copy of the Indenture may be obtained from the Trustee. THE FRACTIONAL UNDIVIDED INTEREST IN THE RESIDUAL EVIDENCED HEREBY IS A FRACTIONAL UNDIVIDED INTEREST IN A RESIDUAL INTEREST IN A SEGREGATED ASSET POOL FOR WHICH ELECTION FOR TREATMENT AS A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC"), AS DEFINED IN THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), IS BEING MADE.

     TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS SET FORTH IN THE INDENTURE. NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO A "DISQUALIFIED ORGANIZATION" AS DEFINED IN SECTION 860E(e)(5) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). SUCH TERM INCLUDES THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN CERTAIN TAXABLE INSTRUMENTALITIES), ANY COOPERATIVE ORGANIZATION FURNISHING ELECTRIC ENERGY OR PROVIDING TELEPHONE SERVICE TO PERSONS IN RURAL AREAS, OR ANY ORGANIZATION (OTHER THAN A FARMERS' COOPERATIVE) THAT IS EXEMPT FROM FEDERAL INCOME TAX UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX ON UNRELATED BUSINESS INCOME. NO TRANSFER OF THIS CERTIFICATE WILL BE REGISTERED BY THE TRUSTEE UNLESS THE PROPOSED TRANSFEREE HAS DELIVERED AN AFFIDAVIT AFFIRMING, AMONG OTHER THINGS, THAT THE PROPOSED TRANSFEREE IS NOT A DISQUALIFIED ORGANIZATION AND IS NOT ACQUIRING THE CERTIFICATE FOR THE ACCOUNT OF A DISQUALIFIED ORGANIZATION. A COPY OF THE FORM OF AFFIDAVIT REQUIRED OF EACH PROPOSED TRANSFEREE IS ON FILE AND AVAILABLE FROM THE TRUSTEE.

     A TRANSFER OF THIS CERTIFICATE IN VIOLATION OF THE APPLICABLE TRANSFER RESTRICTIONS MAY GIVE RISE TO A SUBSTANTIAL TAX UPON THE TRANSFEROR OR, IN CERTAIN CASES, UPON AN AGENT ACTING FOR THE TRANSFEREE. A PASS-THRU ENTITY THAT HOLDS THIS CERTIFICATE AND THAT HAS A DISQUALIFIED ORGANIZATION AS A RECORD OWNER IN ANY TAXABLE YEAR GENERALLY WILL BE SUBJECT TO A TAX FOR EACH SUCH YEAR EQUAL TO THE PRODUCT OF (A) THE AMOUNT OF EXCESS INCLUSIONS WITH RESPECT TO THE PORTION OF THIS CERTIFICATE OWNED THROUGH SUCH PASS-THRU ENTITY BY SUCH DISQUALIFIED ORGANIZATION, AND (B) THE HIGHEST MARGINAL FEDERAL TAX RATE ON CORPORATIONS. FOR PURPOSES OF THE PRECEDING SENTENCE, THE TERM "PASS-THRU" ENTITY INCLUDES REGULATED INVESTMENT COMPANIES, REAL ESTATE INVESTMENT TRUSTS, COMMON TRUST FUNDS, PARTNERSHIPS, TRUSTS, ESTATES, COOPERATIVES TO WHICH PART I OF SUBCHAPTER T OF THE CODE APPLIED AND, EXCEPT AS PROVIDED IN REGULATIONS, NOMINEES.

     In addition to the other representations, warranties and covenants set forth in the Indenture, by acceptance hereof, the Owner named in this Certificate represents and warrants to the Sponsor and the Trustee as follows:

          (1) The Owner understands that this Certificate is not registered under the 1933 Act or any state "Blue Sky" laws;

          (2) The Owner has knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in this Certificate, it is able to bear the economic risk of investment in this Certificate and it is an accredited investor as defined in Regulation D under the 1933 Act;

          (3) The Owner acquired this Certificate for its own account or for accounts as to which it exercises sole investment discretion and not with a view to any distribution of this Certificate, subject, nevertheless, to the understanding that disposition of its property shall at all times be and remain within the Owner's control;

          (4) This Certificate must be held indefinitely by the Owner unless subsequently registered under the 1933 Act and any applicable state "Blue Sky" laws or an exemption from the registration requirements of the 1933 Act and any such laws is available;

          (5) The Owner's interest in and rights with respect to the Trustee Estate are specifically limited to the rights and interests created by the Indenture and are expressly subordinate to the lien of the Indenture; and

          (6)  The Owner is not a Disqualified Organization.

     The Owner hereof agrees that, as the Owner hereof, it is severally liable for liabilities of the holder of the Certificates pursuant to the Indenture, including but not limited to liabilities and indemnities under Section 12.18 of the Indenture and not to transfer this Certificate except in accordance with the Indenture. Failure to comply with the transfer requirements of the Indenture will void any purported transfer and have the other effects on the transferor and transferee provided in the Indenture, reference to which is hereby made.

     By the acceptance hereof, the Owner agrees with the Sponsor and the Trustee that neither the Sponsor nor the Trustee shall be held accountable by reason of the disclosure of information regarding the name and address of such Owner, regardless of the source from which such information was derived, provided such disclosure is pursuant to Section 12.04 of the Indenture. The Owner, by its acceptance hereof, acknowledges and agrees that the only amounts that it shall be entitled to receive or claim for on any Residual Distribution Date, and from time to time, are those amounts actually and properly released from the lien of the Indenture in accordance with express terms thereof and payable under the Indenture, and the Owner shall have no claim or right by reason of owning this Certificate against the Trustee under the Indenture, the Sponsor or the Holders of the Bonds issued under the Indenture with respect to any amounts not properly released or to be released from the lien of the Indenture.

     By acceptance of this Certificate, the Owner consents to amendments or modification of this Certificate and the Indenture to the extent the Trustee, on advice of counsel, deems such amendment or modification necessary or required under the Code or applicable regulations thereunder to make or maintain the REMIC election or the REMIC status of the Trust Estate.

     This Certificate does not represent a debt or a liability of the Sponsor. No lien or claim is created hereby or by the Indenture against the assets of the Sponsor other than to the Residual in the Trust Estate to the extent provided for in the Indenture.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be issued as of the date hereof.

Dated:                           SOUTHTRUST BANK OF ALABAMA,
                                   NATIONAL ASSOCIATION, not in its individual capacity but solely as Trustee



                                 By:
                                    ------------------------------------------
                                        Name:
                                        Title:

                                  ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

     TEN COM - as tenants in common
     TEN ENT - as tenants by the entireties
     JT TEN - as joint tenants with right of survivorship and not as tenants in common

     UNIF GIFT MIN ACT                    Custodian
                         -----------------         ---------------------
                              (Cust)                      (Minor)
                         under Uniform Gifts to Minors
                         Act
                            --------------------------
                                    (State)

     Additional abbreviations may also be used though not in the above list

                            ---------------------

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE


------------------------------------------------------------------------------


------------------------------------------------------------------------------
                  (Please print or typewrite name and address,
                        including zip code, of assignee)


------------------------------------------------------------------------------
the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing


------------------------------------------------------------------------------
Attorney to transfer said Certificate on the Certificate Register, with full power of substitution in the premises.

Dated:
      -----------------------                ---------------------------------

Signature Guaranteed by
                       ---------------------------------


NOTICE: The signature(s) to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration or enlargement or any change whatever. Signature(s) must be guaranteed by a commercial bank or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                                    EXHIBIT D

                         CERTIFICATE TRANSFER AFFIDAVIT


STATE OF            )
                    )  ss.:
COUNTY OF           )

     The undersigned, being first duly sworn, deposes and says under penalty of perjury as follows:

     1. The undersigned is an officer of ________________, the proposed Transferee of a Certificate issued pursuant to the Trust Indenture dated as of March 1, 1996 (the "Indenture") by and between BFC Finance Corp. and SouthTrust Bank of Alabama, National Association, as Trustee. Capitalized terms used, but not defined herein, shall have the meanings ascribed to such terms in the Indenture. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

     2. The Transferee is not a Disqualified Organization. The Transferee is not acquiring its ownership interest in the Certificates for the account of, or as agent (including a broker, nominee or other middleman) for, any person as entity from which it has not received an affidavit substantially in the form of this Transfer Affidavit. The Transferee is not an entity that holds REMIC residual interests as nominee in order to facilitate the clearance and settlement of such securities through electronic book-entry changes to accounts of participating organizations.

     3. The Transferee has been advised of, and understands that under the Code, (i) a tax will be imposed on transfers of Certificates to Persons that are Disqualified Organizations; (ii) such tax will be imposed on the transferor, or, if such transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is a Disqualified Organization, on the agent; and
(iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent transferee furnished to such Person an affidavit that such subsequent transferee is not a Disqualified Organization and, at the time of transfer, such Person does not have actual knowledge that the affidavit is false.

     4. The Transferee is not acquiring its ownership interest in the Certificates for the purpose of avoiding or impeding the assessment or collection of tax.

     5. The Transferee has been advised of, and understands that under the Code, a tax will be imposed on a "pass-thru entity" holding Certificates if at any time during the taxable year of the pass-thru entity a Person that is a Disqualified Organization is the record holder of an interest in such entity. (For this purpose, a "pass-thru entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interest in pass-thru entities as a nominee for another
Person).

     6. The Transferee has received a copy of and has reviewed the provisions of the Indenture (incorporated herein by reference) (including, but not limited to, Article XII thereof) and understands the legal consequences of the acquisition of an ownership interest in the Certificates including, without limitation, the restrictions on subsequent transfers and the provisions regarding voiding the transfer. The Transferee expressly agrees to be bound by and to abide by the provisions of the Indenture (including, but not limited to, Article XII thereof) and the restrictions noted on the face of the Certificates. The Transferee understands and agrees that any breach of any of the representations included herein shall render the transfer to the Transferee contemplated thereby null and void.

     The Transferee further acknowledges that the breach of any of the representations included herein shall permit the Trustee to withhold payments otherwise distributable in respect of the Certificate and to apply such amounts as indemnification from and against any cost, liability or tax incurred as a result of the purported transfer.

     7. The Transferee agrees to require a Transfer Affidavit containing the representations and agreements substantially in the form hereof from any Person to whom the Transferee attempts to transfer its ownership interest in a Certificate, and in connection with any transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not transfer its ownership interest or cause any ownership interest to be transferred to any Person that the Transferee knows is a Disqualified Organization.

     8.   The Transferee's taxpayer identification number is __________________.

     IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this ______ day of __________________.

                                            [NAME OF TRANSFEREE]


                                            By:
                                               ------------------------------
                                                  Name:
                                                  Title:

[Corporate Seal]

ATTEST:


-------------------------------------
Title:

                                    EXHIBIT E

                    CERTIFICATE TRANSFEREE'S AGREEMENT FORM


SouthTrust Bank of Alabama, National Association

     The undersigned is an officer of ____________, the proposed Transferee of a Certificate issued pursuant to the Trust Indenture dated as of March 1, 1996 (the "Indenture") by and between BFC Finance Corp. and SouthTrust Bank of Alabama, National Association, as Trustee. Capitalized terms used, but not defined herein, shall have the meanings ascribed to such terms in the Indenture. By its execution and acknowledgement hereof, and its acceptance of the Certificate evidencing % of the ownership of the Residual, the proposed Transferee represents and warrants to, and covenants and agrees with, the Trustee as follows:

     (a) It understands that the Certificates have not been, and will not be, registered under the Securities Act of 1933 ("1933 Act"), in reliance upon the exemptions provided in the 1933 Act, or under the securities or "Blue Sky" laws of any state in reliance upon exemptions therefrom, and it hereby covenants and agrees that it will not sell or otherwise transfer the Certificates or any part thereof (i) without registration under the 1933 Act and any applicable securities or "Blue Sky" laws or pursuant to exemptions therefrom and (ii) upon compliance with the provisions of the Indenture and the Certificates then applicable to such sale or other transfer. It further represents and warrants that it fully understands and agrees that it must bear the economic risk of the purchase of the Certificates for an indefinite period of time and that neither the Trustee nor the Sponsor has an obligation to register or otherwise facilitate the transfer of any Certificate or an ownership interest in the Residual except as expressly provided in the Indenture.

     (b) It is acquiring the Certificates for its own account as principal and not for the account of one or more pension or trust accounts for which it is acting as trustee, or for the account of one or more agency accounts for which it is acting as agent, and that, in any such case, such acquisition is being made not with a view to a distribution thereof, in whole or in part.

     (c) It understands that under current law the purchase and holding of the Certificates by or on behalf of any employee benefit plan subject to the fiduciary responsibility provisions of ERISA may result in "prohibited transactions" within the meaning of ERISA and the Code. It is not, and is not purchasing on behalf of, any such plan. Transfer of the Certificates will not be registered unless, before the registration of any transfer, the transferee
(i) executes a representation letter stating that it is not, and is not purchasing on behalf of, any such plan or (ii) provides an Opinion of Counsel addressed to the Trustee that the purchase or holding of Certificates by or on behalf of such plan will not constitute or result in a prohibited transaction under ERISA, will not cause the Sponsor, the Trustee, or the Manager to be a fiduciary under the plan, and will not subject the Sponsor, the Trustee, or the Manager to any obligation or liability in addition to those undertaken in the Indenture.

     (d) It customarily engages in the purchase of mortgages, mortgage-related securities, mortgage derivative securities and residual interests therein, and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks specifically in the area of mortgage-related securities and mortgage derivative securities of an investment in the Certificates, it is able to bear the substantial economic risk of investment in the Certificates and the manner in which fluctuations in interest rates affect the value of mortgages, mortgage-related securities, mortgage derivative securities and residual interests therein and it is an "accredited investor" as that term is defined in Regulation D under the 1933 Act.

     (e) It is not affiliated with the Trustee or any affiliate of the Trustee or its nominee to hold the Trust Estate.

     (f) It understands that substantial risks are involved in an investment in the Residual and that, under certain circumstances, it could fail to recoup its initial investment in the Residual.

     (g) It has read and understood, and is bound by, all the terms and conditions of the Certificates and the Indenture and the obligations of an owner of a Certificate under the Indenture, including, but not limited to, the provisions of the Indenture setting forth limitations on the liability of the Trustee, the Sponsor and the Manager.

     (h) It has discussed with any of its advisors, counsel and accountants that it has deemed appropriate the legal, tax and financial implications of investment in a REMIC residual interest and understands that its taxable income for any accounting period may not correspond to the cash flow, if any, for such period and its decision to invest in the REMIC residual interest evidenced by the Certificates acquired by it is not based upon any representation made to it by the Sponsor other than the statements or representations by the Sponsor in the Indenture.

     (i) It has not relied upon the Sponsor or the Trustee, or upon any information or materials prepared or furnished by the Sponsor or the Trustee, or its agents or counsel, in determining whether its investment in the Certificate is legal for it or an investment which it may make under applicable federal or state laws and regulations.

     (j) It will be, except to the extent specified in the Indenture, severally liable for all fees, expenses, taxes, indemnity payments and other liabilities of the Sponsor and the Trustee, other than the Bonds, to the extent such fees, expenses, taxes, indemnity payment and other liabilities of the Sponsor or the Trustee, as the case may be, are not paid out of the Residual and for all other obligations of an owner of Certificates pursuant to the Indenture.

                                            [NAME OF TRANSFEREE]



                                            By:
                                               ------------------------------

                                    EXHIBIT F

                                 LOAN DOCUMENTS

1. Instrument of Assignment of Payments under Government Contracts from 49C to Trustee.

2. Notice of Assignment of U.S. Government Contract acknowledged by contracting officer.

3.   Lease Status Certificate executed by contracting officer dated March 28,
     1996.

4.   $99,000,000 Promissory Note dated as of March 26, 1996 from 49C to Lender.

5.   $27,087,366.74 Promissory Note dated as of March 26, 1996 from 49C to
     Lender.

6. $9,310,689.07 Promissory Note dated as of March 26, 1996 from DCDC II to Sponsor.

7.   Loan Agreement dated as of March 26, 1996 between the Lender and 49C.

8. Deed of Trust, Security Agreement and Assignment of Rents dated as of March 29, 1996 among 49C, Richard W. Klein, Jr., as trustor, and the Lender, as beneficiary.

9. Assignment of Rents and Leases and Other Income dated as of March 26, 1996 by 49C in favor of the Lender.

10. Acknowledgement, Subordination, Non-Disturbance and Attornment Agreement dated as of March 26, 1996 among United States of America acting by and through the General Services Administration, 49C, the Lender, the Sponsor and the Trustee.

11. Cash Flow Account Security, Pledge and Assignment Agreement dated as of March 26, 1996 between 49C and the Lender.

12. Account Agreement dated as of March 26, 1996 among the Lender, the Borrower and the Trustee relating to the Operating Reserve Account.

13. Income Account Security, Pledge and Assignment Agreement dated as of March 26, 1996, between 49C and the Lender.

14. Account Agreement dated as of March 26, 1996 among the Borrower, the Lender and the Trustee relating to the Income Account.

15. Account Agreement dated as of March 26, 1996 Crestar Bank, N.A., 49C and the Lender relating to the Operating Account.

16. Security Agreement dated as of March 26, 1996 between 49C as debtor and the Lender as secured party.

17. Assignment of Warranties, Management Agreements, Contractors' Agreements and other Contract Rights dated as of March 26, 1996 by 49C in favor of the Lender.

18. Second Deed of Trust, Security Agreement and Assignment of Rents made as of March 26, 1996, among 49C, as trustor, Richard W. Klein, Jr., as trustee, and the Lender, as beneficiary.

19.  UCC-1 Financing Statements

20. Assignment of Collateral and Trust Agreement dated as of March 1, 1996 by and among DCDC II, the Sponsor and the Trustee as collateral agent.

21. Agreement Relating to Refinancing of Existing Indebtedness and Other Matters dated as of March 26, 1996 among the Lender, Parcel 49B Limited Partnership, 49C, Tower Associates, Inc., and Tower Associates II, Inc.

                                    EXHIBIT G

                SCHEDULE OF AMOUNTS TO BE RESERVED AGAINST FUTURE
                             BOND PRINCIPAL PAYMENTS

                                    EXHIBIT H

                    CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                   OR REGISTRATION OF TRANSFER OF BONDS FORM



Re:  BFC Finance Corp.
     REMIC Lease-Backed Bonds
     Series 1996
     Federal Lease-Backed Class B Bonds

     This Certificate relates to $___________________ principal amount of Bonds held in *______________ book-entry or *________________ definitive form by __________________ (the "Transferor").

The Transferor*:

     / / has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Book-Entry Bond held by the Depository a Bond or Bonds in definitive, registered form of authorized denominations in an aggregate principal amount equal to its beneficial interest in such Book-Entry Bond (or the portion thereof indicated above); or

     / / has requested the Trustee by written order to exchange or register the transfer of a Bond or Bonds.

     In connection with such request and in respect of each such Bond, the Transferor does hereby certify that Transferor is familiar with the Indenture relating to the above captioned Bonds and as provided in such Indenture, the transfer of this Bond does not require registration under the Securities Act (as defined below) because:*

     / / Such Bond is being required for the Transferor's own account, without transfer (in satisfaction of Section _____ or Section ______ of the Indenture).

     / / Such Bond is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act")) in reliance on Rule 144A (in satisfaction of Section ______, Section ______ or Section ______ of the Indenture) or pursuant to an exemption from registration in accordance with Rule 904 under the Securities Act (in satisfaction of Section ______ or Section ________ of the Indenture).



_________________
* Check application box.

     / / Such Bond is being transferred in accordance with Rule 144 under the Securities Act, or pursuant to an effective registration statement under the Securities Act (in satisfaction of Section ______ or Section ______ of the Indenture).

     / / Such Bond is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Securities Act, other than Rule 144A, 144 or Rule 904 under the Securities Act. An Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this Certificate (in satisfaction of Section _____ or Section _______ of the Indenture).

                                            [INSERT NAME OF TRANSFEROR]


                                            By:
                                               --------------------------------


Date:
     --------------------------------

















                                       H-2